FILED PURSUANT TO RULE 424(B)(3)

File Number 333-158657

SUNGARD DATA SYSTEMS INC.

SUPPLEMENT NO. 1 TO
MARKET-MAKING PROSPECTUS DATED OCTOBER 20, 2009

THE DATE OF THIS SUPPLEMENT IS NOVEMBER 6, 2009

ON NOVEMBER 6, 2009, SUNGARD DATA SYSTEMS INC. FILED THE ATTACHED
FORM 10-Q FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2009

United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 10-Q

(Mark One)

☑	Quarterly report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
For the quarterly period ended September 30, 2009
OR

☐	Transition report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
For the transition period from                 to
Commission file numbers:

SunGard Capital Corp.	000-53653
SunGard Capital Corp. II	000-53654
SunGard Data Systems Inc.	1-12989

SunGard® Capital Corp.
SunGard® Capital Corp. II
SunGard® Data Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-3059890
Delaware	20-3060101
Delaware	51-0267091
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
680 East Swedesford Road, Wayne, Pennsylvania 19087
(Address of principal executive offices, including zip code)
484-582-2000
(Registrants’ telephone number, including area code)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

SunGard Capital Corp.	Yes ☑ No ☐
SunGard Capital Corp. II	Yes ☑ No ☐
SunGard Data Systems Inc.	Yes ☐ No ☑
Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

SunGard Capital Corp.	Yes ☐ No ☐
SunGard Capital Corp. II	Yes ☐ No ☐
SunGard Data Systems Inc.	Yes ☐ No ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
SunGard Capital Corp.
Large accelerated filer ☐.	Accelerated filer ☐.	Non-accelerated filer ☑. (Do not check if a smaller reporting company)	Smaller reporting company ☐.
SunGard Capital Corp.II
Large accelerated filer ☐.	Accelerated filer ☐.	Non-accelerated filer ☑. (Do not check if a smaller reporting company)	Smaller reporting company ☐.
SunGard Data Systems Inc.
Large accelerated filer ☐.	Accelerated filer ☐.	Non-accelerated filer ☑. (Do not check if a smaller reporting company)	Smaller reporting company ☐.
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

SunGard Capital Corp.	Yes ☐ No ☑
SunGard Capital Corp. II	Yes ☐ No ☑
SunGard Data Systems Inc.	Yes ☐ No ☑
The number of shares of the registrant’s common stock outstanding as of September 30, 2009:

SunGard Capital Corp.	254,801,732 shares of Class A common stock and 28,311,258 shares of Class L common stock
SunGard Capital Corp. II	100 shares of common stock (100% owned by SunGard Capital Corp.)
SunGard Data Systems Inc.	100 shares of common stock

SunGard Capital Corp.
SunGard Capital Corp. II
SunGard Data Systems Inc.
And Subsidiaries

Part I. FINANCIAL INFORMATION
Explanatory Note
This Form 10-Q is a combined quarterly report being filed separately by three registrants: SunGard Capital Corp. (“SCC”), SunGard Capital Corp. II (“SCCII”) and SunGard Data Systems Inc. (“SunGard”). SCC and SCC II are collectively referred to as the “Parent Companies”. Unless the context indicates otherwise, any reference in this report to the “Company,” “we,” “us” and “our” refer to the Parent Companies together with their direct and indirect subsidiaries, including SunGard. Each registrant hereto is filing on its own behalf all of the information contained in this quarterly report that relates to such registrant. Each registrant hereto is not filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 1. Financial Statements
SunGard Capital Corp.
Consolidated Balance Sheets
(In millions except share and per-share amounts)
(Unaudited)

	December 31,	September 30,
	2008	2009

Assets
Current:
Cash and cash equivalents	$975	$479
Trade receivables, less allowance for doubtful accounts of $15 and $69	701	855
Earned but unbilled receivables	81	188
Prepaid expenses and other current assets	122	148
Clearing broker assets	309	376
Retained interest in accounts receivable sold	285	—
Deferred income taxes	22	8

Total current assets	2,495	2,054

Property and equipment, less accumulated depreciation of $689 and $887	898	932
Software products, less accumulated amortization of $793 and $1,021	1,159	1,080
Customer base, less accumulated amortization of $668 and $885	2,616	2,361
Other tangible and intangible assets, less accumulated amortization of $29 and $24	207	205
Trade name	1,075	1,026
Goodwill	7,328	7,434

Total Assets	$15,778	$15,092

Liabilities and Equity
Current:
Short-term and current portion of long-term debt	$322	$57
Accounts payable	87	96
Accrued compensation and benefits	314	262
Accrued interest expense	159	94
Other accrued expenses	409	389
Clearing broker liabilities	310	358
Deferred revenue	977	972

Total current liabilities	2,578	2,228

Long-term debt	8,553	8,287
Deferred income taxes	1,595	1,487

Total liabilities	12,726	12,002

Commitments and contingencies

Noncontrolling interest in preferred stock of SCCII (held by management subject to a put option for death or disability)	60	47
Class L common stock held by management subject to a put option for death or disability	111	85
Class A common stock held by management subject to a put option for death or disability	12	10
Stockholders’ equity:
Class L common stock, convertible, par value $.001 per share; cumulative 13.5% per annum, compounded quarterly; aggregate liquidation preference of $3,612 million and $4,005 million; 50,000,000 shares authorized, 28,472,965 and 28,552,325 shares issued	—	—
Class A common stock, par value $.001 per share; 550,000,000 shares authorized, 256,260,680 and 256,975,139 shares issued	—	—

Capital in excess of par value	2,613	2,670

Treasury stock, 208,071 and 241,067 shares of Class L common stock; and 1,873,932 and 2,173,407 shares of Class A common stock	(24)	(27)
Accumulated deficit	(912)	(1,125)
Accumulated other comprehensive loss	(219)	(118)

Total SunGard Capital Corp. stockholders’ equity	1,458	1,400

Noncontrolling interest in preferred stock of SCCII	1,411	1,548

Total equity	2,869	2,948

Total Liabilities and Equity	$15,778	$15,092

The accompanying notes are an integral part of these consolidated financial statements.

SunGard Capital Corp.
Consolidated Statements of Operations
(In millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Revenue:
Services	$1,267	$1,198	$3,679	$3,687
License and resale fees	78	93	235	236

Total products and services	1,345	1,291	3,914	3,923
Reimbursed expenses	49	46	139	118

	1,394	1,337	4,053	4,041

Costs and expenses:
Cost of sales and direct operating	728	642	2,024	2,038
Sales, marketing and administration	245	262	815	792
Product development	84	77	241	225
Depreciation and amortization	70	74	207	215
Amortization of acquisition-related intangible assets	131	150	361	404
Merger costs	—	—	—	1

	1,258	1,205	3,648	3,675

Income from operations	136	132	405	366
Interest income	4	5	13	6
Interest expense and amortization of deferred financing fees	(142)	(165)	(433)	(471)
Other income (expense)	(24)	(15)	(49)	6

Loss before income taxes	(26)	(43)	(64)	(93)
Benefit from (provision for) income taxes	(7)	3	11	12

Net loss	(33)	(40)	(53)	(81)
Income attributable to the noncontrolling interest	(39)	(46)	(117)	(132)

Net loss attributable to SunGard Capital Corp	$(72)	$(86)	$(170)	$(213)

The accompanying notes are an integral part of these consolidated financial statements.

SunGard Capital Corp.
Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2008	2009
Cash flow from operations:
Net loss	$(53)	$(81)
Reconciliation of net loss to cash flow provided by operations:
Depreciation and amortization	568	619
Deferred income tax benefit	(91)	(82)
Stock compensation expense	21	22
Amortization of deferred financing costs and debt discount	27	31
Other noncash items	18	(7)
Accounts receivable and other current assets	46	20
Accounts payable and accrued expenses	(179)	(138)
Clearing broker assets and liabilities, net	31	(19)
Deferred revenue	—	(1)

Cash flow provided by operations	388	364

Investment activities:
Cash paid for acquired businesses, net of cash acquired	(174)	(12)
Cash paid for property and equipment and software	(280)	(255)
Other investing activities	2	3

Cash used in investment activities	(452)	(264)

Financing activities:
Cash received from issuance of common stock	3	1
Cash received from issuance of preferred stock	1	1
Cash received from borrowings, net of fees	1,326	211
Cash used to repay debt	(75)	(814)
Cash used to purchase treasury stock	(13)	(4)
Other financing activities	(5)	(3)

Cash provided by (used in) financing activities	1,237	(608)

Effect of exchange rate changes on cash	(12)	12

Increase (decrease) in cash and cash equivalents	1,161	(496)
Beginning cash and cash equivalents	427	975

Ending cash and cash equivalents	$1,588	$479

Supplemental information:
Acquired businesses:
Property and equipment	$6	$—
Software products	61	8
Customer base	85	4
Goodwill	106	4
Other tangible and intangible assets	1	—
Deferred income taxes	(33)	(1)
Purchase price obligations and debt assumed	(19)	(1)
Net current liabilities assumed	(33)	(2)

Cash paid for acquired businesses, net of cash acquired of $24 and $1, respectively	$174	$12

The accompanying notes are an integral part of these consolidated financial statements.

SunGard Capital Corp. II
Consolidated Balance Sheets
(In millions except share and per-share amounts)
(Unaudited)

	December 31,	September 30,
	2008	2009

Assets
Current:
Cash and cash equivalents	$975	$479
Trade receivables, less allowance for doubtful accounts of $15 and $69	701	855
Earned but unbilled receivables	81	188
Prepaid expenses and other current assets	122	148
Clearing broker assets	309	376
Retained interest in accounts receivable sold	285	—
Deferred income taxes	22	8

Total current assets	2,495	2,054

Property and equipment, less accumulated depreciation of $689 and $887	898	932
Software products, less accumulated amortization of $793 and $1,021	1,159	1,080
Customer base, less accumulated amortization of $668 and $885	2,616	2,361
Other tangible and intangible assets, less accumulated amortization of $29 and $24	207	205
Trade name	1,075	1,026
Goodwill	7,328	7,434

Total Assets	$15,778	$15,092

Liabilities and Stockholders’ Equity
Current:
Short-term and current portion of long-term debt	$322	$57
Accounts payable	87	96
Accrued compensation and benefits	314	262
Accrued interest expense	159	94
Other accrued expenses	399	390
Clearing broker liabilities	310	358
Deferred revenue	977	972

Total current liabilities	2,568	2,229

Long-term debt	8,553	8,287
Deferred income taxes	1,595	1,486

Total liabilities	12,716	12,002

Commitments and contingencies

Preferred stock held by management subject to a put option for death or disability	51	36

Stockholders’ equity:
Preferred stock, par value $.001 per share; cumulative 11.5% per annum, compounded quarterly; aggregate liquidation preference of $1,444 million and $1,578 million; 14,999,000 shares authorized, 9,856,052 and 9,883,531 issued	—	—
Common stock, par value $.001 per share; 1,000 shares authorized, 100 shares issued and oustanding	—	—
Capital in excess of par value	3,687	3,712
Treasury stock, 72,039 and 83,464 shares	(8)	(10)
Accumulated deficit	(449)	(530)
Accumulated other comprehensive loss	(219)	(118)

Total stockholders’ equity	3,011	3,054

Total Liabilities and Stockholders’ Equity	$15,778	$15,092

The accompanying notes are an integral part of these consolidated financial statements.

SunGard Capital Corp. II
Consolidated Statements of Operations
(In millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Revenue:
Services	$1,267	$1,198	$3,679	$3,687
License and resale fees	78	93	235	236

Total products and services	1,345	1,291	3,914	3,923
Reimbursed expenses	49	46	139	118

	1,394	1,337	4,053	4,041

Costs and expenses:
Cost of sales and direct operating	728	642	2,024	2,038
Sales, marketing and administration	245	262	815	792
Product development	84	77	241	225
Depreciation and amortization	70	74	207	215
Amortization of acquisition-related intangible assets	131	150	361	404
Merger costs	—	—	—	1

	1,258	1,205	3,648	3,675

Income from operations	136	132	405	366
Interest income	4	5	13	6
Interest expense and amortization of deferred financing fees	(142)	(165)	(433)	(471)
Other income (expense)	(24)	(15)	(49)	6

Loss before income taxes	(26)	(43)	(64)	(93)
Benefit from (provision for) income taxes	(9)	3	9	12

Net loss	$(35)	$(40)	$(55)	$(81)

The accompanying notes are an integral part of these consolidated financial statements.

SunGard Capital Corp. II
Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2008	2009
Cash flow from operations:
Net loss	$(55)	$(81)
Reconciliation of net loss to cash flow provided by operations:
Depreciation and amortization	568	619
Deferred income tax benefit	(91)	(82)
Stock compensation expense	21	22
Amortization of deferred financing costs and debt discount	27	31
Other noncash items	18	(7)
Accounts receivable and other current assets	44	20
Accounts payable and accrued expenses	(174)	(138)
Clearing broker assets and liabilities, net	31	(19)
Deferred revenue	—	(1)

Cash flow provided by operations	389	364

Investment activities:
Cash paid for acquired businesses, net of cash acquired	(174)	(12)
Cash paid for property and equipment and software	(280)	(255)
Other investing activities	2	3

Cash used in investment activities	(452)	(264)

Financing activities:
Cash received from issuance of preferred stock	1	1
Cash received from borrowings, net of fees	1,326	211
Cash used to repay debt	(75)	(814)
Cash used to purchase treasury stock	(3)	(1)
Other financing activities	(13)	(5)

Cash provided by (used in) financing activities	1,236	(608)

Effect of exchange rate changes on cash	(12)	12

Increase (decrease) in cash and cash equivalents	1,161	(496)
Beginning cash and cash equivalents	427	975

Ending cash and cash equivalents	$1,588	$479

Supplemental information:
Acquired businesses:
Property and equipment	$6	$—
Software products	61	8
Customer base	85	4
Goodwill	106	4
Other tangible and intangible assets	1	—
Deferred income taxes	(33)	(1)
Purchase price obligations and debt assumed	(19)	(1)
Net current liabilities assumed	(33)	(2)

Cash paid for acquired businesses, net of cash acquired of $24 and $1, respectively	$174	$12

The accompanying notes are an integral part of these consolidated financial statements.

SunGard Data Systems Inc.
Consolidated Balance Sheets
(In millions except share and per-share amounts)
(Unaudited)

	December 31,	September 30,
	2008	2009

Assets
Current:
Cash and cash equivalents	$975	$479
Trade receivables, less allowance for doubtful accounts of $15 and $69	701	855
Earned but unbilled receivables	81	188
Prepaid expenses and other current assets	122	148
Clearing broker assets	309	376
Retained interest in accounts receivable sold	285	—
Deferred income taxes	22	8

Total current assets	2,495	2,054

Property and equipment, less accumulated depreciation of $689 and $887	898	932
Software products, less accumulated amortization of $793 and $1,021	1,159	1,080
Customer base, less accumulated amortization of $668 and $885	2,616	2,361
Other tangible and intangible assets, less accumulated amortization of $29 and $24	207	205
Trade name	1,075	1,026
Goodwill	7,328	7,434

Total Assets	$15,778	$15,092

Liabilities and Stockholder’s Equity
Current:
Short-term and current portion of long-term debt	$322	$57
Accounts payable	87	96
Accrued compensation and benefits	314	262
Accrued interest expense	159	94
Other accrued expenses	401	391
Clearing broker liabilities	310	358
Deferred revenue	977	972

Total current liabilities	2,570	2,230

Long-term debt	8,553	8,287
Deferred income taxes	1,592	1,482

Total liabilities	12,715	11,999

Commitments and contingencies

Stockholder’s equity:
Common stock, par value $.01 per share; 100 shares authorized, issued and oustanding	—	—
Capital in excess of par value	3,731	3,741
Accumulated deficit	(449)	(530)
Accumulated other comprehensive loss	(219)	(118)

Total stockholder’s equity	3,063	3,093

Total Liabilities and Stockholder’s Equity	$15,778	$15,092

The accompanying notes are an integral part of these consolidated financial statements.

SunGard Data Systems Inc.
Consolidated Statements of Operations
(In millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Revenue:
Services	$1,267	$1,198	$3,679	$3,687
License and resale fees	78	93	235	236

Total products and services	1,345	1,291	3,914	3,923
Reimbursed expenses	49	46	139	118

	1,394	1,337	4,053	4,041

Costs and expenses:
Cost of sales and direct operating	728	642	2,024	2,038
Sales, marketing and administration	245	262	815	792
Product development	84	77	241	225
Depreciation and amortization	70	74	207	215
Amortization of acquisition-related intangible assets	131	150	361	404
Merger costs	—	—	—	1

	1,258	1,205	3,648	3,675

Income from operations	136	132	405	366
Interest income	4	5	13	6
Interest expense and amortization of deferred financing fees	(142)	(165)	(433)	(471)
Other income (expense)	(24)	(15)	(49)	6

Income (loss) before income taxes	(26)	(43)	(64)	(93)
Benefit from (provision for) income taxes	(9)	3	9	12

Net income (loss)	$(35)	$(40)	$(55)	$(81)

The accompanying notes are an integral part of these consolidated financial statements.

SunGard Data Systems Inc.
Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Nine Months Ended
	September 30,
	2008	2009
Cash flow from operations:
Net loss	$(55)	$(81)
Reconciliation of net loss to cash flow provided by operations:
Depreciation and amortization	568	619
Deferred income tax benefit	(91)	(83)
Stock compensation expense	21	22
Amortization of deferred financing costs and debt discount	27	31
Other noncash items	18	(7)
Accounts receivable and other current assets	44	20
Accounts payable and accrued expenses	(174)	(137)
Clearing broker assets and liabilities, net	31	(19)
Deferred revenue	—	(1)

Cash flow provided by operations	389	364

Investment activities:
Cash paid for acquired businesses, net of cash acquired	(174)	(12)
Cash paid for property and equipment and software	(280)	(255)
Other investing activities	2	3

Cash used in investment activities	(452)	(264)

Financing activities:
Cash received from borrowings, net of fees	1,326	211
Cash used to repay debt	(75)	(814)
Other financing activities	(15)	(5)

Cash provided by (used in) financing activities	1,236	(608)

Effect of exchange rate changes on cash	(12)	12

Increase (decrease) in cash and cash equivalents	1,161	(496)
Beginning cash and cash equivalents	427	975

Ending cash and cash equivalents	$1,588	$479

Supplemental information:
Acquired businesses:
Property and equipment	$6	$—
Software products	61	8
Customer base	85	4
Goodwill	106	4
Other tangible and intangible assets	1	—
Deferred income taxes	(33)	(1)
Purchase price obligations and debt assumed	(19)	(1)
Net current liabilities assumed	(33)	(2)

Cash paid for acquired businesses, net of cash acquired of $24 and $1, respectively	$174	$12

The accompanying notes are an integral part of these consolidated financial statements.

SUNGARD CAPITAL CORP.
SUNGARD CAPITAL CORP. II
SUNGARD DATA SYSTEMS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
1. Basis of Presentation:
SunGard Data Systems Inc. (“SunGard”) was acquired on August 11, 2005 (the “Transaction”) by a consortium of private equity investment funds associated with Bain Capital Partners, The Blackstone Group, Goldman Sachs & Co., Kohlberg Kravis Roberts & Co., Providence Equity Partners, Silver Lake and TPG (collectively, the “Sponsors”).
SunGard is a wholly owned subsidiary of SunGard Holdco LLC, which is wholly owned by SunGard Holding Corp., which is wholly owned by SunGard Capital Corp. II (“SCCII”), which is a subsidiary of SunGard Capital Corp. (“SCC”). All of these companies were formed for the purpose of facilitating the Transaction and are collectively referred to as the “Holding Companies.” SCC, SCCII and SunGard are separate reporting companies and, together with their direct and indirect subsidiaries, are collectively referred to as the “Company”. These notes to consolidated financial statements apply to SCC, SCCII and SunGard unless otherwise noted.
The Company has four reportable segments: Financial Systems (“FS”), Higher Education (“HE”), Public Sector (“PS”) and Availability Services (“AS”). The Company’s Software & Processing Solutions business is comprised of the FS, HE and PS segments. The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated.
The accompanying interim consolidated financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), consistent in all material respects with those applied in the Form 10-12G/A for SCC and SCCII and SunGard’s Annual Report on Form 10-K for the year ended December 31, 2008. Interim financial reporting does not include all of the information and footnotes required by GAAP for annual financial statements. The interim financial information is unaudited, but, in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments necessary to provide a fair statement of results for the interim periods presented. Operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the year ending December 31, 2009.
Subsequent events have been evaluated through November 5, 2009.
The three- and nine-month periods ended September 30, 2009 include a $12 million favorable out-of-period adjustment to benefit from income taxes primarily related to our utilization of foreign tax credit carryforwards from a prior year. The impact of the adjustment is not material to the prior period financial statements and, as such, is being corrected in the current period.
Recent Accounting Pronouncements
The Financial Accounting Standard Board issued new revenue recognition guidance for arrangements with multiple deliverables. The new guidance modifies the fair value requirements for revenue recognition by providing “best estimate of selling price” in addition to vendor specific objective evidence, or “VSOE”, and vendor objective evidence, now referred to as third-party evidence, or “TPE”, for determining the selling price of a deliverable. Since the Company will be able to use an estimate of the selling price for the deliverables in an arrangement, all deliverables will be separate units of accounting, provided (a) a delivered item has value to the customer on a standalone basis, and (b) if the arrangement includes a general right of return relative to the delivered item, delivery or performance of the undelivered item is considered probable and substantially in the control of the Company. As a result of the requirement to use the best estimate of the selling price when VSOE or TPE of the selling price cannot be determined, the residual method is no longer permitted. The Company is currently evaluating the impact of this revenue guidance, but would not expect the guidance to have a material impact on the consolidated financial statements.

2. Goodwill:
The following table summarizes changes in goodwill by segment (in millions):

	Gross Goodwill					Goodwill Impairment
	FS	HE	PS	AS	Total	PS	Total

Balance at December 31, 2008	$3,431	$965	$813	$2,247	$7,456	$(128)	$(128)
2009 acquisitions	2	—	—	—	2	—	—
Adjustments related to prior year acquisitions and the Transaction	45	(1)	(1)	(11)	32	—	—
Effect of foreign currency translation	38	—	7	27	72	—	—

Balance at September 30, 2009	$3,516	$964	$819	$2,263	$7,562	$(128)	$(128)

Effective January 1, 2009, the Company shortened the remaining useful lives of certain intangible assets to reflect revisions to estimated customer attrition rates. The impact of this revision was an increase in amortization of acquisition-related intangible assets of $9 million and $27 million in the three and nine months ended September 30, 2009, respectively, and estimated to be approximately $36 million on an annual basis.
Generally accepted accounting principles require the Company to perform an impairment test at least annually. This is a two step test. In step one the estimated fair value of the reporting unit is compared to its carrying value. Only if there is a deficiency (the estimated fair value is less than the carrying value) is step two required. In Step two the actual amount of the goodwill impairment is calculated by comparing the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. The implied fair value is determined in the same manner as the amount of goodwill recognized in a business combination.
The Company completed step one of its annual goodwill impairment test as of July 1 for its reporting units. For each reporting unit, the fair value of the reporting unit exceeded its carrying value and, therefore, step two was not required. However there were two reporting units where the excess of estimated fair value over the carrying value of the reporting unit was 8%. The goodwill associated with these two reporting units totals $2.1 billion at September 30, 2009.
Estimating the fair value of a reporting unit requires various assumptions including the use of projections of future cash flows and discount rates that reflect the risks associated with achieving those cash flows. The assumptions about future cash flows and growth rates are based on management’s assessment of a number of factors including the reporting unit’s recent performance against budget as well as performance in the market that the reporting unit serves. Discount rate assumptions are based on an assessment of the risk inherent in those future cash flows. Changes to the underlying businesses could affect the future cash flows, which in turn could affect the fair value of the reporting unit. A one percentage point decrease in the perpetual growth rate or a one percentage point increase in the discount rate would cause these two reporting units to fail the step one test and require a step two analysis, and some or all of this goodwill could be impaired.
3. Clearing Broker Assets and Liabilities:
Clearing broker assets and liabilities are comprised of the following (in millions):

	December 31,	September 30,
	2008	2009

Segregated customer cash and treasury bills	$148	$157
Securities owned	44	51
Securities borrowed	87	146
Receivables from customers and other	30	22

Clearing broker assets	$309	$376

Payables to customers	$191	$184
Securities loaned	47	107
Customer securities sold short, not yet purchased	3	22
Payable to brokers and dealers	69	45

Clearing broker liabilities	$310	$358

Segregated customer cash and treasury bills are held by the Company on behalf of customers. Clearing broker securities consist of trading and investment securities at fair market values, which are based on quoted market rates. Securities borrowed and loaned are collateralized financing transactions which are cash deposits made to or received from other broker/dealers. Receivables from and payables to customers represent amounts due or payable on cash and margin transactions.
4. Debt and derivatives:
Receivables facility
In March 2009, SunGard entered into a syndicated three-year receivables facility. At September 30, 2009, $259 million was drawn. It may be repaid at any time at SunGard’s option and is therefore accounted for as an on-balance sheet secured borrowing. At September 30, 2009, $722 million of accounts receivable secure the borrowings under the receivables facility.

Under the receivables facility, SunGard is generally required to pay interest on the amount of each advance at the one month LIBOR rate (with a floor of 3%) plus 4.50% per annum. The facility is subject to a fee on the unused portion of 1.00% per annum. The receivables facility contains certain covenants, and SunGard is required to satisfy and maintain specified facility performance ratios, financial ratios and other financial condition tests.
Credit facility
In June 2009, SunGard amended its existing Credit Agreement (“Amended Credit Agreement”) to (a) extend the maturity date of $2.5 billion of its dollar-denominated term loans, £40 million of pound sterling-denominated term loans, and €120 million of Euro-denominated term loans from February 2014 to February 2016, (b) reduce existing revolving credit commitments to $829 million and extend the termination date of $580 million of those commitments to May 2013, and (c) amend certain other provisions including those related to negative and financial covenants.
As of September 30, 2009, the interest rate for the extended term loans, after adjusting for interest rate swaps, was 4.10% and for the unextended term loans, after adjusting for interest rate swaps, was 2.02%. The commitment fee on the daily unused portion of the 2013 and 2011 revolving credit commitments was 0.75% and 0.50%, respectively.
Derivatives
In early 2009, the Company entered into three-year interest rate swaps that expire in February 2012 for an aggregate notional amount of $1.2 billion under which SunGard pays a stream of fixed interest payments (at 1.78%) for the term of the swap, and in turn, receives variable interest payments based on LIBOR.
The Company uses interest rate swap agreements to manage the amount of its floating rate debt in order to reduce its exposure to variable rate interest payments associated with the senior secured credit facilities. Each of these swap agreements is designated as a cash flow hedge. The Company pays a stream of fixed interest payments for the term of the swap, and in turn, receives variable interest payments based on LIBOR. The net receipt or payment from the interest rate swap agreements is included in interest expense. The Company does not enter into interest rate swaps for speculative or trading purposes. A summary of the Company’s interest rate swaps follows:

		Notional
		Amount (in	Interest rate	Interest rate
Inception	Maturity	millions)	paid	received

February 2006	February 2011	$800	5.00%	LIBOR
January 2008	February 2011	$750	3.17%	LIBOR
February 2008	February 2010	$750	2.71%	LIBOR
January/February 2009	February 2012	$1,200	1.78%	LIBOR

Total / Weighted Average interest rate		$3,500	3.01%

The fair values of interest rate swaps designated as cash flow hedging instruments, included in other accrued expenses on the consolidated balance sheets, is $98 million and $85 million as of December 31, 2008 and September 30, 2009, respectively.
The table below summarizes the impact of the effective portion of interest rate swaps on the balance sheets and statements of operations for the three and nine months ended September 30, 2008 and 2009 (in millions):

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2009	2008	2009	Classification
Gain (loss) recognized in Accumulated Other Comprehensive Loss (OCI)	$(3)	$(4)	$6	$8	OCI
Loss reclassified from accumulated OCI into income	(9)	(22)	(21)	(56)	Interest expense and amortization of deferred financing costs
The Company has no ineffectiveness related to its swap agreements.
The Company expects to reclassify in the next twelve months approximately $93 million from accumulated other comprehensive income into earnings related to the Company’s interest rate swaps based on the borrowing rates at September 30, 2009.

5. Fair Value Measurements:
The following table summarizes assets and liabilities measured at fair value on a recurring basis at September 30, 2009 (in millions):

	Fair Value Measures Using
	Level 1	Level 2	Level 3	Total
Assets
Clearing broker assets — securities owned	$51	$—	$—	$51

Liabilities
Clearing broker liabilities — customer securities sold short, not yet purchased	$22	$—	$—	$22
Interest rate swap agreements	—	85	—	85

	$22	$85	$—	$107

A Level 1 fair value measure is based upon quoted prices in active markets for identical assets or liabilities. A Level 2 fair value measure is based upon quoted prices for similar assets and liabilities in active markets or inputs that are observable. A Level 3 fair value measure is based upon inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).
Clearing broker assets and liabilities — securities owned and customer securities sold short, not yet purchased are recorded at closing exchange-quoted prices. Fair values of the interest rate swap agreements are calculated using a discounted cash flow model using observable applicable market swap rates and assumptions and are compared to market valuations obtained from brokers. During January 2009, the fair value of retained interest in accounts receivable sold (a Level 3 measurement) decreased to zero due to the termination of the Company’s off-balance sheet accounts receivable securitization program.
During the third quarter of 2009, the Company recorded impairment charges of its FS customer base and software assets of $16 million and $10 million, respectively. These non-recurring fair value measures are classified as Level 3 in the fair value hierarchy and were valued using discounted cash flow models. The valuation inputs included estimates of future cash flows, expectations about possible variations in the amount and timing of cash flows and discount rates based on the risk-adjusted cost of capital.
The following table presents the carrying amount and estimated fair value of the Company’s debt, including current portion, as of September 30, 2009 (in millions):

	Carrying	Fair
	Value	Value

Floating rate debt	$4,991	$4,839
Fixed rate debt	3,352	3,402
The fair value of the Company’s floating rate and fixed rate long-term debt is primarily based on market rates.
6. Comprehensive Income (Loss):
Comprehensive income consists of net income (loss) adjusted for other increases and decreases affecting stockholder’s equity that are excluded from the determination of net income (loss). The calculation of comprehensive income follows (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Net loss	$(35)	$(40)	$(55)	$(81)
Foreign currency translation gains (losses)	(121)	33	(101)	93
Unrealized gains (losses) on derivative instruments	(3)	(4)	6	8

Comprehensive income (loss)	$(159)	$(11)	$(150)	$20

7. Equity:
A rollforward of SCC’s equity follows:

	SunGard Capital	Noncontrolling
	Corp. Shareholders	interest	Total

Balance at December 31, 2008	$1,458	$1,411	$2,869
Net income	(213)	131	(82)
Stock compensation expense	22	—	22
Expiration of put options due to employee terminations and other	32	6	38
Foreign currency translation	93	—	93
Net unrealized gain (loss) on derivative instruments	8	—	8

Balance at September 30, 2009	$1,400	$1,548	$2,948

During the third quarter of 2009, the Company amended the terms of unvested performance awards granted prior to 2009 by (i) reducing performance targets for 2009 and 2010, (ii) reducing the number of shares that vest at the reduced targets, (iii) delayed vesting of earned shares, and, (iv) in the case of restricted stock units, increasing the length of time for distribution of vested awards. All performance award holders with the exception of executive management participated in the amendments. All amended equity awards were revalued at the modification date at the respective current fair value. There was no expense recognized in the quarter as a result of the modification.

8. Segment Information:
The Company has four reportable segments: FS, HE and PS, which together form the Company’s Software & Processing Solutions business, and AS. The Company evaluates the performance of its segments based on operating results before interest, income taxes, amortization of acquisition-related intangible assets, stock compensation and certain other costs. The operating results apply to each of SCC, SCCII and SunGard unless otherwise noted. The operating results for each segment follow (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Revenue:
Financial systems	$774	$724	$2,171	$2,232
Higher education	128	125	400	389
Public Sector	94	103	307	289

Software & processing solutions	996	952	2,878	2,910
Availability services	398	385	1,175	1,131

	$1,394	$1,337	$4,053	$4,041

Depreciation and amortization:
Financial systems	$16	$20	$50	$58
Higher education	3	3	8	10
Public sector	3	2	7	6

Software & processing solutions	22	25	65	74
Availability services	48	49	142	141
Corporate administration	—	—	—	—

	$70	$74	$207	$215

Income (loss) from operations:
Financial systems	$138	$157	$388	$414
Higher education	31	33	91	95
Public sector	16	19	55	55

Software & processing solutions	185	209	534	564
Availability services	114	103	326	291
Corporate and other items (1)	(163)	(180)	(455)	(488)
Merger costs	—	—	—	(1)

	$136	$132	$405	$366

Cash paid for property and equipment and software:
Financial systems	$24	$16	$63	$60
Higher education	5	2	21	6
Public sector	2	4	6	10

Software & processing solutions	31	22	90	76
Availability services	60	66	190	179
Corporate administration	—	—	—	—

	$91	$88	$280	$255

(1)	Includes corporate administrative expenses, stock compensation expense, management fees paid to the Sponsors, other items and amortization of acquisition-related intangible assets of $131 million and $150 million for the three month periods ended September 30, 2008 and 2009, respectively, and $361 million and $404 million for the nine month periods ended September 30, 2008 and 2009, respectively.

Amortization of acquisition-related intangible assets by segment follows (in millions):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2008		2009		2008		2009
Amortization of acquisition-related intangible assets:
Financial systems	$73	(1)	$91	(1)	$200	(1)	$227	(1)
Higher education	8		8		26		25
Public sector	15	(1)	8	(1)	36	(1)	23	(1)

Software & processing solutions	96		107		262		275
Availability services	34		42		96		127
Corporate administration	1		1		3		2

	$131		$150		$361		$404

(1)	2008 includes approximately $11 million and $4 million of impairment charges related to customer base and software for subsidiaries in the FS and PS segments, respectively. 2009 includes approximately $16 million and $10 million of impairment charges related to customer base and software, respectively, for subsidiaries in the FS segment.
The FS Segment is organized to align with customer-facing business areas. FS revenue by these business areas follows (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2009	2008	2009
Trading Systems	$239	$161	$557	$610
Wealth Management	127	112	399	321
Brokerage & Clearance	61	68	196	207
Global Trading	—	72	—	195
Capital Markets	72	68	242	192
Institutional Asset Management	60	53	172	151
Corporations	51	45	140	134
Banks	43	38	121	107
All other	121	107	344	315

Total Financial Systems	$774	$724	$2,171	$2,232

9. Related Party Transactions:
In accordance with the Management Agreement between the Company and affiliates of the Sponsors, the Company recorded $4 million of management fees in sales, marketing and administration expenses during each of the three months ended September 30, 2008 and 2009. In the nine month periods ended September 30, 2008 and 2009, the Company recorded $14 million and $11 million, respectively, of management fees in sales, marketing and administration expenses. At December 31, 2008 and September 30, 2009, $10 million and $4 million, respectively, was included in other accrued expenses.
Certain of the Company’s Sponsors and/or their affiliates were paid approximately $2 million for customary fees and expenses in connection with the Amended Credit Agreement.
10. Supplemental Guarantor Condensed Consolidating Financial Statements:
SunGard’s senior notes are jointly and severally, fully and unconditionally guaranteed on a senior unsecured basis and the senior subordinated notes are jointly and severally, fully and unconditionally guaranteed on an unsecured senior subordinated basis, in each case, subject to certain exceptions, by substantially all wholly owned, domestic subsidiaries of SunGard (collectively, the “Guarantors”). Each of the Guarantors is 100% owned, directly or indirectly, by SunGard. None of the other subsidiaries of SunGard, either direct or indirect, nor any of the Holding Companies guarantee the senior notes and senior subordinated notes (“Non-Guarantors”). The Guarantors also unconditionally guarantee the senior secured credit facilities.

The following tables present the financial position, results of operations and cash flows of SunGard (referred to as “Parent Company” for purposes of this note only), the Guarantor subsidiaries, the Non-Guarantor subsidiaries and Eliminations as of December 31, 2008 and September 30, 2009, and for the three- and nine-month periods ended September 30, 2008 and 2009 to arrive at the information for SunGard on a consolidated basis. SCC and SCCII are neither parties nor guarantors to the debt issued as described in the notes to consolidated financial statements included in the Form 10-12G/A for SCC and SCCII filed in June 2009 or the Form 10-K for SunGard filed in March 2009.

	Supplemental Condensed Consolidating Balance Sheet
	December 31, 2008
	Parent	Guarantor	Non-Guarantor
(in millions)	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Assets
Current:
Cash and cash equivalents	$511	$16	$448	$—	$975
Intercompany balances	(5,192)	5,268	(76)	—	—
Trade receivables, net	(1)	406	377	—	782
Prepaid expenses, taxes and other current assets	1,680	75	660	(1,677)	738

Total current assets	(3,002)	5,765	1,409	(1,677)	2,495
Property and equipment, net	1	619	278	—	898
Intangible assets, net	178	4,106	773	—	5,057
Intercompany balances	967	(720)	(247)	—	—
Goodwill	—	6,146	1,182	—	7,328
Investment in subsidiaries	13,686	2,298	—	(15,984)	—

Total Assets	$11,830	$18,214	$3,395	$(17,661)	$15,778

Liabilities and Stockholder’s Equity
Current:
Short-term and current portion of long-term debt	$295	$9	$18	$—	$322
Accounts payable and other current liabilities	319	2,611	995	(1,677)	2,248

Total current liabilities	614	2,620	1,013	(1,677)	2,570
Long-term debt	8,227	9	317	—	8,553
Intercompany debt	(8)	416	(162)	(246)	—
Deferred income taxes	(66)	1,483	175	—	1,592

Total liabilities	8,767	4,528	1,343	(1,923)	12,715

Total stockholder’s equity	3,063	13,686	2,052	(15,738)	3,063

Total Liabilities and Stockholder’s Equity	$11,830	$18,214	$3,395	$(17,661)	$15,778

	Supplemental Condensed Consolidating Balance Sheet
	September 30, 2009
	Parent	Guarantor	Non-Guarantor
(in millions)	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Assets
Current:
Cash and cash equivalents	$7	$(9)	$481	$—	$479
Intercompany balances	(6,352)	5,549	803	—	—
Trade receivables, net	—	738	305	—	1,043
Prepaid expenses, taxes and other current assets	1,783	76	516	(1,843)	532

Total current assets	(4,562)	6,354	2,105	(1,843)	2,054
Property and equipment, net	1	614	317	—	932
Intangible assets, net	173	3,849	650	—	4,672
Intercompany balances	980	(721)	(259)	—	—
Goodwill	—	6,130	1,304	—	7,434
Investment in subsidiaries	14,500	2,663	—	(17,163)	—

Total Assets	$11,092	$18,889	$4,117	$(19,006)	$15,092

Liabilities and Stockholder’s Equity
Current:
Short-term and current portion of long-term debt	$45	$6	$6	$—	$57
Accounts payable and other current liabilities	230	2,731	1,055	(1,843)	2,173

Total current liabilities	275	2,737	1,061	(1,843)	2,230
Long-term debt	7,697	5	585	—	8,287
Intercompany debt	84	252	(161)	(175)	—
Deferred income taxes	(57)	1,395	144	—	1,482

Total liabilities	7,999	4,389	1,629	(2,018)	11,999

Total stockholder’s equity	3,093	14,500	2,488	(16,988)	3,093

Total Liabilities and Stockholder’s Equity	$11,092	$18,889	$4,117	$(19,006)	$15,092

	Supplemental Condensed Consolidating Schedule of Operations
	Three Months Ended September 30, 2008
	Parent	Guarantor	Non-Guarantor
(in millions)	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Total revenue	$—	$830	$550	$14	$1,394

Costs and expenses:
Cost of sales and direct operating	—	343	371	14	728
Sales, marketing and administration	20	144	81	—	245
Product development	—	45	39	—	84
Depreciation and amortization	—	51	19	—	70
Amortization of acquisition-related intangible assets	1	92	38	—	131

Merger costs	—	—	—	—	—

	21	675	548	14	1,258

Income (loss) from operations	(21)	155	2	—	136
Net interest income (expense)	(137)	(14)	13	—	(138)
Other income (expense)	60	11	(6)	(89)	(24)

Income (loss) before income taxes	(98)	152	9	(89)	(26)
Provision (benefit) for income taxes	(63)	73	(1)	—	9

Net income (loss)	$(35)	$79	$10	$(89)	$(35)

	Supplemental Condensed Consolidating Schedule of Operations
	Three Months Ended September 30, 2009
	Parent	Guarantor	Non-Guarantor
(in millions)	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Total revenue	$—	$842	$520	$(25)	$1,337

Costs and expenses:
Cost of sales and direct operating	—	354	313	(25)	642
Sales, marketing and administration	23	137	102	—	262
Product development	—	44	33	—	77
Depreciation and amortization	—	54	20	—	74
Amortization of acquisition-related intangible assets	1	99	50	—	150
Merger costs	—	—	—	—	—

	24	688	518	(25)	1,205

Income (loss) from operations	(24)	154	2	—	132
Net interest income (expense)	(141)	13	(32)	—	(160)
Other income (expense)	238	(55)	(15)	(183)	(15)

Income (loss) before income taxes	73	112	(45)	(183)	(43)
Benefit from (provision for) income taxes	(113)	126	(10)	—	3

Net income (loss)	$(40)	$238	$(55)	$(183)	$(40)

	Supplemental Condensed Consolidating Schedule of Operations
	Nine Months Ended September 30, 2008
	Parent	Guarantor	Non-Guarantor
(in millions)	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Total revenue	$—	$2,654	$1,505	$(106)	$4,053

Costs and expenses:
Cost of sales and direct operating	—	1,205	925	(106)	2,024
Sales, marketing and administration	69	448	298	—	815
Product development	—	140	101	—	241
Depreciation and amortization	—	152	55	—	207
Amortization of acquisition-related intangible assets	3	278	80	—	361
Merger costs	—	—	—	—	—

	72	2,223	1,459	(106)	3,648

Income (loss) from operations	(72)	431	46	—	405
Net interest income (expense)	(392)	(5)	(23)	—	(420)
Other income (expense)	238	(1)	(29)	(257)	(49)

Income (loss) before income taxes	(226)	425	(6)	(257)	(64)
Provision (benefit) for income taxes	(171)	168	(6)	—	(9)

Net income (loss)	$(55)	$257	$—	$(257)	$(55)

	Supplemental Condensed Consolidating Schedule of Operations
	Nine Months Ended September 30, 2009
	Parent	Guarantor	Non-Guarantor
(in millions)	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Total revenue	$—	$2,532	$1,579	$(70)	$4,041

Costs and expenses:
Cost of sales and direct operating	—	1,091	1,017	(70)	2,038
Sales, marketing and administration	68	434	290	—	792
Product development	—	126	99	—	225
Depreciation and amortization	—	160	55	—	215
Amortization of acquisition-related intangible assets	2	302	100	—	404
Merger costs	1	—	—	—	1

	71	2,113	1,561	(70)	3,675

Income (loss) from operations	(71)	419	18	—	366
Net interest income (expense)	(411)	36	(90)	—	(465)
Other income (expense)	402	(66)	6	(336)	6

Income (loss) before income taxes	(80)	389	(66)	(336)	(93)
Benefit from (provision for) income taxes	(1)	13	—	—	12

Net income (loss)	$(81)	$402	$(66)	$(336)	$(81)

	Supplemental Condensed Consolidating Schedule of Cash Flows
	Nine Months Ended September 30, 2008
	Parent	Guarantor	Non-Guarantor
(in millions)	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Cash Flow From Operations
Net income (loss)	$(55)	$257	$—	$(257)	$(55)
Non cash adjustments	(203)	348	141	257	543
Changes in operating assets and liabilities	(728)	810	(181)	—	(99)

Cash flow provided by (used in) operations	(986)	1,415	(40)	—	389

Investment Activities
Intercompany transactions	261	(1,115)	854	—	—
Cash paid for businesses acquired by the Company, net of cash acquired	—	(110)	(64)	—	(174)
Cash paid for property and equipment and software	—	(193)	(87)	—	(280)
Other investing activities	—	(5)	7	—	2

Cash provided by (used in) investment activities	261	(1,423)	710	—	(452)

Financing Activities
Net borrowings (repayments) of long-term debt	1,284	7	(40)	—	1,251
Other financing activities	(15)	—	—	—	(15)

Cash provided by (used in) financing activities	1,269	7	(40)	—	1,236

Effect of exchange rate changes on cash	—	—	(12)	—	(12)

Increase (decrease) in cash and cash equivalents	544	(1)	618	—	1,161
Beginning cash and cash equivalents	39	2	386	—	427

Ending cash and cash equivalents	$583	$1	$1,004	$—	$1,588

	Supplemental Condensed Consolidating Schedule of Cash Flows
	Nine Months Ended September 30, 2009
	Parent	Guarantor	Non-Guarantor
(in millions)	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Cash Flow From Operations
Net income (loss)	$(81)	$402	$(66)	$(336)	$(81)
Non cash adjustments	(343)	451	138	336	582
Changes in operating assets and liabilities	(165)	(294)	322	—	(137)

Cash flow provided by (used in) operations	(589)	559	394	—	364

Investment Activities
Intercompany transactions	923	(384)	(539)	—	—
Cash paid for businesses acquired by the Company, net of cash acquired	—	(12)	—	—	(12)
Cash paid for property and equipment and software	—	(182)	(73)	—	(255)
Other investing activities	—	1	2	—	3

Cash provided by (used in) investment activities	923	(577)	(610)	—	(264)

Financing Activities
Net borrowings (repayments) of long-term debt	(833)	(7)	237	—	(603)
Other financing activities	(5)	—	—	—	(5)

Cash provided by (used in) financing activities	(838)	(7)	237	—	(608)

Effect of exchange rate changes on cash	—	—	12	—	12

Increase (decrease) in cash and cash equivalents	(504)	(25)	33	—	(496)
Beginning cash and cash equivalents	511	16	448	—	975

Ending cash and cash equivalents	$7	$(9)	$481	$—	$479

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations
Introduction
The following discussion and analysis supplement the management’s discussion and analysis in the Form 10-12G/A for SCC and SCCII and SunGard’s Annual Report on Form 10-K for the year ended December 31, 2008 and presume that readers have read or have access to the discussion and analysis in these filings. The following discussion and analysis includes historical and certain forward-looking information that should be read together with the accompanying Consolidated Financial Statements, related footnotes, and the discussion below of certain risks and uncertainties that could cause future operating results to differ materially from historical results or from the expected results indicated by forward-looking statements. The following discussion reflects the results of operations and financial condition of SCC, which are materially the same as the results of operations and financial condition of SCCII and SunGard. Therefore, the discussions provided are applicable to each of SCC, SCCII and SunGard unless otherwise noted.
Results of Operations:
The following table sets forth, for the periods indicated, certain amounts included in our Consolidated Statements of Operations, the relative percentage that those amounts represent to consolidated revenue (unless otherwise indicated), and the percentage change in those amounts from period to period.

	Three Months		Three Months		Percent	Nine Months		Nine Months		Percent
	Ended		Ended		Increase	Ended		Ended		Increase
	September 30,		September 30,		(Decrease)	September 30,		September 30,		(Decrease)
	2008		2009		2009 vs. 2008	2008		2009		2009 vs. 2008
		percent		percent			percent		percent
		of		of			of		of
(in millions)		revenue		revenue			revenue		revenue
Revenue
Financial systems (FS)	$774	56%	$724	54%	(6)%	$2,171	54%	$2,232	55%	3%
Higher education (HE)	128	9%	125	9%	(2)%	400	10%	389	10%	(3)%
Public sector (PS)	94	7%	103	8%	10%	307	8%	289	7%	(6)%

Software & processing solutions	996	71%	952	71%	(4)%	2,878	71%	2,910	72%	1%
Availability services (AS)	398	29%	385	29%	(3)%	1,175	29%	1,131	28%	(4)%

	$1,394	100%	$1,337	100%	(4)%	$4,053	100%	$4,041	100%	—%

Costs and Expenses
Cost of sales and direct operating	$728	52%	$642	48%	(12)%	$2,024	50%	$2,038	50%	1%
Sales, marketing and administration	245	18%	262	20%	7%	815	20%	792	20%	(3)%
Product development	84	6%	77	6%	(8)%	241	6%	225	6%	(7)%
Depreciation and amortization	70	5%	74	6%	6%	207	5%	215	5%	4%
Amortization of acquisition-related intangible assets	131	9%	150	11%	15%	361	9%	404	10%	12%
Merger and other costs	—	—%	—	—%	—%	—	—%	1	—%	—%

	$1,258	90%	$1,205	90%	(4)%	$3,648	90%	$3,675	91%	—%

Income from Operations
Financial systems (1)	$138	18%	$157	22%	14%	$388	18%	$414	19%	7%
Higher education (1)	31	24%	33	26%	6%	91	23%	95	24%	4%
Public sector (1)	16	17%	19	18%	19%	55	18%	55	19%	—%

Software & processing solutions (1)	185	19%	209	22%	13%	534	19%	564	19%	6%
Availability services (1)	114	29%	103	27%	(10)%	326	28%	291	26%	(11)%
Corporate administration	(11)	(1)%	(13)	(1)%	18%	(35)	(1)%	(40)	(1)%	14%
Amortization of acquisition-related intangible assets	(131)	(9)%	(150)	(11)%	15%	(361)	(9)%	(404)	(10)%	12%
Stock Compensation expense	(7)	(1)%	(8)	(1)%	14%	(21)	(1)%	(22)	(1)%	5%
Other items (2)	(14)	(1)%	(9)	(1)%	(36)%	(38)	(1)%	(23)	(1)%	(39)%

	$136	10%	$132	10%	(3)%	$405	10%	$366	9%	(10)%

(1)	Percent of revenue is calculated as a percent of revenue from FS, HE, PS, Software and Processing Solutions, and AS, respectively.

(2)	Other items include certain purchase accounting adjustments and management fees paid to the Sponsors, partially offset by capitalized software development costs.

The following table sets forth, for the periods indicated, certain supplemental revenue data, the relative percentage that those amounts represent to total revenue and the percentage change in those amounts from period to period.

	Three Months		Three Months		Percent	Nine Months		Nine Months		Percent
	Ended		Ended		Increase	Ended		Ended		Increase
	September 30,		September 30,		(Decrease)	September 30,		September 30,		(Decrease)
	2008		2009		2009 vs. 2008	2008		2009		2009 vs. 2008
		percent		percent			percent		percent
		of		of			of		of
(in millions)		revenue		revenue			revenue		revenue
Financial Systems
Services	$688	49%	$642	48%	(7)%	$1,921	47%	$2,027	50%	6%
License and resale fees	46	3%	43	3%	(7)%	135	3%	106	3%	(21)%

Total products and services	734	53%	685	51%	(7)%	2,056	51%	2,133	53%	4%
Reimbursed expenses	40	3%	39	3%	(3)%	115	3%	99	2%	(14)%

	$774	56%	$724	54%	(6)%	$2,171	54%	$2,232	55%	3%

Higher Education
Services	$109	8%	$102	8%	(6)%	$340	8%	$331	8%	(3)%
License and resale fees	16	1%	20	1%	25%	52	1%	52	1%	—%

Total products and services	125	9%	122	9%	(2)%	392	10%	383	9%	(2)%
Reimbursed expenses	3	—%	3	—%	—%	8	—%	6	—%	(25)%

	$128	9%	$125	9%	(2)%	$400	10%	$389	10%	(3)%

Public Sector
Services	$80	6%	$73	5%	(9)%	$262	6%	$211	5%	(19)%
License and resale fees	12	1%	29	2%	142%	41	1%	75	2%	83%

Total products and services	92	7%	102	8%	11%	303	7%	286	7%	(6)%
Reimbursed expenses	2	—%	1	—%	(50)%	4	—%	3	—%	(25)%

	$94	7%	$103	8%	10%	$307	8%	$289	7%	(6)%

Software & Processing Solutions
Services	$877	63%	$817	61%	(7)%	$2,523	62%	$2,569	64%	2%
License and resale fees	74	5%	92	7%	24%	228	6%	233	6%	2%

Total products and services	951	68%	909	68%	(4)%	2,751	68%	2,802	69%	2%
Reimbursed expenses	45	3%	43	3%	(4)%	127	3%	108	3%	(15)%

	$996	71%	$952	71%	(4)%	$2,878	71%	$2,910	72%	1%

Availability Services
Services	$390	28%	$381	28%	(2)%	$1,156	29%	$1,118	28%	(3)%
License and resale fees	4	—%	1	—%	(75)%	7	—%	3	—%	(57)%

Total products and services	394	28%	382	29%	(3)%	1,163	29%	1,121	28%	(4)%
Reimbursed expenses	4	—%	3	—%	(25)%	12	—%	10	—%	(17)%

	$398	29%	$385	29%	(3)%	$1,175	29%	$1,131	28%	(4)%

Total Revenue
Services	$1,267	91%	$1,198	90%	(5)%	$3,679	91%	$3,687	91%	—%
License and resale fees	78	6%	93	7%	19%	235	6%	236	6%	—%

Total products and services	1,345	96%	1,291	97%	(4)%	3,914	97%	3,923	97%	—%
Reimbursed expenses	49	4%	46	3%	(6)%	139	3%	118	3%	(15)%

	$1,394	100%	$1,337	100%	(4)%	$4,053	100%	$4,041	100%	—%

Three Months Ended September 30, 2009 Compared To Three Months Ended September 30, 2008
Income from Operations:
Our total operating margin was 10% for each of the three months ended September 30, 2009 and 2008, reflecting improvement in margin in each of the software and processing businesses offset by the increase in acquisition-related intangible asset amortization and the decline in the AS margin.
Financial Systems:
The FS operating margin was 22% and 18% for the three months ended September 30, 2009 and 2008, respectively, including the impacts of changes in currency exchange rates, and reduced activity in one of our trading systems businesses, a broker/dealer with an inherently lower margin, and reduced employee-related and consultant costs. The $19 million increase in income from operations is primarily due to the impact of acquired businesses and lower foreign currency transaction losses, partially offset by the impact of the decreases in professional services revenue and in revenue at one of our broker/dealer businesses.
Higher Education:
The HE operating margin was 26% and 24% for the three months ended September 30, 2009 and 2008, respectively, primarily due to cost reductions, mainly employee-related and professional services expenses, and a $1 million increase in software license fees, partially offset by the impact of the decrease in professional services revenue.
Public Sector:
The PS operating margin was 18% and 17% for the three months ended September 30, 2009 and 2008, respectively, due primarily to improved performance in our U.K. business.
Availability Services:
The AS operating margin was 27% and 29% for the three months ended September 30, 2009 and 2008, respectively. The operating margin decline is primarily due to facility expansions in Europe, which increased the fixed cost base in advance of anticipated revenue growth, combined with declines in North American revenue and a continued shift from basic and advanced recovery services to managed services and increased employment-related expenses, offset in part by the impact of changes in currency exchange rates.
Revenue:
Total revenue decreased $57 million or 4% for the three months ended September 30, 2009 compared to the third quarter of 2008. On a constant currency basis, organic revenue decreased 7% in the third quarter of 2009 compared to the prior year period, primarily because of a decline in revenue from one of our broker/dealer businesses and a decline in professional services revenue across our software and processing businesses. Organic revenue is defined as revenue for businesses owned for at least one year and further adjusted for the effects of businesses sold in the previous twelve months. Approximately 5% of the organic revenue decline in the quarter was attributed to one of our broker/dealer businesses. While we have seen some improvement in the tone from the first half of 2009, spending remains cautious and the environment continues to be subject to pricing pressure. We expect a challenging finish to 2009, and some difficulty in achieving positive organic revenue growth in part due to comparatively strong third and fourth quarters in 2008 when organic revenue growth on a constant currency basis was 11% and 8%, respectively.
Financial Systems:
FS revenue decreased $50 million or 6% in the third quarter of 2009 from the prior year period. On a constant currency basis, organic revenue decreased 15% in the quarter. Approximately $74 million or eight percentage points of the organic revenue decline was attributed to one of our broker/dealer businesses. The broker/dealer revenue declined sequentially in two of the past three quarters and is a function of market volatility and customer mix. In addition, our largest broker/dealer customer, who currently trades through us on a sponsored access basis, has given us notice that it plans to decrease its use of certain of our trading services in response to potential regulatory changes. This decrease is expected to occur in the first quarter of 2010 and result in a further decline in our quarterly total revenue of as much as $96 million from the third quarter 2009 levels ($384 million annualized). The expected reduction in our annual income from operations is expected to be more modest (between $35 and $40 million) because the revenue from these services contains a high proportion of pass through expenses.

Professional services revenue decreased $28 million or 17%. Revenue from license and resale fees included software license revenue of $37 million and $35 million in the three months ended September 30, 2009 and 2008, respectively.
Higher Education:
HE revenue decreased $3 million or 2% for the three months ended September 30, 2009 compared to the corresponding period in 2008 due entirely to a decrease in organic revenue. HE services revenue decreased $7 million, primarily due to a decrease in professional services. Revenue from license and resale fees included software license revenue of $8 million in the three months ended September 30, 2009, an increase of $1 million from the prior year period.
Public Sector:
PS revenue increased $9 million or 10% for the three months ended September 30, 2009 compared to the corresponding period in 2008. On a constant currency basis, organic revenue increased 14%, primarily due to an increase in resale fees in the U.K. business. Revenue from license and resale fees included software license revenue of $6 million in the three months ended September 30, 2009, an increase of $1 million from the prior year period.
Availability Services:
AS revenue decreased $13 million or 3% in the third quarter of 2009 from the prior year period. On a constant currency basis, organic revenue was flat in the quarter. In North America, revenue decreased 2% overall and organically where decreases in basic and advanced recovery services were partially offset by growth in managed services and professional fees. Revenue in Europe decreased 8%, but grew 8% on a constant currency basis.
Costs and Expenses:
Cost of sales and direct operating expenses as a percentage of total revenue was 48% and 52% in the three-month periods ended September 30, 2009 and 2008, respectively, largely the result of the lower volumes of the broker/dealer business previously mentioned. Also impacting the period were lower employee-related and consultant expenses in the software and processing businesses, partially offset by increased costs from acquired businesses, net of a business sold in 2008.
Sales, marketing and administration expenses as a percentage of total revenue was 20% and 18% in the three-month periods ended September 30, 2009 and 2008, respectively. Increases in sales, marketing and administration expenses were primarily due to increases in FS employment-related expenses, and increased costs from acquired businesses, partially offset by reduced currency transaction losses.
Because AS product development costs are insignificant, it is more meaningful to measure product development expenses as a percentage of revenue from software and processing solutions. For each of the three months ended September 30, 2009 and 2008, product development costs were 8% of revenue from software and processing solutions.
Depreciation and amortization as a percentage of total revenue was 6% and 5% in the three-month periods ended September 30, 2009 and 2008, respectively.
Amortization of acquisition-related intangible assets as a percentage of total revenue was 11% and 9% in the three-month periods ended September 30, 2009 and 2008, respectively. The $19 million increase in 2009 was primarily due to an $11 million increase in impairment charges, acquisitions made in 2008 and from shortening the remaining useful lives of certain intangible assets.
Interest expense was $165 million and $142 million for the three months ended September 30, 2009 and 2008, respectively. The increase in interest expense was due primarily to increased borrowings from the issuance of $500 million senior notes due 2015, a $500 million increase in the term loan, borrowings under our receivables facility, partially offset by interest rate decreases and decreased borrowings under our revolving credit facility.
Other expense was $15 million and $24 million for the three months ended September 30, 2009 and 2008, respectively. The change is primarily attributable to $13 million of foreign currency translation losses related to our Euro denominated term loan in the three months ended September 30, 2009 compared to $17 million of losses on Euros purchased in advance of and fees associated with unused alternative financing commitments for the acquisition of GL TRADE and $5 million of losses on sales of receivables related to our terminated off-balance sheet receivables facility in the same period in 2008.

The effective income tax rates in the three months ended September 30, 2009 and 2008 were (21)% and (27)%, respectively. Income tax expense in each period reflects changes in the overall projected taxable position for the year and the expected mix of taxable income in various jurisdictions, and limitations on our ability to utilize certain foreign tax credits. The reported benefit from income taxes in 2009 includes a $12 million favorable out-of-period adjustment primarily related to our utilization of foreign tax credit carryforwards from a prior year.
Nine Months Ended September 30, 2009 Compared To Nine Months Ended September 30, 2008
Income from Operations:
Our total operating margin was 9% for the nine months ended September 30, 2009, compared to 10% for the nine months ended September 30, 2008 primarily due to a $32 million decrease in license fees, the decline in the AS operating margin and the increase in acquisition-related intangible asset amortization.
Financial Systems:
The FS operating margin was 19% and 18% for the nine months ended September 30, 2009 and 2008, respectively. The $26 million increase is primarily related to the impact of acquired businesses, cost reductions, mainly employee and consultant-related, and the impact of the increase in revenue at one of our broker/dealer businesses, partially offset by a $25 million decrease in software license fees and the impact from the decrease in professional services revenue.
Higher Education:
The HE operating margin was 24% and 23% for the nine months ended September 30, 2009 and 2008, respectively. The operating margin increase is due primarily to the impact of cost savings in the year, mainly employee and consultant-related and professional services expenses, partially offset by a $2 million decrease in software license fees and the impact of the decrease in professional services revenue.
Public Sector:
The PS operating margin was 19% and 18% for the nine months ended September 30, 2009 and 2008, respectively, primarily due to an increase in resale fees in the U.K. business.
Availability Services:
The AS operating margin was 26% and 28% for the nine months ended September 30, 2009 and 2008, respectively. The operating margin decline is primarily due to facility expansions in Europe and North America, which increased the fixed cost base in advance of anticipated revenue growth, combined with a continued shift from basic and advanced recovery services to managed services and increased employment-related expenses, offset in part by the impact of changes in currency exchange rates.
Revenue:
Total revenue decreased $12 million for the nine months ended September 30, 2009 compared to the same period in 2008. On a constant currency basis, organic revenue declined 1.5% in the first nine months of 2009 compared to the prior year period, primarily because of a decline in professional services revenue across our software and processing businesses and decreases in processing revenue and software license fees, partially offset by higher revenue from one of our broker/dealer businesses. This broker/dealer business added approximately 2% to organic revenue growth in the period.
Financial Systems:
FS revenue increased $61 million or 3% in the first nine months of 2009 from the prior year period. On a constant currency basis, organic revenue decreased 3% in the nine-month period or decreased 7% when excluding the revenue from one of our broker/dealer businesses. While this broker/dealer revenue increased year over year, sequentially it declined in two of the past three quarters and is a function of market volatility and customer mix. Professional services revenue decreased $100 million or 21%. Revenue from license and resale fees included software license revenue of $92 million and $117 million in the nine months ended September 30, 2009 and 2008, respectively.

Higher Education:
HE revenue decreased $11 million or 3% for the nine months ended September 30, 2009 compared to the corresponding period in 2008 due entirely to organic revenue growth. HE services revenue decreased $9 million, primarily due to a decrease in professional services, partially offset by an increase in support and processing revenue. Revenue from license and resale fees included software license revenue of $17 million in the nine months ended September 30, 2009, a decrease of $2 million from the prior year period.
Public Sector:
PS revenue decreased $18 million or 6% for the nine months ended September 30, 2009 compared to the corresponding period in 2008. On a constant currency basis, organic revenue increased 2%. Revenue from license and resale fees included software license revenue of $18 million in each of the nine months ended September 30, 2009 and 2008.
Availability Services:
AS revenue decreased $44 million or 4% for the nine months ended September 30, 2009 compared to the prior year period. On a constant currency basis, organic revenue grew 1% in the first nine months of 2009. In North America, revenue was flat overall, but decreased 1% organically where decreases in basic and advanced recovery services exceeded growth in managed services and professional services revenue. Revenue in Europe decreased 16%, but grew 7% on a constant currency basis.
Costs and Expenses:
Cost of sales and direct operating expenses as a percentage of total revenue was 50% in each of the nine-month periods ended September 30, 2009 and 2008. Higher volumes of the broker/dealer business and increased costs from acquired businesses, net of a business sold in 2008, were partially offset by lower FS and PS employee-related and consultant expenses.
Sales, marketing and administration expenses as a percentage of total revenue was 20% in each of the nine-month periods ended September 30, 2009 and 2008. Organic decreases in sales, marketing and administration expenses, most notably decreases in FS employment-related and consultant expenses, were partially offset by increases from acquired businesses.
Because AS product development costs are insignificant, it is more meaningful to measure product development expenses as a percentage of revenue from software and processing solutions. For each of the nine months ended September 30, 2009 and 2008, product development costs were 8% of revenue from software and processing solutions.
Depreciation and amortization as a percentage of total revenue was 5% in each of the nine-month periods ended September 30, 2009 and 2008.
Amortization of acquisition-related intangible assets as a percentage of total revenue was 10% and 9% in the nine-month periods ended September 30, 2009 and 2008, respectively. The $43 million increase in 2009 was due to acquisitions made in 2008, from shortening the remaining useful lives of certain intangible assets and an $11 million increase in impairment charges.
Interest expense was $471 million and $433 million for the nine months ended September 30, 2009 and 2008, respectively. The increase in interest expense was due primarily to increased borrowings from the issuance of $500 million senior notes due 2015, a $500 million increase in the term loan, borrowings under our receivables facility and additional borrowings under our revolving credit facility, partially offset by interest rate decreases.
Other income was $6 million for the nine months ended September 30, 2009 compared to other expense of $49 million for the nine months ended September 30, 2008. The change is primarily attributable to $7 million of foreign currency translation gains primarily related to our Euro denominated term loan in the nine months ended September 30, 2009 compared to $17 million of losses on Euros purchased in advance of and fees associated with unused alternative financing commitments for the acquisition of GL TRADE, $15 million of translation losses related to our Euro denominated term loan and $13 million of losses on sales of receivables related to our terminated off-balance sheet receivables facility in the same period in 2008.
The effective income tax rates in the nine months ended September 30, 2009 and 2008 were –% and 17%, respectively. The rate in both periods reflects changes in the overall projected taxable position for the year and the expected mix of taxable income in various jurisdictions, and limitations on our ability to utilize certain foreign tax credits. The reported benefit from income taxes in 2009 includes a $12 million favorable out-of-period adjustment primarily related to our utilization of foreign tax credit carryforwards from a prior year.

Liquidity and Capital Resources:
At September 30, 2009, cash and equivalents were $479 million, a decrease of $496 million from December 31, 2008. Cash flow provided by operations was $364 million in the nine months ended September 30, 2009 compared to $388 million in the nine months ended September 30, 2008. The decrease in cash flow from operations is due primarily to a $36 million increase in working capital requirements including higher requirements for the clearing broker/dealer.
Net cash used in investing activities was $264 million in the nine months ended September 30, 2009, comprised of cash paid for property and equipment and other assets, one business acquired in each of our FS and PS segments and payment of a contingent purchase obligation.
Net cash used in financing activities was $608 million for the nine months ended September 30, 2009, primarily related to repayment at maturity of the $250 million senior secured notes and repayment of $500 million of borrowings under the revolving credit facility, partially offset by cash received from the new receivables facility (net of associated fees). At September 30, 2009, no amount was outstanding under the revolving credit facility and $259 million was outstanding under the receivables facility. In early 2009, we entered into interest rate swap agreements, with an aggregate notional amount of $1.2 billion, which expire in February 2012 under which we pay fixed interest payments (at 1.78%) for the term of the swaps and, in turn, receive variable interest payments based on LIBOR.
At September 30, 2009, contingent purchase price obligations that depend upon the operating performance of certain acquired businesses could total $58 million, all of which could be due in the next 12 months. We also have outstanding letters of credit and bid bonds that total approximately $34 million.
At September 30, 2009, we have outstanding $8.34 billion in aggregate indebtedness, with additional borrowing capacity of $808 million under the revolving credit facility (after giving effect to outstanding letters of credit).
On June 9, 2009, SunGard entered into an amendment to the Credit Agreement (“Amended Credit Agreement”) which, among other things, (a) extends the maturity date of $2.5 billion of its dollar-denominated term loans, £40 million of pound sterling-denominated term loans, and €120 million of Euro-denominated term loans from February 2014 to February 28, 2016, (b) reduces existing revolving credit commitments to $829 million and extends the termination date of $580 million of revolving credit commitments to May 11, 2013, and (c) amends certain other provisions of the Credit Agreement, including provisions relating to negative covenants and financial covenants.
As of September 30, 2009, the interest rate for the extended term loans, after adjusting for interest rate swaps, was 4.10% and for the unextended term loans, after adjusting for interest rate swaps, was 2.02%. The commitment fee on the daily unused portion of the 2013 and 2011 revolving credit commitments was 0.75% and 0.50%, respectively. The amended credit agreement increased our interest payments obligation from that reported in SunGard’s Form 10-K filed in March 2009 and the Form 10-12G/A for SCC and SCCII filed in June 2009 by $44 million in 2009, $87 million for 2010-2011, $86 million for 2012-2013 and $289 million thereafter.
We expect our cash flows from operations, combined with availability under the revolving credit facility and receivables facility, to provide sufficient liquidity to fund our current obligations, projected working capital requirements and capital spending for a period that includes the next 12 months.
Covenant Compliance
Adjusted EBITDA is used to determine compliance with certain covenants contained in the indentures governing the senior notes due 2013 and 2015 and senior subordinated notes due 2015 and in SunGard’s senior secured credit facilities. Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments permitted in calculating covenant compliance under the indentures and SunGard’s senior secured credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors to demonstrate compliance with the financing covenants.
The breach of covenants in SunGard’s senior secured credit facilities that are tied to ratios based on Adjusted EBITDA could result in a default under that agreement and the lenders could elect to declare all amounts borrowed due and payable. Any such acceleration would also result in a default under the indentures. Additionally, under SunGard’s debt agreements, our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is also tied to ratios based on Adjusted EBITDA.

Adjusted EBITDA is calculated as follows (in millions):

					Last Twelve
	Three Months Ended		Nine Months Ended		Months
	September 30,		September 30,		September 30,
	2008	2009	2008	2009	2009
Net income (loss)	$(35)	$(40)	$(55)	$(81)	$(268)
Interest expense, net	138	160	420	465	626
Taxes	9	(3)	(9)	(12)	35
Depreciation and amortization	201	224	568	619	844
Goodwill impairment charge	—	—	—	—	128

EBITDA	313	341	924	991	1,365
Purchase accounting adjustments (a)	25	5	45	13	23
Non-cash charges (b)	8	8	22	25	39
Unusual or non-recurring charges (c)	9	3	17	13	47
Acquired EBITDA, net of disposed EBITDA (d)	5	—	13	—	1
Pro forma expense savings related to acquisitions (e)	—	—	—	1	5
Other (f)	7	16	31	6	48

Adjusted EBITDA — senior secured credit facilities	367	373	1,052	1,049	1,528
Loss on sale of receivables (g)	4	—	13	—	12

Adjusted EBITDA — senior notes due 2013 and 2015 and senior subordinated notes due 2015	$371	$373	$1,065	$1,049	$1,540

(a)	Purchase accounting adjustments include the adjustment of deferred revenue and lease reserves to fair value at the date of the Transaction and subsequent acquisitions made by the Company and certain acquisition-related compensation expense.

(b)	Non-cash charges include stock-based compensation and loss on the sale of assets.

(c)	Unusual or non-recurring charges include debt refinancing costs, severance and related payroll taxes, and certain other expenses associated with acquisitions made by the Company.

(d)	Acquired EBITDA net of disposed EBITDA reflects the EBITDA impact of businesses that were acquired or disposed of during the period as if the acquisition or disposition occurred at the beginning of the period.

(e)	Pro forma adjustments represent the full-year impact of savings resulting from post-acquisition integration activities.

(f)	Other includes gains or losses related to fluctuation of foreign currency exchange rates, management fees paid to the Sponsors and franchise and similar taxes reported in operating expenses, partially offset by interest charges relating to the off-balance sheet accounts receivable securitization facility.

(g)	The loss on sale of receivables under the off-balance sheet accounts receivable securitization facility was added back in calculating Adjusted EBITDA for purposes of the indentures governing the senior notes due 2013 and 2015 and the senior subordinated notes due 2015 but was not added back in calculating Adjusted EBITDA for purposes of the senior secured credit facilities.

The covenant requirements and actual ratios for the twelve months ended September 30, 2009 are as follows:

	Covenant	Actual
	Requirements	Ratios
Senior secured credit facilities (1)
Minimum Adjusted EBITDA to consolidated interest expense ratio	1.65x	2.64x
Maximum total debt to Adjusted EBITDA	6.75x	5.02x
Senior notes due 2013 and senior subordinated notes due 2015 (2)
Minimum Adjusted EBITDA to fixed charges ratio required to incur additional debt pursuant to ratio provisions	2.00x	2.62x

(1)	The senior secured credit facilities require us to maintain an Adjusted EBITDA to consolidated interest expense ratio starting at a minimum of 1.65x for the four-quarter period ended December 31, 2008 and increasing over time to 1.70x by the end of 2009, to 1.80x by the end of 2010 and 2.20x by the end of 2013. Consolidated interest expense is defined in the senior secured credit facilities as consolidated cash interest expense less cash interest income further adjusted for certain non-cash or non-recurring interest expense and the elimination of interest expense and fees associated with SunGard’s receivables facility. Beginning with the four-quarter period ending December 31, 2008, we are required to maintain a consolidated total debt to Adjusted EBITDA ratio of 6.75x and decreasing over time to 6.25x by the end of 2009 and to 4.75x by the end of 2013. Consolidated total debt is defined in the senior secured credit facilities as total debt less certain indebtedness and further adjusted for cash and cash equivalents on SunGard’s balance sheet in excess of $50 million. Failure to satisfy these ratio requirements would constitute a default under the senior secured credit facilities. If the lenders failed to waive any such default, the repayment obligations under the senior secured credit facilities could be accelerated, which would also constitute a default under the indentures.

(2)	Our ability to incur additional debt and make certain restricted payments under the indentures, subject to specified exceptions, is tied to an Adjusted EBITDA to fixed charges ratio of at least 2.0x, except that we may incur certain debt and make certain restricted payments and certain permitted investments without regard to the ratio, such as the ability to incur up to an aggregate principal amount of $5.75 billion under credit facilities (inclusive of amounts outstanding under the senior credit facilities from time to time; as of September 30, 2009, we had $4.73 billion outstanding under the term loan facilities and available commitments of $808 million under the revolving credit facility), to acquire persons engaged in a similar business that become restricted subsidiaries and to make other investments equal to 6% of SunGard’s consolidated assets. Fixed charges is defined in the indentures governing the Senior Notes due 2013 and 2015 and the Senior Subordinated Notes due 2015 as consolidated interest expense less interest income, adjusted for acquisitions, and further adjusted for non-cash interest and the elimination of interest expense and fees associated with the receivables facility.

Certain Risks and Uncertainties
Certain of the matters we discuss in this Report on Form 10-Q may constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Some of the factors that we believe could affect our results include: our high degree of leverage; general economic and market conditions; the condition of the financial services industry, including the effect of any further consolidation among financial services firms; the integration of acquired businesses, the performance of acquired businesses, and the prospects for future acquisitions; the effect of war, terrorism, natural disasters or other catastrophic events; the effect of disruptions to our systems and infrastructure; the timing and magnitude of software sales; the timing and scope of technological advances; customers taking their information availability solutions in-house; the trend in information availability toward solutions utilizing more dedicated resources; the market and credit risks associated with clearing broker operations; the ability to retain and attract customers and key personnel; risks relating to the foreign countries where we transact business; the ability to obtain patent protection and avoid patent-related liabilities in the context of a rapidly developing legal framework for software and business-method patents; and a material weakness in our internal controls. The factors described in this paragraph and other factors that may affect our business or future financial results are discussed in our filings with the Securities and Exchange Commission, including this Form 10-Q. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.
Item 3. Quantitative and Qualitative Disclosures about Market Risk:
We do not use derivative financial instruments for trading or speculative purposes. We have invested our available cash in short-term, highly liquid financial instruments, with a substantial portion having initial maturities of three months or less. When necessary, we have borrowed to fund acquisitions.
At September 30, 2009, we had total debt of $8.34 billion, including $4.99 billion of variable rate debt. We have entered into interest rate swap agreements which fixed the interest rates for $3.50 billion of our variable rate debt. Swap agreements with a notional value of $800 million effectively fix our interest rates at 5.00% and expire in February 2011. Swap agreements expiring in February 2010 and 2011 each have a notional value of $750 million and, effectively, fix our interest rates at 2.71% and 3.17%, respectively. Swap agreements expiring in February 2012 have a notional value of $1.2 billion and effectively fix our interest rates at 1.78%. Our remaining variable rate debt of $1.49 billion is subject to changes in underlying interest rates, and, accordingly, our interest payments will fluctuate. During the period when all of our interest rate swap agreements are effective, a 1% change in interest rates would result in a change in interest of approximately $15 million per year. Upon the expiration of each interest rate swap agreement in February 2010, February 2011 and February 2012, a 1% change in interest rates would result in a change in interest of approximately $22 million, $38 million and $50 million per year, respectively.
Item 4T. Controls and Procedures:
Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended, as of the end of the period covered by this Report. Based on that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures as of the end of the period covered by this Report were effective.
No change in our internal control over financial reporting occurred during our most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Part II Other Information:
Item 1. Legal Proceedings: None.
Item 1A. Risk Factors: There have been no material changes to SunGard’s Risk Factors as previously disclosed in its Form 10-K for the year ended December 31, 2008. There have been no material changes to SCC’s or SCCII’s Risk Factors as previously disclosed in their Form 10-12G/A.
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds: None.
Item 3. Defaults Upon Senior Securities: None.
Item 4. Submission of Matters to Vote of Security Holders: The stockholders of each of SunGard, SCC and SCCII, approved by written consent dated September 16, 2009, the election of the following persons as directors to serve in such capacity until his or her successor is designated and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified: Chinh Chu, Cristóbal Conde, John Connaughton, James H. Greene, Jr., Glenn Hutchins, James L. Mann, John Marren, Sanjeev Mehra and Julie Richardson.
Item 5. Other Information:
(a) None.
(b) None.
Item 6. Exhibits:

Number	Document

10.1	Form of Amendment to the Performance Based Stock Option Award Agreements (incorporated by reference to the Exhibits filed with Schedule TO of SunGard Capital Corp. and SunGard Capital Corp. II, each filed August 13, 2009 (Commission File Nos. 5-84880 and 5-84881, respectively)).

10.2	Form of Amendment to the Performance-Based Restricted Stock Unit Award Agreements (incorporated by reference to the Exhibits filed with Schedule TO of SunGard Capital Corp. and SunGard Capital Corp. II, each filed August 13, 2009 (Commission File Nos. 5-84880 and 5-84881, respectively)).

10.3	Form of Amendment to the Performance-Based Class A Stock Option Award Agreements (incorporated by reference to the Exhibits filed with Schedule TO of SunGard Capital Corp. and SunGard Capital Corp. II, each filed August 13, 2009 (Commission File Nos. 5-84880 and 5-84881, respectively)).

10.4*	Forms of 2009 Senior Management Performance-Based Restricted Stock Unit Award Agreements.

10.5*	Forms of 2009 Senior Management Performance-Based Class A Stock Option Award Agreements.

10.6*	Form of 2009 Senior Management Time-Based Restricted Stock Unit Award Agreement.

10.7*	Form of 2009 Senior Management Time-Based Class A Stock Option Award Agreement.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

31.1*	Certification of Cristóbal Conde, Chief Executive Officer of SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. required by Rule 13a-14(a) or Rule 15d-14(a) and Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of Michael J. Ruane, Chief Financial Officer of SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. required by Rule 13a-14(a) or Rule 15d-14(a) and Section 302 of the Sarbanes-Oxley Act of 2002.

32.1*	Certification of Cristóbal Conde, Chief Executive Officer of SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. required by Rule 13a-14(b) or Rule 15d-14(b) and Section 906 of the Sarbanes-Oxley Act of 2002.

32.2*	Certification of Michael J. Ruane, Chief Financial Officer of SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. required by Rule 13a-14(b) or Rule 15d-14(b) and Section 906 of the Sarbanes-Oxley Act of 2002.

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNGARD CAPITAL CORP. SUNGARD CAPITAL CORP. II
Dated: November 5, 2009	By:	/s/ Michael J. Ruane
Michael J. Ruane
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNGARD DATA SYSTEMS INC.
Dated: November 5, 2009	By:	/s/ Michael J. Ruane
Michael J. Ruane
Senior Vice President-Finance and Chief Financial Officer (Principal Financial Officer)

Exhibit Index

Number	Document

10.1	Form of Amendment to the Performance Based Stock Option Award Agreements (incorporated by reference to the Exhibits filed with Schedule TO of SunGard Capital Corp. and SunGard Capital Corp. II, each filed August 13, 2009 (Commission File Nos. 5-84880 and 5-84881, respectively)).

10.2	Form of Amendment to the Performance-Based Restricted Stock Unit Award Agreements (incorporated by reference to the Exhibits filed with Schedule TO of SunGard Capital Corp. and SunGard Capital Corp. II, each filed August 13, 2009 (Commission File Nos. 5-84880 and 5-84881, respectively)).

10.3	Form of Amendment to the Performance-Based Class A Stock Option Award Agreements (incorporated by reference to the Exhibits filed with Schedule TO of SunGard Capital Corp. and SunGard Capital Corp. II, each filed August 13, 2009 (Commission File Nos. 5-84880 and 5-84881, respectively)).

10.4*	Forms of 2009 Senior Management Performance-Based Restricted Stock Unit Award Agreements.

10.5*	Forms of 2009 Senior Management Performance-Based Class A Stock Option Award Agreements.

10.6*	Form of 2009 Senior Management Time-Based Restricted Stock Unit Award Agreement.

10.7*	Form of 2009 Senior Management Time-Based Class A Stock Option Award Agreement.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

31.1*	Certification of Cristóbal Conde, Chief Executive Officer of SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. required by Rule 13a-14(a) or Rule 15d-14(a) and Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of Michael J. Ruane, Chief Financial Officer of SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. required by Rule 13a-14(a) or Rule 15d-14(a) and Section 302 of the Sarbanes-Oxley Act of 2002.

32.1*	Certification of Cristóbal Conde, Chief Executive Officer of SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. required by Rule 13a-14(b) or Rule 15d-14(b) and Section 906 of the Sarbanes-Oxley Act of 2002.

32.2*	Certification of Michael J. Ruane, Chief Financial Officer of SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. required by Rule 13a-14(b) or Rule 15d-14(b) and Section 906 of the Sarbanes-Oxley Act of 2002.

* Filed herewith.

EXHIBIT 10.4
Forms of 2009 Senior Management Performance-Based Restricted Stock Unit Agreements

Tier I Executive Officer Form

Name:
Number of Stock Units:
Date of Grant:
SunGard Capital Corp. and SunGard Capital Corp. II
Senior Management Performance-Based Restricted Stock Unit Agreement
THIS AWARD AND ANY SECURITIES ISSUED UPON THE PAYMENT OF THIS
RESTRICTED STOCK UNIT AWARD ARE SUBJECT TO RESTRICTIONS ON VOTING
AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET
FORTH IN THE STOCKHOLDERS AGREEMENT AMONG SUNGARD CAPITAL CORP.,
SUNGARD CAPITAL CORP. II, SUNGARD HOLDING CORP., SOLAR CAPITAL CORP.
AND CERTAIN STOCKHOLDERS OF SUNGARD CAPITAL CORP. AND SUNGARD
CAPITAL CORP. II, DATED AS OF AUGUST 10, 2005 (AS IN EFFECT FROM TIME TO
TIME, THE “STOCKHOLDERS AGREEMENT”).
SUNGARD CAPITAL CORP. AND SUNGARD CAPITAL CORP. II STRONGLY
ENCOURAGE YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL
ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES.
This agreement (the “Agreement”) evidences Restricted Stock Units granted by SunGard Capital Corp., a Delaware corporation (the “Company”), and SunGard Capital Corp. II, a Delaware corporation (“Lowerco” and together with the Company, the “Companies”), to the undersigned (the “Grantee”), pursuant to, and subject to the terms of, the SunGard 2005 Management Incentive Plan (as amended from time to time, the “Plan”) which is incorporated herein by reference and of which the Grantee hereby acknowledges receipt and the Executive Employment Agreement, dated August 11, 2005, between the Grantee and SunGard Data Systems Inc. (the “Employment Agreement”). Any exercise of discretionary authority granted under the Plan shall be subject to the express terms of this Agreement, and the last sentence of Section 3 of the Plan shall not apply to determinations of the Administrator with respect to this Agreement or the provisions of the Plan as applied to this Agreement.
1. Grant of Restricted Stock Units. The Company and Lowerco (as applicable) grant to the Grantee, as of the above Date of Grant, Restricted Stock Units for the number of Stock Units stated above (the “Stock Units”), on the terms provided herein and in the Plan. The Stock Units represent a conditional right to receive Units (as defined below) consisting of Class A Common shares, Class L Common shares and Lowerco Preferred shares (the “Shares”). The Stock Units evidenced by this Agreement are granted to the Grantee in an Employment capacity as an Employee.

2. Stock Unit Account. The Company shall establish and maintain a Stock Unit account (the “Account”) as a bookkeeping account on its records for the Grantee and shall record in the Account the number of Stock Units awarded to the Grantee. No Shares shall be issued to the Grantee at the time the Award is made, and the Grantee shall not be, nor have any of the rights or privileges of, a stockholder of the Companies with respect to any Stock Units recorded in the Account or amounts credited to the Account pursuant to Section 8. The Grantee shall not have any interest in any fund or specific assets of the Companies by reason of this Award or the Account established for the Grantee.
3. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as in the Plan. The following terms shall have the same meaning as set forth in the Grantee’s Employment Agreement: “Board,” “Cause,” “Change of Control,” “Date of Termination,” “Disability,” “Employer,” “Good Reason,” “Investors,” “Retained Business,” “Sale of a Business,” “Sold Business,” and “Year of Termination.” The term “Performance Period” is defined in Schedule A. The term “Principal Investor” shall have the same meaning as set forth in the Stockholders Agreement. The following terms shall have the following meanings:
(a)	“Adjustment Event” means (i) a cash distribution with respect to Shares paid to all or substantially all holders of Shares, other than cash dividends in respect of Shares declared by the Board as part of a regular dividend payment practice or stated cash dividend policy of the Company following an IPO, or (ii) a substantially pro rata redemption or substantially pro rata repurchase (in each case, as applicable, by the Company, Lowerco or any of their subsidiaries) of all or part of any class of Shares;
(b)	“Beneficiary” means, in the event of Grantee’s death, Grantee’s legal representative, executor, administrator or designated beneficiary, as applicable;
(c)	“Call Option” means an option in favor of Company or Lowerco to purchase for cash at a specified price the Shares received by Grantee (or Grantee’s Beneficiary) upon any payment of Stock Units pursuant to this Agreement;
(d)	“CEO” means the Chief Executive Officer of the Company.
(e)	“Closing” means August 11, 2005;
(f)	“Fair Market Value” means, as of any date, as to any Share, the Board’s good faith determination of the fair market value of such Share as of the applicable reference date, taking into account the most recent annual valuation of the Company. The Company agrees to engage at least annually an independent third party appraiser to perform such valuation, and to update each such valuation on a quarterly basis. Upon the exercise of a Call Option pursuant to Section 6(a) or a Put Option, the Board will provide prompt written notice of its determination of the Fair Market Value of the applicable Shares (the “Board Notice”) to Grantee. Grantee shall have the right to contest the Fair Market Value thereof by notice to the Company within fifteen (15) business days of receipt of the Board Notice. If Grantee does so notify the Company of Grantee’s disagreement with the Fair Market Value set forth in the

Board Notice within such time period, then the Company shall retain an independent third party appraiser reasonably acceptable to Grantee and to the Company to determine the fair market value of such Shares, and the determination of such independent appraiser shall govern. For this purpose, the appraiser last used by the Company in the ordinary course of business will be considered an independent appraiser. In the event that the Fair Market Value of the Shares as determined by such independent appraiser exceeds by the lesser of $200,000 or 10% the fair market value determined by the Board, then the Company shall bear the full cost of the appraisal. Otherwise, the Grantee (or the Grantee’s Beneficiary, as applicable) shall bear the full cost of the appraisal;
(g)	“Family Member” means, with respect to Grantee, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which one or more of these persons (or Grantee) control the management of assets, or any other entity in which one or more of these persons (or Grantee) own more than fifty percent of the voting interests;
(h)	“IPO” means the initial closing of a bona fide firm commitment underwritten public offering of equity shares of the Company, registered under the Securities Act of 1933, as amended, that results in such shares being traded on a liquid trading market;
(i)	“Management Agreement” means the management agreement entered into as of the Closing between the Company and certain affiliates of the Investors, as it may be amended from time to time;
(j)	“Put Option” means the obligation of the Company or Lowerco, upon thirty (30) days notice from Grantee, to use commercially reasonable efforts to repurchase for cash the Shares acquired by Grantee (or Grantee’s Beneficiary) upon payment of Stock Units pursuant to this Agreement at the then Fair Market Value of such Shares; provided, however, that any Shares subject to the Put Option shall have been held by Grantee (or Grantee’s Beneficiary) for at least six months. If Company or Lowerco (as the case may be) is not able to repurchase the Shares subject to the Put Option in cash as a result of any contractual or legal restriction, Company or Lowerco (as the case may be) shall provide Grantee (or Grantee’s Beneficiary) with a promissory note that bears interest at the prime rate as published in The Wall Street Journal on the repurchase date plus 1% and will become payable over the three year period from the date of the note;
(k)	“Registration Rights Agreement” means the Participation, Registration Rights and Coordination Agreement, dated as of August 10, 2005, by and among the Company, Lowerco, SunGard Holding Corp., Solar Capital Corp. and certain stockholders of the Company and Lowerco;

(l)	“Restrictive Covenant” means any of the restrictive covenants set forth in Section 5 of Grantee’s Employment Agreement;
(m)	“Retirement” means retirement within the meaning of Section 2.2(b) of Grantee’s Employment Agreement;
(n)	“Unit” means an undivided interest in 1.3 Class A shares, 0.1444 Class L shares and 0.05 Lowerco Preferred shares, determined at the Date of Grant, as it may be adjusted as provided herein;
(o)	“Vest on a Pro Rata Basis” means that the vesting of the Grantee’s Stock Units shall continue through the end of the Year of Termination (but not thereafter), provided that only a portion of the Stock Units subject to this Restricted Stock Unit Agreement that otherwise would have vested at the end of such year shall vest, such portion being determined by multiplying (i) the number of Stock Units that otherwise would have vested at the end of such year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which the Grantee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Stock Units);
Notwithstanding the foregoing, with respect to the Grantee’s termination of Employment described in Section 4(a) during the 2009 or 2010 calendar year, “Vest on a Pro Rata Basis” means that the Grantee’s Stock Units shall continue to be earned through the end of the Year of Termination (but not thereafter), provided that only a portion of the Stock Units subject to this Restricted Stock Unit Agreement that otherwise would have been earned at the end of such year shall be earned as of the end of the calendar year, such portion being determined by multiplying (i) the number of Stock Units that otherwise would have been earned at the end of such calendar year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which the Grantee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Stock Units); and the Stock Units that are earned for the Year of Termination as described in this paragraph shall vest as of the last day of the Year of Termination pursuant to Section 4(a); and
(p)	“Vest on a Return-on-Equity Basis” means that Grantee’s Stock Units shall be subject to accelerated vesting at the time of a Change of Control as follows:
(i)	If the Change of Control occurs on or before December 31, 2013 and results in the Investors receiving an amount constituting at least 300% of the Investors’ initial equity investment in the Company and any subsequent equity investments, Stock Units shall vest as follows: (A) if the Investor internal rate of return (“IRR”) as of the Change of Control date is 16% or higher, all remaining Stock Units shall become fully vested and exercisable on the one-year anniversary of the Change of Control; (B) if the Investor IRR as of the Change of Control date is between 14% and 16%, the number of Stock Units determined by interpolation (e.g., 50% acceleration at 15%

IRR) shall become fully vested and exercisable on the one-year anniversary of the Change of Control; and (C) if the Investor IRR as of the Change of Control date is less than 14%, there will be no acceleration of vesting. Vesting on the one-year anniversary of the Change of Control is contingent on continued employment through the one-year anniversary date, except as otherwise provided in Section 4(a).
(ii)	If a Change of Control occurs and the requirements of subsection (i) are not met, there will be no acceleration of vesting.
(iii)	In determining the amount that has been received by the Investors, the gross value of all cash (including prior distributions the Investors or their Affiliates have received with respect to the Shares) and/or securities (with the fair value of such securities to be determined by the Board, which shall be entitled to take into account any restrictions on transferability, liquidity or saleability of such securities) received by the Investors shall be taken into account, minus the amount of commissions, fees and expenses payable by the Investors to the investment bankers and professional advisors in connection with the Change of Control. Management and transaction fees specified in the Management Agreement shall be excluded, provided that any increases in such fees from the fees in effect as of the date of the Grantee’s Employment Agreement must be customary (on a percentage of equity basis or in the case of transaction fees as a percentage of transaction size) compared to fees charged by private equity sponsors to their portfolio companies. In evaluating the amount of the transaction consideration, the Board may take into consideration amounts paid into escrow and contingent payments in connection with any transaction.
As used herein with respect to the Stock Units, the Stock Units shall be earned based on performance and shall vest based on Section 4 below, and the term “vest” means that the restrictions on the right to receive payment pursuant to the Stock Units lapse in whole or in specified part.
4. Vesting of Stock Units. The Stock Units shall be subject to forfeiture until the Stock Units vest. The Stock Units shall vest, in accordance with Schedule A, based on the Grantee’s continued Employment; provided, however, that:
(a)	if the Grantee’s Employment terminates as a result of (i) termination of the Grantee by Employer without Cause, (ii) resignation by the Grantee for Good Reason, or (iii) the Grantee’s Disability or death, then (A) the Stock Units for the year of termination shall Vest on a Pro Rata Basis, (B) any unvested portion of the Stock Units that was earned for the 2009 or 2010 calendar year shall become fully vested as of the Date of Termination, and (C) if a Change of Control has occurred, any amount that is scheduled to vest on the one-year anniversary of the Change of Control pursuant to Section 3(p)(i) above shall become fully vested as of the Date of Termination;
(b)	with respect to the portion of the Stock Units that is earned for the 2009 or 2010 calendar year, if the Grantee’s Employment terminates as a result of the Grantee’s retirement or as a result of the Grantee’s resignation other than for Good Reason, then the Stock Units shall be deemed to have stopped vesting as of the Date of Termination of such Grantee, and no portion of the Stock Units shall be earned for the calendar year in which the Date of Termination occurs;
(c)	with respect to the portion of the Stock Units that is earned for calendar years after 2010, if the Grantee’s Employment terminates as a result of the Grantee’s Retirement or as a result of the Grantee’s resignation other than for Good Reason, then the Stock Units shall be deemed to have stopped vesting as of the beginning of the year containing the Date of Termination of such Grantee;
(d)	if the Grantee’s Employment terminates as a result of termination by Employer for Cause, then the Stock Units will be immediately forfeited by the Grantee and terminate as of the Date of Termination;
(e)	upon a Change of Control through December 31, 2013, the Stock Units shall Vest on a Return-on-Equity Basis; provided that, upon such a Change of Control following which Stock continues to be held by any of the Principal Investors, if the Change of Control would not result in full acceleration of vesting pursuant to this Section 4(e) without giving effect to this proviso, the Administrator shall, as it considers appropriate in its sole discretion, either (i) cause the Stock Units to Vest on a Return-on-Equity Basis treating the Fair Market Value of any retained Stock as an amount received by the Investors in connection with the Change of Control, or (ii) permit the Stock Units to Vest on a Return-on-Equity Basis in connection with any disposition by the Principal Investors of a material portion of their remaining Stock through December 31, 2013; and
(f)	notwithstanding the foregoing, in the event of a Change of Control after the 2009 or 2010 calendar year, any portion of the Stock Units that were earned with respect to the 2009 or 2010 calendar year based on Schedule A and that have not yet vested shall vest in full upon the Change of Control.
5. Payment of Stock Units. The Grantee’s vested Stock Units shall be paid in Shares upon the first to occur of (i) a Change of Control that meets the requirements of a “change in control event” under Section 409A of the Code, (ii) the Grantee’s separation from service without Cause, or (iii) December 31, 2014. If a Change of Control occurs before the Stock Units are fully vested, any Stock Units that subsequently vest shall be paid upon the first to occur of (i) the Grantee’s separation from service without Cause or (ii) December 31, 2014. Notwithstanding the foregoing, a distribution of Shares under this Agreement upon separation from service shall only be made upon the Grantee’s “separation from service” within the meaning of Section 409A of the Code and a distribution shall be made at a time and in a manner consistent with Section 409A. When the vested Stock Units become payable, the Companies will issue to the Grantee Shares representing the Units underlying the vested Stock Units, subject to satisfaction of the Grantee’s tax withholding obligations as described below, within 30 business days after the payment event.

6. Certain Calls and Puts.
(a)	Call on Resignation Without Good Reason. If the Grantee’s Employment terminates as a result of resignation by the Grantee other than for either Good Reason or Retirement, for the period ending one hundred eighty-one (181) days following the later of Grantee’s Date of Termination or the date on which Shares are paid to Grantee pursuant to this Agreement, each of the Company and Lowerco shall have a Call Option at the then Fair Market Value of such Shares, provided, however, that the Companies’ Call Options pursuant to this Section 6(a) shall cease to apply on the earlier of an IPO or the fifth anniversary of the Closing. For purposes of the preceding sentence, the term resignation does not include the departure of Grantee by reason of the Sale of a Business where Grantee is employed by the Sold Business and is not offered employment with a Retained Business on substantially similar terms and conditions.
(b)	Call on Termination For Cause. If the Grantee’s Employment is terminated by the Employer for Cause, for the period ending one hundred eighty-one (181) days following the later of Grantee’s Date of Termination or the date on which Shares are paid to Grantee pursuant to this Agreement, each of the Company and Lowerco shall have a Call Option at the then Fair Market Value of such Shares, provided, however, that the Companies’ Call Options pursuant to this Section 6(b) shall cease to apply on an IPO.
(c)	Put on Disability or Death. If the Grantee’s Employment terminates as a result of the Grantee’s Disability or death (and if and to the extent permitted by the Code (including Section 409A thereof)) the Grantee (or, the Grantee’s Beneficiary) shall have a Put Option at any time after Grantee’s Date of Termination, but prior to an IPO.
(d)	The Company or Lowerco may assign its rights under this Section 6 to any of their subsidiaries or to the Investors.
(e)	The provisions of this Section 6 supersede Section 6 of the Stockholders Agreement with respect to the Stock Units granted hereunder and the related Shares.
7. Share Restrictions, etc. Except as expressly provided herein, the Grantee’s rights hereunder and with respect to Shares received upon payment in accordance with Section 5 herein are subject to the restrictions and other provisions contained in the Stockholders Agreement.
8. Distributions, Redemptions, etc.
(a)	Upon the occurrence of an Adjustment Event, there shall be credited to the Account an amount equal to the product of (i) the per-Share amount paid with respect to Shares underlying the Stock Unit in connection with the Adjustment Event, multiplied by (ii) the number of Shares of the class of stock affected by the Adjustment Event that are included in each Unit immediately prior to the Adjustment Event, multiplied by (iii) the number of Units underlying the Grantee’s Stock Units pursuant to this Award.

(b)	If any other cash dividend or distribution is paid with respect to Shares underlying the Stock Units, there shall be credited to the Account an amount equal to the product of (i) the per-Share amount paid with respect to Shares underlying the Stock Units, multiplied by (ii) the number of Shares of the applicable class of stock that are included in each Unit, multiplied by (iii) the number of Units underlying the Grantee’s Stock Units pursuant to this Award.
(c)	The amount credited to the Account pursuant to this Section 8 with respect to vested Stock Units is referred to as the “Bonus Value.” The amount credited to the Account pursuant to this Section 8 with respect to unvested Stock Units is referred to as the “Deferred Bonus Value.”
(d)	On the fifth business day after the end of each calendar quarter, the Company shall pay to the Grantee in cash an amount equal to the Bonus Value accrued by the Grantee for such quarter, subject to applicable tax withholding. The Company shall pay to the Grantee the Deferred Bonus Value accrued in connection with any unvested Stock Units on the fifth business day after the date on which such unvested Stock Units vest, subject to applicable tax withholding.
(e)	In the case of a redemption or repurchase of Shares, the number of Shares of the class of stock redeemed or repurchased that are subject to outstanding Stock Units will be automatically reduced by an amount proportionate to the percentage reduction in outstanding Shares of the affected class resulting from the redemption or repurchase. The Grantee shall be entitled to receive any information reasonably requested regarding the composition of a Unit, as adjusted in accordance with this Section 8.
9. Forfeiture. Upon delivery of Shares pursuant to the Stock Units, the Grantee shall certify on a form acceptable to the Committee that the Grantee is in compliance with the Restrictive Covenants and all other agreements between the Grantee and the Company or any of its Affiliates. If the Company determines that the Grantee is not in compliance with one or more of the Restrictive Covenants or with the provisions of any agreement between the Grantee and the Company or any of its Affiliates, and such non-compliance has not been authorized in advance in a specific written waiver from the Company or the applicable party, the Committee may cancel any unpaid Stock Units. The Company shall also have the following (and only the following) additional remedies:
(a)	During the six months after any delivery of Shares pursuant to the Stock Units, such delivery may be rescinded at the Company’s option if the Grantee fails to comply in any material respect with the terms of the Restrictive Covenants or of any other agreement with the Company or any of its affiliates or if the Grantee breaches any duty to the Company or any of its Affiliates. The Company shall notify the Grantee in writing of any such rescission within one year after such delivery. Within ten days after receiving such a notice from the Company, the Grantee shall remit or deliver to the Company (i) the amount of any gain realized upon the sale of any Shares, (ii) any consideration received upon the exchange of any Shares (or to the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued at the time of the exchange), and (iii) the number of Shares received in connection with the rescinded delivery.
(b)	The Company shall have the right to offset, against any Shares and any cash amounts due to the Grantee under or by reason of the Grantee’s holding the Stock Units, any amounts to which the Company is entitled as a result of the Grantee’s violation of the terms of the Restrictive Covenants or of any other agreement with the Company or any of its affiliates or the Grantee’s breach of any duty to the Company or any of its Affiliates; provided, however, that no offset shall accelerate or defer the distribution date of amounts payable under this Agreement in violation of Section 409A of the Code, and any offset in violation of Section 409A shall be null and void. Accordingly, the Grantee acknowledges that (i) the Company may withhold delivery of Shares, (ii) the Company may place the proceeds of any sale or other disposition of Shares in an escrow account of the Company’s choosing pending resolution of any dispute with the Company, and (iii) the Company has no liability for any attendant market risk caused by any such withholding, or escrow, subject, however, to compliance with the requirements of Section 409A of the Code.
The Grantee acknowledges and agrees that the calculation of damages from a breach of any of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or of any duty to the Company or any of its Affiliates would be difficult to calculate accurately and that the right to offset or other remedy provided for herein is reasonable and not a penalty. The Grantee further agrees not to challenge the reasonableness of such provisions even where the Company rescinds, delays, withholds or escrows Shares or proceeds or uses those Shares or proceeds as a setoff.
10. Legends, etc. Shares issued upon the lapse of any restrictions on the Stock Units shall bear such legends as may be required or provided for under the terms of the Stockholders Agreement.
11. Transfer of Stock Units. The Stock Units may only be transferred by the laws of descent and distribution, or to a legal representative in the event of the Grantee’s incapacity.
12. Withholding. The payment of the Shares and other amounts in accordance with this Agreement will give rise to “wages” subject to withholding. The Grantee expressly acknowledges and agrees that the Grantee’s rights hereunder, including the right to be issued Shares in accordance with Section 5 herein and paid cash in accordance with Section 8 hereof, are subject to the Grantee promptly paying to the Companies in cash or by Share withholding as described below (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. The Grantee also authorizes the Companies and their subsidiaries to withhold such amount from any amounts otherwise owed to the Grantee. Unless the Grantee elects otherwise in a time and manner specified by the Company, any tax withholding obligation with respect to the payment of Shares shall be satisfied by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, and local tax liabilities.

13. Grant Subject to Plan Provisions. This Award is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The Award and payment of the Stock Units are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Administrator in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the shares issued under the Plan, (ii) changes in capitalization and (iii) other requirements of applicable law. The Administrator shall have the authority to interpret and construe the Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
14. Effect on Employment. Neither the grant of the Stock Units, nor the issuance of Shares or other payments in accordance with this Agreement, shall give the Grantee any right to be retained in the employ of the Company, Lowerco or any of their Affiliates, affect the right of the Company, Lowerco or any of their Affiliates to discharge or discipline the Grantee at any time, or affect any right of the Grantee to terminate his or her Employment at any time.
15. Delay in Payments for Specified Employees. Notwithstanding anything in this Agreement to the contrary, if the Grantee is a “specified employee” of a publicly traded corporation under Section 409A of the Code at the time of separation from service and if payment of any amount under this Agreement is required to be delayed for a period of six months after the separation from service pursuant to Section 409A of the Code, payment of such amount shall be delayed as required by Section 409A of the Code, and the accumulated postponed amount shall be paid in a lump sum payment within 10 days after the end of the six-month period. If the Grantee dies during the postponement period prior to the payment of postponed amount, the accumulated postponed amount shall be paid to the personal representative of the Grantee’s estate within 60 days after the date of the Grantee’s death.
16. Section 409A. It is intended that the Stock Units awarded hereunder shall comply with the requirements of Section 409A of the Code (and any regulations and guidelines issued thereunder), and this Agreement shall be interpreted on a basis consistent with such intent. Each payment under this Agreement is considered a separate payment for purposes of Section 409A of the Code. As provided under Section 409A, if calculation of the amount of a payment is not administratively practicable due to events beyond the control of the Grantee, the payment will be treated as made upon the date specified hereunder if the payment is made during the first calendar year in which calculation of the amount of the payment is administratively practicable. This Agreement may be amended without the consent of the Grantee in any respect deemed by the Committee to be necessary in order to preserve compliance with Section 409A of the Code.
17. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
[SIGNATURE PAGE FOLLOWS]

By acceptance of the Stock Units, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement and the Registration Rights Agreement, in each case treating the undersigned as a “Manager” as defined therein.
Executed as of the Date of Grant.

SunGard Capital Corp. and	SUNGARD CAPITAL CORP.
SunGard Capital Corp. II	SUNGARD CAPITAL CORP. II

By:
Grantee
I acknowledge that I have received a copy of this Agreement and certain related information, and that I have read and understood these documents. I accept and agree to all of the provisions of this Agreement.

Grantee

Schedule A
Vesting Schedule
(1) With respect to each of the 2009 and 2010 calendar years, the Stock Units shall be earned to the extent that the Base Case for each such calendar year is achieved during such period as follows, and the portion of the Stock Units that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph (2) below:
(a) If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Base Case for that year, none of the Stock Units will earned at the end of that year;
(b) If Actual Internal EBITA for such calendar year is between 95% and 100% of the Base Case for that year, the number of Stock Units that will be earned for the calendar year will be determined by interpolation at the linear rate of 1/78.32 of the Stock Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share);
(c) If Actual Internal EBITA for such calendar year is above 100% but not greater than 106.25% of the Base Case for that year, the Stock Units that will be earned for the calendar year will be the sum of (i) the number of Stock Units calculated in accordance with paragraph (b) above and (ii) the number of Stock Units determined by interpolation at the linear rate of 1/249.51 of the Stock Units per one percentage point of Actual Internal EBITA in excess of 100% (rounded to the nearest  _____  ..0001 of a Stock Unit);
(d) If Actual Internal EBITA for such calendar year is greater than 106.25% of the Base Case for that year, no further Stock Units shall be earned other than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below), at which point the Stock Units shall be earned as follows:
(i) if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number Stock Units that will be earned for the calendar year will be the sum of (x) the number of Stock Units calculated in accordance with paragraph (c) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Stock Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Stock Units between 100% and 106.25% of the Original Base Case; and
(ii) if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, 1/5 of the Stock Units shall be earned (rounded to the nearest .0001 of a Stock Unit) at the end of that year;
provided that, only through December 31, 2010, any Stock Units that do not vest at the end of 2009 may vest at the end of 2010 based on the cumulative Actual Internal EBITA as a percent of the cumulative Original Base Case. For example, if Actual Internal EBITA in 2009 is 100% of the Original Base Case, then approximately 8.89% of the Stock Units vest on December 31, 2009 (1/56.25 x 5 Actual Internal EBITA percentage points), and if cumulative Actual Internal EBITA for 2009 and 2010 is 105% of the cumulative Original Base Case, then approximately 26.67% of the Stock Units vest on December 31, 2010 ([1/56.25 x 10 Internal EBITA percentage points x 2 years] — 8.89%).
(2) With respect to each of the 2009 and 2010 calendar years, the Stock Units shall vest and be exercisable with respect to 25% of the total number of Stock Units earned under paragraph (1) above at the end of the applicable calendar year (“Initial Vesting Date”); and the remaining 75% of the total number of Stock Units earned for the calendar year shall vest and be exercisable in equal monthly installments over the 36 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date. All vesting shall be conditioned on continued service with the Company through the applicable vesting date.

(3) With respect to each of the 2011, 2012 and 2013 calendar years, the Stock Units shall be exercisable to the extent that the Base Case is achieved during such period as follows:
(a) if Actual Internal EBITA for such calendar year is less than or equal to 95% of the Base Case for that year, none of the Stock Units will earned at the end of that year;
(b) if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Base Case for that year, 1/5 of the Stock Units shall be earned (rounded to the nearest .0001 of a Stock Unit) at the end of that year; and
(c) if Actual Internal EBITA for such calendar year is between 95% and 106.25% of the Base Case for that year, the number of Stock Units that vest and become exercisable at the end of that year will be determined by interpolation at the linear rate of 1/56.25 of the Stock Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Stock Unit).
For vesting in years after 2010, cumulative vesting will not be available.
For purposes of this Vesting Schedule:
“Performance Period” means the five-year period beginning on January 1, 2009.
“Actual Internal EBITA” means the Company’s actual earnings before interest, taxes and amortization for a year, determined based on the Company’s audited financials. Actual Internal EBITA shall not be reduced by costs of the acquisition of the Company by the Investors or the Company’s proposed spin-off of its availability services business or related items, management and transaction fees payable to the Investors or their affiliates, extraordinary items (as determined by the Compensation Committee in consultation with the CEO) or non-cash equity incentive expenses. Actual Internal EBITA shall be calculated without giving effect to purchase accounting and shall be adjusted in good faith by the Compensation Committee in consultation with the CEO to reflect the consequences of acquisitions and dispositions. Unless otherwise determined by the Board or Compensation Committee and agreed to by the CEO, the adjustment for acquisitions and dispositions shall be based on a cost of funds used for acquisitions and released by dispositions at a rate of 11%, compounded at the rate of 7.5% per annum, provided that transactions with a purchase price in excess of $50 million may merit an alternative adjustment, in which case the rate will be as mutually agreed by the CEO and the Board or Compensation Committee. Actual Internal EBITA targets shall be appropriately adjusted by the Compensation Committee in consultation with the CEO in case of changes in GAAP promulgated by FASB or the SEC or changes in depreciation methodology.
“Base Case” means the Actual Internal EBITA targets for the Company during each calendar year in the Performance Period, as set forth below:

Base Case	2009	2010	2011	2012	2013
Actual Internal EBITA	The Company’s final	The Company’s final
(in millions)	2009 consolidated	2010 consolidated
	budgeted EBITA, as	budgeted EBITA, as
	approved by the	approved by the
	Board or	Board or
	Compensation	Compensation
	Committee and as	Committee and as
	appears in the	appears in the
	Company’s operating	Company’s operating
	budget for 2009	budget for 2010
“Original Base Case” means the Actual Internal EBITA targets for the Company as originally determined in August 2005 by the Board for each of the 2009 and 2010 calendar years as set forth below:

Original Base Case	2009	2010
Actual Internal EBITA (in millions)

Tier II Executive Officer Form

Name:
Number of Stock Units:
Date of Grant:
SunGard Capital Corp. and SunGard Capital Corp. II
Management Performance-Based Restricted Stock Unit Agreement
THIS AWARD AND ANY SECURITIES ISSUED UPON THE PAYMENT OF THIS
RESTRICTED STOCK UNIT AWARD ARE SUBJECT TO RESTRICTIONS ON VOTING
AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET
FORTH IN THE STOCKHOLDERS AGREEMENT AMONG SUNGARD CAPITAL CORP.,
SUNGARD CAPITAL CORP. II, SUNGARD HOLDING CORP., SOLAR CAPITAL CORP.
AND CERTAIN STOCKHOLDERS OF SUNGARD CAPITAL CORP. AND SUNGARD
CAPITAL CORP. II, DATED AS OF AUGUST 10, 2005 (AS IN EFFECT FROM TIME TO
TIME, THE “STOCKHOLDERS AGREEMENT”).
SUNGARD CAPITAL CORP. AND SUNGARD CAPITAL CORP. II STRONGLY
ENCOURAGE YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL
ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES.
This agreement (the “Agreement”) evidences Restricted Stock Units granted by SunGard Capital Corp., a Delaware corporation (the “Company”), and SunGard Capital Corp. II, a Delaware corporation (“Lowerco” and together with the Company, the “Companies”), to the undersigned (the “Grantee”), pursuant to, and subject to the terms of, the SunGard 2005 Management Incentive Plan (as amended from time to time, the “Plan”) which is incorporated herein by reference and of which the Grantee hereby acknowledges receipt.
1. Grant of Restricted Stock Units. The Company and Lowerco (as applicable) grant to the Grantee, as of the above Date of Grant, Restricted Stock Units for the number of Stock Units stated above (the “Stock Units”), on the terms provided herein and in the Plan. The Stock Units represent a conditional right to receive Units (as defined below) consisting of Class A Common shares, Class L Common shares and Lowerco Preferred shares (the “Shares”). The Stock Units evidenced by this Agreement are granted to the Grantee in an Employment capacity as an Employee.
2. Stock Unit Account. The Company shall establish and maintain a Stock Unit account (the “Account”) as a bookkeeping account on its records for the Grantee and shall record in the Account the number of Stock Units awarded to the Grantee. No Shares shall be issued to the Grantee at the time the Award is made, and the Grantee shall not be, nor have any of the rights or privileges of, a stockholder of the Companies with respect to any Stock Units recorded in the Account or amounts credited to the Account pursuant to Section 8. The Grantee shall not have any interest in any fund or specific assets of the Companies by reason of this Award or the Account established for the Grantee.

3. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as in the Plan. The terms “Change of Control,” “Disability” and “Fair Market Value” shall have the same meaning as set forth in the Stockholders Agreement and without regard to any subsequent amendment thereof. The term “Performance Period” is defined in Schedule A. The following terms shall have the following meanings:
(a)	“Adjustment Event” means (i) a cash distribution with respect to Shares paid to all or substantially all holders of Shares, other than cash dividends in respect of Shares declared by the Board as part of a regular dividend payment practice or stated cash dividend policy of the Company following an IPO, or (ii) a substantially pro rata redemption or substantially pro rata repurchase (in each case, as applicable, by the Company, Lowerco or any of their subsidiaries) of all or part of any class of Shares;
(b)	“CEO” means the Chief Executive Officer of the Company.
(c)	“Date of Termination” means the date that the termination of the Grantee’s Employment with Employer is effective on account of the Grantee’s death, the Grantee’s Disability, termination by Employer for Cause or without Cause, or by the Grantee, as the case may be;
(d)	“Employer” means the Company or, as the case may be, its Affiliate with whom the Grantee has entered into an Employment relationship;
(e)	“Investors” means investment funds advised by Silver Lake Partners, Bain Capital, The Blackstone Group, Goldman, Sachs & Co., Kohlberg Kravis Roberts, Providence Equity Partners and Texas Pacific Group that own capital stock of the Company;
(f)	“Restrictive Covenant” means any of the restrictive covenants set forth in Exhibit A, which is incorporated herein by reference;
(g)	“Retirement” means termination of employment by Grantee after age 62;
(h)	“Unit” means an undivided interest in 1.3 Class A shares, 0.1444 Class L shares and 0.05 Lowerco Preferred shares, determined at the Date of Grant, as it may be adjusted as provided herein;
(i)	“Vest on a Pro Rata Basis” means that the vesting of the Grantee’s Stock Units shall continue through the end of the Year of Termination (but not thereafter), provided that only a portion of the Stock Units subject to this Restricted Stock Unit Agreement that otherwise would have vested at the end of such year shall vest, such portion being determined by multiplying (i) the number of Stock Units that otherwise would have vested at the end of such year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which the Grantee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Stock Units);

Notwithstanding the foregoing, with respect to the Grantee’s termination of Employment described in Section 4(a) during the 2009 or 2010 calendar year, “Vest on a Pro Rata Basis” means that the Grantee’s Stock Units shall continue to be earned through the end of the Year of Termination (but not thereafter), provided that only a portion of the Stock Units subject to this Restricted Stock Unit Agreement that otherwise would have been earned at the end of such year shall be earned as of the end of the calendar year, such portion being determined by multiplying (i) the number of Stock Units that otherwise would have been earned at the end of such calendar year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which the Grantee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Stock Units); and the Stock Units that are earned for the Year of Termination as described in this paragraph shall vest as of the last day of the Year of Termination pursuant to Section 4(a);
(j)	Vest on a Return-on-Equity Basis” means that Grantee’s Stock Units shall be subject to accelerated vesting at the time of a Change of Control as follows:
(i)	If the Change of Control occurs on or before December 31, 2013 and results in the Investors receiving an amount constituting at least 300% of the Investors’ initial equity investment in the Company and any subsequent equity investments, Stock Units shall vest as follows: (A) if the Investor internal rate of return (“IRR”) as of the Change of Control date is 16% or higher, all remaining Stock Units shall become fully vested and exercisable on the one-year anniversary of the Change of Control; (B) if the Investor IRR as of the Change of Control date is between 14% and 16%, the number of Stock Units determined by interpolation (e.g., 50% acceleration at 15% IRR) shall become fully vested and exercisable on the one-year anniversary of the Change of Control; and (C) if the Investor IRR as of the Change of Control date is less than 14%, there will be no acceleration of vesting. Vesting on the one-year anniversary of the Change of Control is contingent on continued employment through the one-year anniversary date, except as otherwise provided in Section 4(a).
(ii)	If a Change of Control occurs and the requirements of subsection (i) are not met, there will be no acceleration of vesting.
(iii)	In determining the amount that has been received by the Investors, the gross value of all cash (including prior distributions the Investors or their Affiliates have received with respect to the Shares) and/or securities (with the fair value of such securities to be determined by the Board, which shall be entitled to take into account any restrictions on transferability, liquidity or saleability of such securities) received by the Investors shall be taken into account, minus the amount of commissions, fees and expenses payable by the Investors to the investment bankers and professional advisors in connection with the Change of Control. Management and transaction fees specified in the Management Agreement entered into as of August 11, 2005 between the Company and certain affiliates of the Investors, as amended from time to time, shall be excluded, provided that any increases in such fees from the fees in effect as of August 11, 2005 must be customary (on a percentage of equity basis or in the case of transaction fees as a percentage of transaction size) compared to fees charged by private equity sponsors to their portfolio companies. In evaluating the amount of the transaction consideration, the Board may take into consideration amounts paid into escrow and contingent payments in connection with any transaction.
(k)	“Year of Termination” means the fiscal year for the applicable Performance Period during which the Grantee’s Date of Termination occurs.
As used herein with respect to the Stock Units, the Stock Units shall be earned based on performance and shall vest based on Section 4 below, and the term “vest” means that the restrictions on the right to receive payment pursuant to the Stock Units lapse in whole or in specified part.
4. Vesting of Stock Units. The Stock Units shall be subject to forfeiture until the Stock Units vest. The Stock Units shall vest, in accordance with Schedule A, based on the Grantee’s continued Employment; provided, however, that:
(a)	if the Grantee’s Employment terminates as a result of (i) termination of the Grantee by Employer without Cause, (ii) the Grantee’s Disability or death, or (iii) with respect to Stock Units earned for a calendar year after 2010, the Grantee’s Retirement, then (A) the Stock Units for the year of termination shall Vest on a Pro Rata Basis, (B) any unvested portion of the Stock Units that was earned for the 2009 or 2010 calendar year shall become fully vested as of the Date of Termination, and (C) if a Change of Control has occurred, any amount that is scheduled to vest on the one-year anniversary of the Change of Control pursuant to Section 3(j)(i) above shall become fully vested as of the Date of Termination;
(b)	with respect to the portion of the Stock Units that is earned for the 2009 or 2010 calendar year, if the Grantee’s Employment terminates as a result of the Grantee’s resignation or Retirement, then the Stock Units shall be deemed to have stopped vesting as of the Date of Termination of such Grantee, and no portion of the Stock Units shall be earned for the calendar year in which the Date of Termination occurs;
(c)	with respect to the portion of the Stock Units that is earned for calendar years after 2010, if the Grantee’s Employment terminates as a result of the Grantee’s resignation, then the Stock Units shall be deemed to have stopped vesting as of the beginning of the year containing the Date of Termination of such Grantee;
(d)	if the Grantee’s Employment terminates as a result of termination by Employer for Cause, then the Stock Units will be immediately forfeited by the Grantee and terminate as of the Date of Termination;
(e)	upon a Change of Control through December 31, 2013, the Stock Units shall Vest on a Return-on-Equity Basis; provided that, upon such a Change of Control following which Stock continues to be held by any of the Investors, if the Change of Control would not result in full acceleration of vesting pursuant to this Section 4(d) without giving effect to this proviso, the Administrator shall, as it considers appropriate in its sole discretion, either (i) cause the Stock Units to Vest on a Return-on-Equity Basis treating the Fair Market Value of any retained Stock as an amount received by the Investors in connection with the Change of Control, or (ii) permit the Stock Units to Vest on a Return-on-Equity Basis in connection with any disposition by the Investors of a material portion of their remaining Stock during through December 31, 2013; and
(f)	notwithstanding the foregoing, in the event of a Change of Control after the 2009 or 2010 calendar year, any portion of the Stock Units that was earned with respect to the 2009 or 2010 calendar year based on Schedule A and that has not yet vested shall vest in full upon the Change of Control.
5. Payment of Stock Units. The Grantee’s vested Stock Units shall be paid in Shares upon the first to occur of (i) a Change of Control that meets the requirements of a “change in control event” under Section 409A of the Code, (ii) the Grantee’s separation from service without Cause, or (iii) December 31, 2014. If a Change of Control occurs before the Stock Units are fully vested, any Stock Units that subsequently vest shall be paid upon the first to occur of (i) the Grantee’s separation from service without Cause or (ii) December 31, 2014. Notwithstanding the foregoing, a distribution of Shares under this Agreement upon separation from service shall only be made upon the Grantee’s “separation from service” within the meaning of Section 409A of the Code and a distribution shall be made at a time and in a manner consistent with Section 409A. When the vested Stock Units become payable, the Companies will issue to the Grantee Shares representing the Units underlying the vested Stock Units, subject to satisfaction of the Grantee’s tax withholding obligations as described below, within 30 business days after the payment event.
6. Certain Calls and Puts. The Stock Units granted hereunder and the related Shares are subject to the call and put rights contained in Section 6 of the Stockholders Agreement, except that such put rights shall be granted only if and to the extent permitted by the Code (including Section 409A thereof); provided, however, that the call rights contained in Section 6 of the Stockholders Agreement shall not apply in the event of a termination resulting from Disability or death.
7. Share Restrictions, etc. Except as expressly provided herein, the Grantee’s rights hereunder and with respect to Shares received upon payment in accordance with Section 5 herein are subject to the restrictions and other provisions contained in the Stockholders Agreement.
8. Distributions, Redemptions, etc.
(a)	Upon the occurrence of an Adjustment Event, there shall be credited to the Account an amount equal to the product of (i) the per-Share amount paid with respect to Shares underlying the Stock Unit in connection with the Adjustment Event, multiplied by (ii) the number of Shares of the class of stock affected by the Adjustment Event that are included in each Unit immediately prior to the Adjustment Event, multiplied by (iii) the number of Units underlying the Grantee’s Stock Units pursuant to this Award.

(b)	If any other cash dividend or distribution is paid with respect to Shares underlying the Stock Units, there shall be credited to the Account an amount equal to the product of (i) the per-Share amount paid with respect to Shares underlying the Stock Units, multiplied by (ii) the number of Shares of the applicable class of stock that are included in each Unit, multiplied by (iii) the number of Units underlying the Grantee’s Stock Units pursuant to this Award.
(c)	The amount credited to the Account pursuant to this Section 8 with respect to vested Stock Units is referred to as the “Bonus Value.” The amount credited to the Account pursuant to this Section 8 with respect to unvested Stock Units is referred to as the “Deferred Bonus Value.”
(d)	On the fifth business day after the end of each calendar quarter, the Company shall pay to the Grantee in cash an amount equal to the Bonus Value accrued by the Grantee for such quarter, subject to applicable tax withholding. The Company shall pay to the Grantee the Deferred Bonus Value accrued in connection with any unvested Stock Units on the fifth business day after the date on which such unvested Stock Units vest, subject to applicable tax withholding.
(e)	In the case of a redemption or repurchase of Shares, the number of Shares of the class of stock redeemed or repurchased that are subject to outstanding Stock Units will be automatically reduced by an amount proportionate to the percentage reduction in outstanding Shares of the affected class resulting from the redemption or repurchase. The Grantee shall be entitled to receive any information reasonably requested regarding the composition of a Unit, as adjusted in accordance with this Section 8.
9. Forfeiture. Upon delivery of Shares pursuant to the Stock Units, the Grantee shall certify on a form acceptable to the Committee that the Grantee is in compliance with the Restrictive Covenants and all other agreements between the Grantee and the Company or any of its Affiliates. If the Company determines that the Grantee is not in compliance with one or more of the Restrictive Covenants or with the provisions of any agreement between the Grantee and the Company or any of its Affiliates, and such non-compliance has not been authorized in advance in a specific written waiver from the Company or the applicable party, the Committee may cancel any unpaid Stock Units. The Company shall also have the following (and only the following) additional remedies:
(a)	During the six months after any delivery of Shares pursuant to the Stock Units, such delivery may be rescinded at the Company’s option if the Grantee fails to comply in any material respect with the terms of the Restrictive Covenants or of any other agreement with the Company or any of its affiliates or if the Grantee breaches any duty to the Company or any of its Affiliates. The Company shall notify the Grantee in writing of any such rescission within one year after such delivery. Within ten days after receiving such a notice from the Company, the Grantee shall remit or deliver to the Company (i) the amount of any gain realized upon the sale of any Shares, (ii) any consideration received upon the exchange of any Shares (or to the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued at the time of the exchange), and (iii) the number of Shares received in connection with the rescinded delivery.
(b)	The Company shall have the right to offset, against any Shares and any cash amounts due to the Grantee under or by reason of the Grantee’s holding the Stock Units, any amounts to which the Company is entitled as a result of the Grantee’s violation of the terms of the Restrictive Covenants or of any other agreement with the Company or any of its affiliates or the Grantee’s breach of any duty to the Company or any of its Affiliates; provided, however, that no offset shall accelerate or defer the distribution date of amounts payable under this Agreement in violation of Section 409A of the Code, and any offset in violation of Section 409A shall be null and void. Accordingly, the Grantee acknowledges that (i) the Company may withhold delivery of Shares, (ii) the Company may place the proceeds of any sale or other disposition of Shares in an escrow account of the Company’s choosing pending resolution of any dispute with the Company, and (iii) the Company has no liability for any attendant market risk caused by any such withholding, or escrow, subject, however, to compliance with the requirements of Section 409A of the Code.
The Grantee acknowledges and agrees that the calculation of damages from a breach of any of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or of any duty to the Company or any of its Affiliates would be difficult to calculate accurately and that the right to offset or other remedy provided for herein is reasonable and not a penalty. The Grantee further agrees not to challenge the reasonableness of such provisions even where the Company rescinds, delays, withholds or escrows Shares or proceeds or uses those Shares or proceeds as a setoff.
10. Legends, etc. Shares issued upon the lapse of any restrictions on the Stock Units shall bear such legends as may be required or provided for under the terms of the Stockholders Agreement.
11. Transfer of Stock Units. The Stock Units may only be transferred by the laws of descent and distribution, or to a legal representative in the event of the Grantee’s incapacity.
12. Withholding. The payment of the Shares and other amounts in accordance with this Agreement will give rise to “wages” subject to withholding. The Grantee expressly acknowledges and agrees that the Grantee’s rights hereunder, including the right to be issued Shares in accordance with Section 5 herein and paid cash in accordance with Section 8 hereof, are subject to the Grantee promptly paying to the Companies in cash or by Share withholding as described below (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. The Grantee also authorizes the Companies and their subsidiaries to withhold such amount from any amounts otherwise owed to the Grantee. Unless the Grantee elects otherwise in a time and manner specified by the Company, any tax withholding obligation with respect to the payment of Shares shall be satisfied by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, and local tax liabilities.

13. Grant Subject to Plan Provisions. This Award is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The Award and payment of the Stock Units are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Administrator in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the shares issued under the Plan, (ii) changes in capitalization and (iii) other requirements of applicable law. The Administrator shall have the authority to interpret and construe the Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
14. Effect on Employment. Neither the grant of the Stock Units, nor the issuance of Shares or other payments in accordance with this Agreement, shall give the Grantee any right to be retained in the employ of the Company, Lowerco or any of their Affiliates, affect the right of the Company, Lowerco or any of their Affiliates to discharge or discipline the Grantee at any time, or affect any right of the Grantee to terminate his or her Employment at any time.
15. Delay in Payments for Specified Employees. Notwithstanding anything in this Agreement to the contrary, if the Grantee is a “specified employee” of a publicly traded corporation under Section 409A of the Code at the time of separation from service and if payment of any amount under this Agreement is required to be delayed for a period of six months after the separation from service pursuant to Section 409A of the Code, payment of such amount shall be delayed as required by Section 409A of the Code, and the accumulated postponed amount shall be paid in a lump sum payment within 10 days after the end of the six-month period. If the Grantee dies during the postponement period prior to the payment of postponed amount, the accumulated postponed amount shall be paid to the personal representative of the Grantee’s estate within 60 days after the date of the Grantee’s death.
16. Section 409A. It is intended that the Stock Units awarded hereunder shall comply with the requirements of Section 409A of the Code (and any regulations and guidelines issued thereunder), and this Agreement shall be interpreted on a basis consistent with such intent. Each payment under this Agreement is considered a separate payment for purposes of Section 409A of the Code. As provided under Section 409A, if calculation of the amount of a payment is not administratively practicable due to events beyond the control of the Grantee, the payment will be treated as made upon the date specified hereunder if the payment is made during the first calendar year in which calculation of the amount of the payment is administratively practicable. This Agreement may be amended without the consent of the Grantee in any respect deemed by the Committee to be necessary in order to preserve compliance with Section 409A of the Code.
17. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
[SIGNATURE PAGE FOLLOWS]

By acceptance of the Stock Units, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement as a “Manager” as defined therein.
Executed as of the Date of Grant.

SunGard Capital Corp. and	SUNGARD CAPITAL CORP.
SunGard Capital Corp. II	SUNGARD CAPITAL CORP. II

By:
Grantee
I acknowledge that I have received a copy of this Agreement and certain related information, and that I have read and understood these documents. I accept and agree to all of the provisions of this Agreement.

Grantee

Schedule A
Vesting Schedule
(1) With respect to each of the 2009 and 2010 calendar years, the Stock Units shall be earned to the extent that the Base Case for each such calendar year is achieved during such period as follows, and the portion of the Stock Units that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph (2) below:
(a) If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Base Case for that year, none of the Stock Units will earned at the end of that year;
(b) If Actual Internal EBITA for such calendar year is between 95% and 100% of the Base Case for that year, the number of Stock Units that will be earned for the calendar year will be determined by interpolation at the linear rate of 1/78.32 of the Stock Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share);
(c) If Actual Internal EBITA for such calendar year is above 100% but not greater than 106.25% of the Base Case for that year, the Stock Units that will be earned for the calendar year will be the sum of (i) the number of Stock Units calculated in accordance with paragraph (b) above and (ii) the number of Stock Units determined by interpolation at the linear rate of 1/249.51 of the Stock Units per one percentage point of Actual Internal EBITA in excess of 100% (rounded to the nearest  _____  ..0001 of a Stock Unit);
(d) If Actual Internal EBITA for such calendar year is greater than 106.25% of the Base Case for that year, no further Stock Units shall be earned other than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below), at which point the Stock Units shall be earned as follows:
(i) if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number Stock Units that will be earned for the calendar year will be the sum of (x) the number of Stock Units calculated in accordance with paragraph (c) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Stock Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Stock Units between 100% and 106.25% of the Original Base Case; and
(ii) if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, 1/5 of the Stock Units shall be earned (rounded to the nearest .0001 of a Stock Unit) at the end of that year;
provided that, only through December 31, 2010, any Stock Units that do not vest at the end of 2009 may vest at the end of 2010 based on the cumulative Actual Internal EBITA as a percent of the cumulative Original Base Case. For example, if Actual Internal EBITA in 2009 is 100% of the Original Base Case, then approximately 8.89% of the Stock Units vest on December 31, 2009 (1/56.25 x 5 Actual Internal EBITA percentage points), and if cumulative Actual Internal EBITA for 2009 and 2010 is 105% of the cumulative Original Base Case, then approximately 26.67% of the Stock Units vest on December 31, 2010 ([1/56.25 x 10 Internal EBITA percentage points x 2 years] — 8.89%).
(2) With respect to each of the 2009 and 2010 calendar years, the Stock Units shall vest and be exercisable with respect to 25% of the total number of Stock Units earned under paragraph (1) above at the end of the applicable calendar year (“Initial Vesting Date”); and the remaining 75% of the total number of Stock Units earned for the calendar year shall vest and be exercisable in equal monthly installments over the 36 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date. All vesting shall be conditioned on continued service with the Company through the applicable vesting date.

(3) With respect to each of the 2011, 2012 and 2013 calendar years, the Stock Units shall be exercisable to the extent that the Base Case is achieved during such period as follows:
(a) if Actual Internal EBITA for such calendar year is less than or equal to 95% of the Base Case for that year, none of the Stock Units will earned at the end of that year;
(b) if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Base Case for that year, 1/5 of the Stock Units shall be earned (rounded to the nearest .0001 of a Stock Unit) at the end of that year; and
(c) if Actual Internal EBITA for such calendar year is between 95% and 106.25% of the Base Case for that year, the number of Stock Units that vest and become exercisable at the end of that year will be determined by interpolation at the linear rate of 1/56.25 of the Stock Units per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Stock Unit).
For vesting in years after 2010, cumulative vesting will not be available.
For purposes of this Vesting Schedule:
“Performance Period” means the five-year period beginning on January 1, 2009.
“Actual Internal EBITA” means the Company’s actual earnings before interest, taxes and amortization for a year, determined based on the Company’s audited financials. Actual Internal EBITA shall not be reduced by costs of the acquisition of the Company by the Investors or the Company’s proposed spin-off of its availability services business or related items, management and transaction fees payable to the Investors or their affiliates, extraordinary items (as determined by the Compensation Committee in consultation with the CEO) or non-cash equity incentive expenses. Actual Internal EBITA shall be calculated without giving effect to purchase accounting and shall be adjusted in good faith by the Compensation Committee in consultation with the CEO to reflect the consequences of acquisitions and dispositions. Unless otherwise determined by the Board or Compensation Committee and agreed to by the CEO, the adjustment for acquisitions and dispositions shall be based on a cost of funds used for acquisitions and released by dispositions at a rate of 11%, compounded at the rate of 7.5% per annum, provided that transactions with a purchase price in excess of $50 million may merit an alternative adjustment, in which case the rate will be as mutually agreed by the CEO and the Board or Compensation Committee. Actual Internal EBITA targets shall be appropriately adjusted by the Compensation Committee in consultation with the CEO in case of changes in GAAP promulgated by FASB or the SEC or changes in depreciation methodology.
“Base Case” means the Actual Internal EBITA targets for the Company during each calendar year in the Performance Period, as set forth below:

Base Case	2009	2010	2011	2012	2013
Actual Internal EBITA	The Company’s final	The Company’s final
(in millions)	2009 consolidated	2010 consolidated
	budgeted EBITA, as	budgeted EBITA, as
	approved by the	approved by the
	Board or	Board or
	Compensation	Compensation
	Committee and as	Committee and as
	appears in the	appears in the
	Company’s operating	Company’s operating
	budget for 2009	budget for 2010
“Original Base Case” means the Actual Internal EBITA targets for the Company as originally determined in August 2005 by the Board for each of the 2009 and 2010 calendar years as set forth below:

Original Base Case	2009	2010
Actual Internal EBITA (in millions)

Exhibit A
Restrictive Covenants
1. The Grantee will not render services for any organization or engage directly or indirectly in any business which, in the judgment and sole determination of the Chief Executive Officer of the Company or another senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. If the Grantee’s employment or other service with the Company has terminated, the judgment of the Chief Executive Officer or other designated officer will be based on the Grantee’s position and responsibilities while employed by the Company, the Grantee’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company’s customers, suppliers, employees and competitors of the Grantee’s assuming the post-employment position and such other considerations as are deemed relevant given the applicable facts and circumstances.
2. The Grantee will not disclose to anyone outside the Company, or use other than in the Company’s business, any confidential or proprietary information or material relating to the business of the Company, acquired by the Grantee either during or after employment with the Company. The Grantee understands that the Company’s proprietary and confidential information includes, by way of example: (a) the identity of customers and prospects, their specific requirements, and the names, addresses and telephone numbers of individual contacts; (b) prices, renewal dates and other detailed terms of customer and supplier contracts and proposals; (c) pricing policies, information about costs, profits and sales, methods of delivering software and services, marketing and sales strategies, and software and service development strategies; (d) source code, object code, specifications, user manuals, technical manuals and other documentation for software products; (e) screen designs, report designs and other designs, concepts and visual expressions for software products; (f) employment and payroll records; (g) forecasts, budgets, acquisition models and other non-public financial information; and (h) expansion plans, business or development plans, management policies, information about possible acquisitions or divestitures, potential new products, markets or market extensions, and other business and acquisition strategies and policies.
3. The Grantee will promptly communicate to the Company, in writing, all marketing strategies, product ideas, software designs and concepts, software enhancement and improvement ideas, and other ideas and inventions (collectively, “works and ideas”) pertaining to the Company’s business, whether or not patentable or copyrightable, that are made, written, developed, or conceived by the Grantee, alone or with others, at any time (during or after business hours) while the Grantee is employed by the Company or during the three months after the Grantee’s employment terminates. The Grantee understands that all of those works and ideas will be the Company’s exclusive property, and by accepting the Stock Units the Grantee assigns and agrees to assign all the Grantee’s right, title and interest in those works and ideas to the Company. The Grantee will sign all documents which the Company deems necessary to confirm its ownership of those works and ideas, and the Grantee will cooperate fully with the Company to allow the Company to take full advantage of those works and ideas, including the securing of patent and/or copyright protection and/or other similar rights in the United States and in foreign countries.
4. The Grantee will not solicit or contact at any time, directly or through others, for the purpose or with the effect of competing or interfering with or harming any part of the Company’s business: (a) any customer or acquisition target under contract with the Company at any time during the last two years of the Grantee’s employment with the Company; (b) any prospective customer or acquisition target that received or requested a proposal, offer or letter of intent from the Company at any time during the last two years of the Grantee’s employment with the Company; (c) any affiliate of any such customer or prospect; (d) any of the individual contacts established by the Company or the Grantee or others at the Company during the period of the Grantee’s employment with the Company; or (e) any individual who is an employee or independent contractor of the Company at the time of the solicitation or contact or who has been an employee or independent contractor within three months before such solicitation or contact.

EXHIBIT 10.5
Forms of 2009 Senior Management Performance-Based Class A Option Agreements

Tier I Executive Officer Form

Name:
Number of Shares:
Price per Share:
Date of Grant:
SunGard Capital Corp.
Senior Management Non-Qualified Performance-Based
Class A Option Agreement
THIS AWARD AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS OPTION
ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND
REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE
STOCKHOLDERS AGREEMENT AMONG SUNGARD CAPITAL CORP., SUNGARD
CAPITAL CORP. II, SUNGARD HOLDING CORP., SOLAR CAPITAL CORP. AND
CERTAIN STOCKHOLDERS OF SUNGARD CAPITAL CORP. AND SUNGARD
CAPITAL CORP. II, DATED AS OF AUGUST 10, 2005 (AS IN EFFECT FROM TIME
TO TIME, THE “STOCKHOLDERS AGREEMENT”).
SUNGARD CAPITAL CORP. STRONGLY ENCOURAGES YOU TO SEEK THE
ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO
YOUR AWARD AND ITS TAX CONSEQUENCES.
This agreement (the “Agreement”) evidences a stock option granted by SunGard Capital Corp., a Delaware corporation (the “Company”), to the undersigned (the “Optionee”), pursuant to, and subject to the terms of, the SunGard 2005 Management Incentive Plan (as amended from time to time, the “Plan”) which is incorporated herein by reference and of which the Optionee hereby acknowledges receipt and the Executive Employment Agreement, dated August 11, 2005, between the Optionee and SunGard Data Systems Inc. (the “Employment Agreement”). Any exercise of discretionary authority granted under the Plan shall be subject to the express terms of this Agreement, and the last sentence of Section 3 of the Plan shall not apply to determinations of the Administrator with respect to this Agreement or the provisions of the Plan as applied to this Agreement.
1. Grant of Option. The Company grants to the Optionee, as of the above Date of Grant, an option (the “Option”) to purchase, in whole or in part, on the terms provided herein and in the Plan, that total number of Class A Common shares as set forth in Schedule A (the “Shares”) at the above Price per Share. The Option will vest and become exercisable in accordance with Section 3 below.
The Option evidenced by this Agreement is intended to be a non-qualified option and is granted to the Optionee in an Employment capacity as an employee.

2. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as in the Plan. The following terms shall have the same meaning as set forth in the Optionee’s Employment Agreement: “Board,” “Cause,” “Change of Control,” “Date of Termination,” “Disability,” “Employer,” “Good Reason,” “Investors,” “Retained Business,” “Sale of a Business,” “Sold Business,” and “Year of Termination.” The term “Performance Period” is defined in Schedule A. The term “Principal Investor” shall have the same meaning as set forth in the Stockholders Agreement. The following terms shall have the following meanings:
(a)	“Adjustment Event” means (i) a cash distribution with respect to Shares paid to all or substantially all holders of Shares, other than cash dividends in respect of Shares declared by the Board as part of a regular dividend payment practice or stated cash dividend policy of the Company following an IPO, or (ii) a substantially pro rata redemption or substantially pro rata repurchase (in each case by the Company or any of its subsidiaries) of all or part of any class of Shares;
(b)	“Beneficiary” means, in the event of Optionee’s death, Optionee’s legal representative, executor, administrator or designated beneficiary, as applicable;
(c)	“Call Option” means an option in favor of Company to purchase for cash at a specified price the Shares received by Optionee (or Optionee’s Beneficiary) upon any exercise of the Option with respect to one or more Shares;
(d)	“Closing” means August 11, 2005;
(e)	“Extended Exercise Period” means the period ending on the later of (i) the 90th day following (as applicable) the Optionee’s Date of Termination or the Sale of a Business where the Optionee is employed by the Sold Business and is not offered employment with a Retained Business on substantially similar terms and conditions (or the one year anniversary of the Optionee’s Date of Termination in the case of a termination resulting from Disability or death) and (ii) the earlier of (A) a Change of Control or (B) the 30th day after an IPO (or, if Optionee is subject to an IPO lock-up, the 30th day after the expiration of the lock-up); provided that in all cases the Extended Exercise Period shall end no later than the Final Exercise Date;
(f)	“Fair Market Value” means, as of any date, as to any Share, the Board’s good faith determination of the fair market value of such Share as of the applicable reference date, taking into account the most recent annual valuation of the Company. The Company agrees to engage, no later than December 31, 2006, and at least annually thereafter, an independent third party appraiser to perform such valuation, and to update each such valuation on a quarterly basis. Upon the exercise of a Call Option pursuant to Section 5(a) or a Put Option, the Board will provide prompt written notice of its determination of the Fair Market Value of the applicable Shares (the “Board Notice”) to Optionee. Optionee shall have the right to contest the Fair Market Value thereof by notice to the Company within fifteen (15) business days of receipt of the Board Notice. If Optionee does so notify the

Company of Optionee’s disagreement with the Fair Market Value set forth in the Board Notice within such time period, then the Company shall retain an independent third party appraiser reasonably acceptable to Optionee and to the Company to determine the fair market value of such Shares, and the determination of such independent appraiser shall govern. For this purpose, the appraiser last used by the Company in the ordinary course of business will be considered an independent appraiser. In the event that the Fair Market Value of the Shares as determined by such independent appraiser exceeds by the lesser of $200,000 or 10% the fair market value determined by the Board, then the Company shall bear the full cost of the appraisal. Otherwise, the Optionee (or the Optionee’s Beneficiary, as applicable) shall bear the full cost of the appraisal;
(g)	“Family Member” means, with respect to Optionee, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee’s household (other than a tenant or employee), a trust in which one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which one or more of these persons (or Optionee) control the management of assets, or any other entity in which one or more of these persons (or Optionee) own more than fifty percent of the voting interests;
(h)	“IPO” means the initial closing of a bona fide firm commitment underwritten public offering of equity shares of the Company, registered under the Securities Act of 1933, as amended, that results in such shares being traded on a liquid trading market;
(i)	“Management Agreement” means the management agreement entered into as of the Closing between the Company and certain affiliates of the Investors, as it may be amended from time to time;
(j)	“Put Option” means the obligation of the Company, upon thirty (30) days notice from Optionee, to use commercially reasonable efforts to repurchase for cash the Shares acquired by Optionee (or Optionee’s Beneficiary) upon exercise of the Option with respect to one or more Shares at the then Fair Market Value of such Shares; provided, however, that any Shares subject to the Put Option shall have been held by Optionee (or Optionee’s Beneficiary) for at least six months. If Company (as the case may be) is not able to repurchase the Shares subject to the Put Option in cash as a result of any contractual or legal restriction, Company shall provide Optionee (or Optionee’s Beneficiary) with a promissory note that bears interest at the prime rate as published in The Wall Street Journal on the repurchase date plus 1% and will become payable over the three year period from the date of the note;
(k)	“Registration Rights Agreement” means the Participation, Registration Rights and Coordination Agreement, dated as of August 10, 2005, by and among the

Company, SunGard Capital Corp. II, SunGard Holding Corp., Solar Capital Corp. and certain stockholders of the Company;
(l)	“Restrictive Covenant” means any of the restrictive covenants set forth in Section 5 of Optionee’s Employment Agreement;
(m)	“Retirement” means retirement within the meaning of Section 2.2(b) of Optionee’s Employment Agreement;
(n)	“Vest on a Pro Rata Basis” means that the vesting of Optionee’s Option shall continue through the end of the Year of Termination (but not thereafter), provided that only a portion of the Option that otherwise would have vested at the end of such year shall vest, such portion being determined by multiplying (i) the number of Shares subject to the Option that otherwise would have vested at the end of such year based upon attainment of pre-determined performance goals, by (ii)(A) the number of days in which Optionee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Shares);
Notwithstanding the foregoing, with respect to a termination of Employment described in Section 3(a) during the 2009 or 2010 calendar year, “Vest on a Pro Rata Basis” means that the Option shall continue to be earned through the end of the Year of Termination (but not thereafter), provided that only a portion of the Option that otherwise would have been earned at the end of such year shall be earned as of the end of the calendar year, such portion being determined by multiplying (i) the number of Shares subject to the Option that otherwise would have been earned at the end of such calendar year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which Optionee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Shares); the portion of the Option that is earned for the Year of Termination as described in this paragraph shall vest as of the last day of the Year of Termination pursuant to Section 3(a); and
(o)	“Vest on a Return-on-Equity Basis” means that Optionee’s Option shall be subject to accelerated vesting at the time of a Change of Control as follows:
(i)	If the Change of Control occurs on or before December 31, 2013 and results in the Investors receiving an amount constituting at least 300% of the Investors’ initial equity investment in Company and any subsequent equity investments, Shares shall vest as follows: (A) if the Investor internal rate of return (“IRR”) as of the Change of Control date is 16% or higher, all remaining Shares shall become fully vested and exercisable on the one-year anniversary of the Change of Control; (B) if the Investor IRR as of the Change of Control date is between 14% and 16%, the number of Shares determined by interpolation (e.g., 50% acceleration at 15% IRR) shall become fully vested and exercisable on the one-year anniversary of the Change of Control; and (C) if the Investor IRR as of the Change of

Control date is less than 14%, there will be no acceleration of vesting. Vesting on the one-year anniversary of the Change of Control is contingent on continued employment through the one-year anniversary date, except as otherwise provided in Section 3(a).
(ii)	If a Change of Control occurs and the requirements of subsection (i) are not met, there will be no acceleration of vesting.
(iii)	In determining the amount that has been received by the Investors, the gross value of all cash (including prior distributions the Investors or their Affiliates have received with respect to the Shares) and/or securities (with the fair value of such securities to be determined by the Board, which shall be entitled to take into account any restrictions on transferability, liquidity or saleability of such securities) received by the Investors shall be taken into account, minus the amount of commissions, fees and expenses payable by the Investors to the investment bankers and professional advisors in connection with the Change of Control. Management and transaction fees specified in the Management Agreement shall be excluded, provided that any increases in such fees from the fees in effect as of the date of the Optionee’s Employment Agreement must be customary (on a percentage of equity basis or in the case of transaction fees as a percentage of transaction size) compared to fees charged by private equity sponsors to their portfolio companies. In evaluating the amount of the transaction consideration, the Board may take into consideration amounts paid into escrow and contingent payments in connection with any transaction.
As used herein with respect to the Option, the Option shall be earned based on performance and shall vest based on Section 3 below, and the term “vest” means to become exercisable in whole or in specified part.
3. Vesting of Option. The Option shall vest in accordance with Schedule A; provided, however, that:
(a)	if the Optionee’s Employment terminates as a result of (i) termination of the Optionee by the Employer without Cause, (ii) resignation by the Optionee for Good Reason or (iii) the Optionee’s Disability or death, then (A) the Option shall Vest on a Pro Rata Basis, (B) any unvested portion of the Option that was earned for the 2009 or 2010 calendar year based on Schedule A shall become fully vested as of the Date of Termination, and (C) if a Change of Control has occurred, any amount that is scheduled to vest on the one-year anniversary of the Change of Control pursuant to Section 2(o)(i) above shall become fully vested as of the Date of Termination;
(b)	with respect to the portion of the Option that is earned for the 2009 or 2010 calendar year, if the Grantee’s Employment terminates as a result of the Grantee’s Retirement or as a result of the Grantee’s resignation other than for Good Reason, then the Option shall be deemed to have stopped vesting as of the Date of Termination of such Grantee, and no portion of the Option shall be earned for the calendar year in which the Date of Termination occurs;
(c)	with respect to the portion of the Option that is earned for calendar years after 2010, if the Grantee’s Employment terminates as a result of the Grantee’s Retirement or as a result of the Grantee’s resignation other than for Good Reason, then the Option shall be deemed to have stopped vesting as of the beginning of the year containing the Date of Termination of such Grantee;
(d)	if the Optionee’s Employment terminates as a result of termination by the Employer for Cause, then the Option will be immediately forfeited by the Optionee and terminate as of the Date of Termination;

(e)	upon a Change of Control through December 31, 2013, the Option shall Vest on a Return-on-Equity Basis; provided that, upon such a Change of Control following which Stock continues to be held by any of the Principal Investors, if the Change of Control would not result in full acceleration of vesting pursuant to this Section 3(e) without giving effect to this proviso, the Administrator shall, as it considers appropriate in its sole discretion, either (i) cause the Option to Vest on a Return-on-Equity Basis treating the Fair Market Value of any retained Stock as an amount received by the Investors in connection with the Change of Control, or (ii) permit the Option to Vest on a Return-on-Equity Basis in connection with any disposition by the Principal Investors of a material portion of their remaining Stock through December 31, 2013; and
(f)	notwithstanding the foregoing, in the event of a Change of Control after the 2009 or 2010 calendar year, any portion of the Option that was earned with respect to the 2009 or 2010 calendar year based on Schedule A and that has not yet vested shall vest in full upon the Change of Control.
4. Exercise of Option.
(a)	In General. The latest date on which this Option may be exercised is ten years from the Date of Grant (the “Final Exercise Date”). Each election to exercise this Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or by his or her executor, administrator, or permitted transferee (subject to any restrictions provided under the Plan and the Stockholders Agreement), made pursuant to and in accordance with the terms and conditions set forth in the Plan and received by the Company at its principal offices, accompanied by payment in full as provided in the Plan. The purchase price may be paid by delivery of cash or check acceptable to the Administrator or, in case of an exercise on the Final Exercise Date or upon a Change of Control that terminates an Extended Exercise Period, after termination of Employment as a result of resignation by the Optionee other than for either Good Reason or Retirement and prior to the fifth anniversary of the Closing or as a result of the Optionee’s Disability or death, if and to the extent permitted by the Code (including Section 409A thereof) and if such exercise would not adversely affect any of the Companies’ results of operations under Generally Accepted Accounting Principles, by means of withholding of Shares subject to the Option with an aggregate Fair Market Value equal to (i) the aggregate exercise price and (ii) if commercially reasonable for the Company to so permit (taking into account its cash position in light of any contractual or legal restrictions) minimum statutory withholding taxes with respect to such exercise, or by such other method provided under the Plan and explicitly approved by the Administrator. In the event that this Option is exercised by a person other than the Optionee, the Companies will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise this Option.
(b)	Time To Exercise. The Option must be exercised no later than the Final Exercise Date, and if not exercised by such date, will thereupon terminate. The Option must also be exercised by the termination of the Optionee’s Employment, and if not exercised by such date, will thereupon terminate, except as provided below:
(i)	upon termination of the Optionee’s Employment (i) by the Employer without Cause, (ii) by resignation by the Optionee for Good Reason, or (iii) as a result of a Disability or death, or upon the Sale of a Business where the Optionee is employed by the Sold Business and is not offered employment with a Retained Business on substantially similar terms and conditions, the Option will remain exercisable through the Extended Exercise Period, and will thereupon terminate;
(ii)	if the Optionee’s Employment terminates as a result of resignation by the Optionee other than for Good Reason and such Employment terminates (i) prior to the fifth anniversary of the Closing, then the Option will remain exercisable until the earlier of (a) the 90th day after the Date of Termination or (b) the Final Exercise Date, and will thereupon terminate, or (ii) on or after the fifth anniversary of the Closing, then the Option will remain exercisable through the Extended Exercise Period, and will thereupon terminate;
(iii)	if, the Optionee’s Employment terminates as a result of the Optionee’s Retirement, then the Option will remain exercisable through the Extended Exercise Period, and will thereupon terminate;
provided further that the Administrator shall extend the period to exercise the portion of the Option that vests after termination of Employment (but not beyond the Final Exercise Date) to the extent necessary to determine the Actual Internal EBITA (as defined in Schedule A) for the year containing the Date of Termination (or for the preceding year, as applicable).
5. Certain Calls and Puts.
(a)	Call on Resignation Without Good Reason. If the Optionee’s Employment terminates as a result of resignation by the Optionee other than for either Good

Reason or Retirement, for the period ending one hundred eighty-one (181) days following the later of Optionee’s Date of Termination or the date on which this Option is exercised, the Company shall have a Call Option at the then Fair Market Value of such Shares, provided, however, that the Companies’ Call Options pursuant to this Section 5(a) shall cease to apply on the earlier of an IPO or the fifth anniversary of the Closing. For purposes of the preceding sentence, the term resignation does not include the departure of Optionee by reason of the Sale of a Business where Optionee is employed by the Sold Business and is not offered employment with a Retained Business on substantially similar terms and conditions.
(b)	Call on Termination For Cause. If the Optionee’s Employment is terminated by the Employer for Cause, for the period ending one hundred eighty-one (181) days following the later of Optionee’s Date of Termination or the date on which this Option is exercised, the Company shall have a Call Option at the lower of (i) the exercise price paid by Optionee for such Shares (less any distributions received with respect to such Shares under the SunGard Capital Corp. and SunGard Capital Corp. II Dividend Rights Plan or with respect to such Shares after the exercise of this Option), or (ii) the then Fair Market Value of such Shares, provided, however, that the Companies’ Call Options pursuant to this Section 5(b) shall cease to apply on an IPO.
(c)	Put on Disability or Death. If the Optionee’s Employment terminates as a result of the Optionee’s Disability or death (and if and to the extent permitted by the Code (including Section 409A thereof)) the Optionee (or, the Optionee’s Beneficiary) shall have a Put Option at any time after Optionee’s Date of Termination, but prior to an IPO.
(d)	The Company may assign its rights under this Section 5 to any of their subsidiaries or to the Investors.
(e)	The provisions of this Section 5 supersede Section 6 of the Stockholders Agreement with respect to the Options granted hereunder and the related Shares.
6. Share Restrictions, etc. Except as expressly provided herein, the Optionee’s rights hereunder and with respect to Shares received upon exercise are subject to the restrictions and other provisions contained in the Stockholders Agreement.
7. Distributions, Redemptions, etc. On the occurrence of an Adjustment Event, the per-Share exercise price of this Option, whether vested or unvested, shall be reduced by an amount equal to the per-Share amount paid in connection with the Adjustment Event; provided, however, that any such reduction shall be limited to that portion of such amount which would not cause the per-Share exercise price of the Option to be reduced below 25% of the fair market value, as of the date the Option was granted, of the Shares. In the case of a redemption or repurchase of the Shares, the number of Shares that are subject to the Option will be automatically reduced by an amount proportionate to the percentage reduction in outstanding shares of the affected class resulting from the redemption or repurchase. Notwithstanding the foregoing, adjustments under this Section shall be made in accordance with the requirements of Section 409A of the Code, where applicable, so as not to cause the Option to be considered “deferred compensation” under Section 409A.
8. Forfeiture. Upon exercise, payment or delivery pursuant to this Option, Optionee shall certify on a form acceptable to the Committee that Optionee is in compliance with the Restrictive Covenants and all other agreements between Optionee and the Company or any of its Affiliates. If the Company determines that Optionee is not in compliance with one or more of the Restrictive Covenants or with the provisions of any agreement between Optionee and the Company or any of its Affiliates, and such non-compliance has not been authorized in advance in a specific written waiver from the Company, the Committee may cancel any unexercised portion. The Company shall also have the following (and only the following) additional remedies:
(a)	During the six months after any exercise, payment or delivery of Shares pursuant to this Option, such exercise, payment or delivery may be rescinded at the Company’s option if Optionee fails to comply in any material respect with the terms of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or if Optionee breaches any duty to the Company or any of its Affiliates. The Company shall notify Optionee in writing of any such rescission within one year after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, Optionee shall remit or deliver to the Company (i) the amount of any gain realized upon the sale of any Shares acquired upon the exercise of this Option, (ii) any consideration received upon the exchange of any Shares acquired upon the exercise of this Option (or the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued of the time of the exchange) and (iii) the number of Shares received in connection with the rescinded exercise.
(b)	The Company shall have the right to offset, against any Shares and any cash amounts due to Optionee under or by reason of Optionee’s holding this Option, any amounts to which the Company is entitled as a result of Optionee’s violation of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or Optionee’s breach of any duty to the Company or any of its Affiliates. Accordingly, Optionee acknowledges that (i) the Company may delay exercise of this Option or withhold delivery of Shares, (ii) the Company may place the proceeds of any sale or other disposition of Shares in an escrow account of the Company’s choosing pending resolution of any dispute with the Company or any of its Affiliates, and (iii) the Company has no liability for any attendant market risk caused by any such delay, withholding, or escrow.
Optionee acknowledges and agrees that the calculation of damages from a breach of any of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or of any duty to the Company or any of its Affiliates would be difficult to calculate accurately and that the right to offset or other remedy provided for herein is reasonable and not a penalty. Optionee further agrees not to challenge the reasonableness of such provisions even where the Company rescinds, delays, withholds or escrows Shares or proceeds or uses those Shares or proceeds as a setoff.

9. Legends, etc. Shares issued upon exercise shall bear such legends as may be required or provided for under the terms of the Stockholders Agreement.
10. Transfer of Option. This Option may only be transferred by the laws of descent and distribution, to a legal representative in the event of the Optionee’s incapacity, or to a Family Member with the consent of the Compensation Committee of the Board, such consent not to be unreasonably withheld.
11. Withholding. The exercise of the Option will give rise to “wages” subject to withholding. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Optionee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. The Optionee also authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Optionee and the Company may so withhold as provided in Section 4(a) above.
12. Effect on Employment. Neither the grant of this Option, nor the issuance of Shares upon exercise of this Option, shall give the Optionee any right to be retained in the employ of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.
13. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
[SIGNATURE PAGE FOLLOWS]

By acceptance of this Option, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement and the Registration Rights Agreement, , in each case treating the undersigned as a “Manager” as defined therein.
Executed as of the Date of Grant.

SunGard Capital Corp.	SUNGARD CAPITAL CORP.

By:
Optionee
I acknowledge that I have received a copy of this Agreement and certain related information, and that I have read and understood these documents. I accept and agree to all of the provisions of this Agreement.

Optionee

Schedule A
Vesting Schedule
(1) With respect to each of the 2009 and 2010 calendar years, the Option shall be earned to the extent that the Base Case for each such calendar year is achieved during such period as follows, and the portion of the Option that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph (2) below:
(a) If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Base Case for that year, the Option will not be earned for any Shares at the end of that year;
(b) If Actual Internal EBITA for such calendar year is between 95% and 100% of the Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be determined by interpolation at the linear rate of 1/78.32 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share);
(c) If Actual Internal EBITA for such calendar year is above 100% but not greater than 106.25% of the Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be the sum of (i) the number of Options calculated in accordance with paragraph (b) above and (ii) the number of Options determined by interpolation at the linear rate of 1/249.51 of the Shares per one percentage point of Actual Internal EBITA in excess of 100% (rounded to the nearest .0001 of a Share);
(d) If Actual Internal EBITA for such calendar year is greater than 106.25% of the Base Case for that year, the Option shall not be earned for any further Shares than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below), at which point the Option shall be earned as follows:
(i) if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be the sum of (x) the number of Options calculated in accordance with paragraph (c) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share) between 100% and 106.25% of the Original Base Case; and
(ii) if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, the Option shall be earned for 1/5 of the Shares (rounded to the nearest .0001 of a Share) at the end of that year;
provided that, only through December 31, 2010, any Shares that do not vest at the end of 2009 may vest at the end of 2010 based on the cumulative Actual Internal EBITA as a percent of the cumulative Original Base Case. For example, if Actual Internal EBITA in 2009 is 100% of the Original Base Case, then approximately 8.89% of the Shares vest on December 31, 2009 (1/56.25 x 5 Actual Internal EBITA percentage points), and if cumulative Actual Internal EBITA for 2009 and 2010 is 105% of the cumulative Original Base Case, then approximately 26.67% of the Shares vest on December 31, 2010 ([1/56.25 x 10 Internal EBITA percentage points x 2 years] — 8.89%).
(2) With respect to each of the 2009 and 2010 calendar years, the Option shall vest and be exercisable with respect to 25% of the total number of Shares earned under paragraph (1) above at the end of the applicable calendar year (“Initial Vesting Date”); and the remaining 75% of the total number of Shares earned for the calendar year shall vest and be exercisable in equal monthly installments over the 36 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date. All vesting shall be conditioned on continued service with the Company through the applicable vesting date.

(3) With respect to each of the 2011, 2012 and 2013 calendar years, the Option shall be exercisable to the extent that the Base Case is achieved during such period as follows:
(a) if Actual Internal EBITA for such calendar year is less than or equal to 95% of the Base Case for that year, the Option will not become exercisable for any Shares at the end of that year;
(b) if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Base Case for that year, the Option shall become exercisable for 1/5 of the Shares (rounded to the nearest .0001 of a Share) at the end of that year; and
(c) if Actual Internal EBITA for such calendar year is between 95% and 106.25% of the Base Case for that year, the number of Shares that vest and become exercisable at the end of that year will be determined by interpolation at the linear rate of 1/56.25 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share).
For vesting in years after 2010, cumulative vesting will not be available.
For purposes of this Vesting Schedule:
“Performance Period” means the five-year period beginning on January 1, 2009.
“Actual Internal EBITA” means the Company’s actual earnings before interest, taxes and amortization for a year, determined based on the Company’s audited financials. Actual Internal EBITA shall not be reduced by costs of the acquisition of the Company by the Investors or the Company’s proposed spin-off of its availability services business or related items, management and transaction fees payable to the Investors or their affiliates, extraordinary items (as determined by the Compensation Committee in consultation with the CEO) or non-cash equity incentive expenses. Actual Internal EBITA shall be calculated without giving effect to purchase accounting and shall be adjusted in good faith by the Compensation Committee in consultation with the CEO to reflect the consequences of acquisitions and dispositions. Unless otherwise determined by the Board or Compensation Committee and agreed to by the CEO, the adjustment for acquisitions and dispositions shall be based on a cost of funds used for acquisitions and released by dispositions at a rate of 11%, compounded at the rate of 7.5% per annum, provided that transactions with a purchase price in excess of $50 million may merit an alternative adjustment, in which case the rate will be as mutually agreed by the CEO and the Board or Compensation Committee. Actual Internal EBITA targets shall be appropriately adjusted by the Compensation Committee in consultation with the CEO in case of changes in GAAP promulgated by FASB or the SEC or changes in depreciation methodology.
“Base Case” means the Actual Internal EBITA targets for the Company during each calendar year in the Performance Period, as set forth below:

Base Case	2009	2010	2011	2012	2013
Actual Internal EBITA	The Company’s final	The Company’s final
(in millions)	2009 consolidated	2010 consolidated
	budgeted EBITA, as	budgeted EBITA, as
	approved by the	approved by the
	Board or	Board or
	Compensation	Compensation
	Committee and as	Committee and as
	appears in the	appears in the
	Company’s operating	Company’s operating
	budget for 2009	budget for 2010
“Original Base Case” means the Actual Internal EBITA targets for the Company as originally determined in August 2005 by the Board for each of the 2009 and 2010 calendar years as set forth below:

Original Base Case	2009	2010
Actual Internal EBITA (in millions)

Tier II Executive Officer Form

Name:
Number of Shares:
Price per Share:
Date of Grant:
SunGard Capital Corp.
Management Non-Qualified Performance-Based Class A Option Agreement
THIS AWARD AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS OPTION
ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND
REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE
STOCKHOLDERS AGREEMENT AMONG SUNGARD CAPITAL CORP., SUNGARD
CAPITAL CORP. II, SUNGARD HOLDING CORP., SOLAR CAPITAL CORP. AND
CERTAIN STOCKHOLDERS OF SUNGARD CAPITAL CORP. AND SUNGARD
CAPITAL CORP. II, DATED AS OF AUGUST 10, 2005 (AS IN EFFECT FROM TIME
TO TIME, THE “STOCKHOLDERS AGREEMENT”)
SUNGARD CAPITAL CORP. STRONGLY ENCOURAGES YOU TO SEEK THE
ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO
YOUR AWARD AND ITS TAX CONSEQUENCES.
This agreement (the “Agreement”) evidences a stock option granted by SunGard Capital Corp., a Delaware corporation (the “Company”), to the undersigned (the “Optionee”), pursuant to, and subject to the terms of, the SunGard 2005 Management Incentive Plan (as amended from time to time, the “Plan”) which is incorporated herein by reference and of which the Optionee hereby acknowledges receipt.
1. Grant of Option. The Company grants to the Optionee, as of the above Date of Grant, an option (the “Option”) to purchase, in whole or in part, on the terms provided herein and in the Plan, that total number of Class A Common shares as set forth in Schedule A (the “Shares”) at the above Price per Share. The Option will vest and become exercisable in accordance with Section 3 below.
The Option evidenced by this Agreement is intended to be a non-qualified option and is granted to the Optionee in an Employment capacity as an employee.
2. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as in the Plan. The terms “Change of Control,” “Disability” and “Fair Market Value” shall have the same meaning as set forth in the Stockholders Agreement without regard to any subsequent amendment thereof. The term “Performance Period” is defined in Schedule A. The following terms shall have the following meanings:

(a)	“Adjustment Event” means (i) a cash distribution with respect to Shares paid to all or substantially all holders of Shares, other than cash dividends in respect of Shares declared by the Board as part of a regular dividend payment practice or stated cash dividend policy of the Company following an IPO, or (ii) a substantially pro rata redemption or substantially pro rata repurchase (in each case by the Company or any of its subsidiaries) of the Shares;
(b)	“Business” means any one of the following business segments: Financial Systems, Availability Services, Higher Education Systems and Public Sector Systems;
(c)	“CEO” means the Chief Executive Officer of the Company;
(d)	“Date of Termination” means the date that the termination of Optionee’s Employment with Employer is effective on account of Optionee’s death, Optionee’s Disability, termination by Employer for Cause or without Cause, or by Optionee, as the case may be;
(e)	“Employer” means the Company or, as the case may be, its Affiliate with whom the Optionee has entered into an Employment relationship;
(f)	“Family Member” means, with respect to Optionee, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee’s household (other than a tenant or employee), a trust in which one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which one or more of these persons (or Optionee) control the management of assets, or any other entity in which one or more of these persons (or Optionee) own more than fifty percent of the voting interests;
(g)	“Investors” means investment funds advised by Silver Lake Partners, Bain Capital, The Blackstone Group, Goldman, Sachs & Co., Kohlberg Kravis Roberts, Providence Equity Partners and Texas Pacific Group that own capital stock of the Company;
(h)	“Restrictive Covenant” means any of the restrictive covenants set forth in Exhibit A, which is incorporated herein by reference;
(i)	“Retirement” means termination of employment by Optionee after age 62;
(j)	“Sale of a Business” means the sale, exchange or other disposition or transfer of all or substantially all of the business or assets of one of the Businesses to a purchaser that is unrelated to the Company or any of the Investors, provided that a Sale of a Business shall not also constitute a Change of Control;
(k)	“Sold Business” means a Business that is being sold in a Sale of a Business; and

(l)	“Vest on a Pro Rata Basis” means that the vesting of Optionee’s Option shall continue through the end of the Year of Termination (but not thereafter), provided that only a portion of the Option that otherwise would have vested at the end of such year shall vest, such portion being determined by multiplying (i) the number of Shares subject to the Option that otherwise would have vested at the end of such year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which Optionee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Shares);
Notwithstanding the foregoing, with respect to a termination of Employment described in Section 3(a) during the 2009 or 2010 calendar year, “Vest on a Pro Rata Basis” means that the Option shall continue to be earned through the end of the Year of Termination (but not thereafter), provided that only a portion of the Option that otherwise would have been earned at the end of such year shall be earned as of the end of the calendar year, such portion being determined by multiplying (i) the number of Shares subject to the Option that otherwise would have been earned at the end of such calendar year based upon attainment of pre-determined performance goals, by (ii) (A) the number of days in which Optionee was employed by Employer during the Year of Termination divided by (B) 365 (rounded to the nearest whole number of Shares); the portion of the Option that is earned for the Year of Termination as described in this paragraph shall vest as of the last day of the Year of Termination pursuant to Section 3(a);
(m)	“Vest on a Return-on-Equity Basis” means that Optionee’s Option shall be subject to accelerated vesting at the time of a Change of Control as follows:
(i)	If the Change of Control occurs on or before December 31, 2013 and results in the Investors receiving an amount constituting at least 300% of the Investors’ initial equity investment in Company and any subsequent equity investments, Shares shall vest as follows: (A) if the Investor internal rate of return (“IRR”) as of the Change of Control date is 16% or higher, all remaining Shares shall become fully vested and exercisable on the one-year anniversary of the Change of Control; (B) if the Investor IRR as of the Change of Control date is between 14% and 16%, the number of Shares determined by interpolation (e.g., 50% acceleration at 15% IRR) shall become fully vested and exercisable on the one-year anniversary of the Change of Control; and (C) if the Investor IRR as of the Change of Control date is less than 14%, there will be no acceleration of vesting. Vesting on the one-year anniversary of the Change of Control is contingent on continued employment through the one-year anniversary date, except as otherwise provided in Section 3(a).
(ii)	If a Change of Control occurs and the requirements of subsection (i) are not met, there will be no acceleration of vesting.

(iii)	In determining the amount that has been received by the Investors, the gross value of all cash (including prior distributions the Investors or their Affiliates have received with respect to the Shares) and/or securities (with the fair value of such securities to be determined by the Board, which shall be entitled to take into account any restrictions on transferability, liquidity or saleability of such securities) received by the Investors shall be taken into account, minus the amount of commissions, fees and expenses payable by the Investors to the investment bankers and professional advisors in connection with the Change of Control. Management and transaction fees specified in the Management Agreement shall be excluded, provided that any increases in such fees from the fees in effect as of the date of the Optionee’s Employment Agreement must be customary (on a percentage of equity basis or in the case of transaction fees as a percentage of transaction size) compared to fees charged by private equity sponsors to their portfolio companies. In evaluating the amount of the transaction consideration, the Board may take into consideration amounts paid into escrow and contingent payments in connection with any transaction.
(n)	“Year of Termination” means the fiscal year for the applicable Performance Period during which Optionee’s Date of Termination occurs.
As used herein with respect to the Option, the Option shall be earned based on performance and shall vest based on Section 3 below, and the term “vest” means to become exercisable in whole or in specified part.
3. Vesting of Option. The Option shall vest in accordance with Schedule A; provided, however, that:
(a)	if the Optionee’s Employment terminates as a result of (i) termination of the Optionee by Employer without Cause, (ii) the Optionee’s Disability or death, or (iii) with respect to Shares earned for a calendar year after 2010, the Optionee’s Retirement, then (A) the Option for the year of termination shall Vest on a Pro Rata Basis, (B) any unvested portion of the Option that was earned for the 2009 or 2010 calendar year shall become fully vested as of the Date of Termination, and (C) if a Change in Control has occurred, any amount that is scheduled to vest on the one-year anniversary of the Change in Control pursuant to Section 2(m)(i) above shall become fully vested as of the Date of Termination;
(b)	with respect to the portion of the Option that is earned for the 2009 or 2010 calendar year, if the Optionee’s Employment terminates as a result of the Optionee’s resignation or Retirement, then the Option shall be deemed to have stopped vesting as of the Date of Termination of such Optionee, and no portion of the Option shall be earned for the calendar year in which the Date of Termination occurs;
(c)	with respect to the portion of the Option that is earned for calendar years after 2010, if the Optionee’s Employment terminates as a result of the Optionee’s resignation, then the Option shall be deemed to have stopped vesting as of the beginning of the year containing the Date of Termination of such Optionee;

(d)	if the Optionee’s Employment terminates as a result of termination by Employer for Cause, then the Option will be immediately forfeited by the Optionee and terminate as of the Date of Termination; and
(e)	upon a Change of Control through December 31, 2013, the Option shall Vest on a Return-on-Equity Basis; provided that, upon such a Change of Control following which Stock continues to be held by any of the Principal Investors, if the Change of Control would not result in full acceleration of vesting pursuant to this Section 3(e) without giving effect to this proviso, the Administrator shall, as it considers appropriate in its sole discretion, either (i) cause the Option to Vest on a Return-on-Equity Basis treating the Fair Market Value of any retained Stock as an amount received by the Investors in connection with the Change of Control, or (ii) permit the Option to Vest on a Return-on-Equity Basis in connection with any disposition by the Principal Investors of a material portion of their remaining Stock through December 31, 2013;
(f)	notwithstanding the foregoing, in the event of a Change of Control after the 2009 or 2010 calendar year, any portion of the Option that was earned with respect to the 2009 or 2010 calendar year based on Schedule A and that has not yet vested shall vest in full upon the Change of Control.
4. Exercise of Option.
(a)	In General. The latest date on which this Option may be exercised is ten years from the Date of Grant (the “Final Exercise Date”). Each election to exercise this Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or by his or her executor, administrator, or permitted transferee (subject to any restrictions provided under the Plan and the Stockholders Agreement), made pursuant to and in accordance with the terms and conditions set forth in the Plan and received by the Company at its principal offices, accompanied by payment in full as provided in the Plan. The purchase price may be paid by delivery of cash or check acceptable to the Administrator or, in case of an exercise on the Final Exercise Date, or after a Sale of a Business where the Optionee is employed by a Sold Business and is not offered employment with a Retained Business on substantially similar terms and conditions or a termination of Employment without Cause or as a result of the Optionee’s Disability or death, if and to the extent permitted by the Code (including Section 409A thereof) and if such exercise would not adversely affect the Company’s results of operations under Generally Accepted Accounting Principles, by means of withholding of Shares subject to the Option with an aggregate Fair Market Value equal to (i) the aggregate exercise price and (ii) if commercially reasonable for the Company to so permit (taking into account its cash position in light of any contractual or legal restrictions) minimum statutory withholding taxes with respect to such exercise, or by such other method provided under the Plan and explicitly approved by the Administrator. In the event that this

Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise this Option.
(b)	Time To Exercise. The Option must be exercised no later than the Final Exercise Date, and if not exercised by such date, will thereupon terminate. The Option must also be exercised by the termination of the Optionee’s Employment and, if not exercised by such date, will thereupon terminate, provided that, upon termination of the Optionee’s Employment (i) by Employer without Cause, (ii) by resignation by the Optionee, or (iii) as a result of a Disability or death, the Option will remain exercisable until the earlier of the 90th day after the Date of Termination (or the one-year anniversary thereof, in the case of a termination resulting from Disability or death) or the Final Exercise Date, and will thereupon terminate, provided further that the Administrator shall extend the period to exercise the portion of the Option that vests after termination of Employment (but not beyond the Final Exercise Date) to the extent necessary to determine the Actual Internal EBITA (as defined in Schedule A) for the year containing the Date of Termination (or for the preceding year, as applicable).
5. Certain Calls and Puts. The Options granted hereunder and the related Shares are subject to the call and put rights contained in Section 6 of the Stockholders Agreement, except that such put rights shall be granted only if and to the extent permitted by the Code (including Section 409A thereof); provided, however, that the call rights contained in Section 6 of the Stockholders Agreement shall not apply in the event of a termination resulting from Disability or death.
6. Share Restrictions, etc. Except as expressly provided herein, the Optionee’s rights hereunder and with respect to Shares received upon exercise are subject to the restrictions and other provisions contained in the Stockholders Agreement.
7. Distributions, Redemptions, etc. On the occurrence of an Adjustment Event, the per-Share exercise price of this Option, whether vested or unvested, shall be reduced by an amount equal to the per-Share amount paid in connection with the Adjustment Event; provided, however, that any such reduction shall be limited to that portion of such amount which would not cause the per-Share exercise price of the Option to be reduced below 25% of the fair market value, as of the date the Option was granted, of the Shares. In the case of a redemption or repurchase of the Shares, the number of Shares that are subject to the Option will be automatically reduced by an amount proportionate to the percentage reduction in outstanding shares of the affected class resulting from the redemption or repurchase. Notwithstanding the foregoing, adjustments under this Section shall be made in accordance with the requirements of Section 409A of the Code, where applicable, so as not to cause the Option to be considered “deferred compensation” under Section 409A.
8. Forfeiture. Upon exercise, payment or delivery pursuant to this Option, Optionee shall certify on a form acceptable to the Committee that Optionee is in compliance with the Restrictive Covenants and all other agreements between Optionee and the Company or any of its Affiliates. If the Company determines that Optionee is not in compliance with one or more of the Restrictive Covenants or with the provisions of any agreement between Optionee and the Company or any of its Affiliates, and such non-compliance has not been authorized in advance in a specific written waiver from the Company, the Committee may cancel any unexercised portion. The Company shall also have the following (and only the following) additional remedies:
(a)	During the six months after any exercise, payment or delivery of Shares pursuant to this Option, such exercise, payment or delivery may be rescinded at the Company’s option if Optionee fails to comply in any material respect with the terms of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or if Optionee breaches any duty to the Company or any of its Affiliates. The Company shall notify Optionee in writing of any such rescission within one year after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, Optionee shall remit or deliver to the Company (i) the amount of any gain realized upon the sale of any Shares acquired upon the exercise of this Option, (ii) any consideration received upon the exchange of any Shares acquired upon the exercise of this Option (or the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued of the time of the exchange) and (iii) the number of Shares received in connection with the rescinded exercise.
(b)	The Company shall have the right to offset, against any Shares and any cash amounts due to Optionee under or by reason of Optionee’s holding this Option, any amounts to which the Company is entitled as a result of Optionee’s violation of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or Optionee’s breach of any duty to the Company or any of its Affiliates. Accordingly, Optionee acknowledges that (i) the Company may delay exercise of this Option or withhold delivery of Shares, (ii) the Company may place the proceeds of any sale or other disposition of Shares in an escrow account of the Company’s choosing pending resolution of any dispute with the Company or any of its Affiliates, and (iii) the Company has no liability for any attendant market risk caused by any such delay, withholding, or escrow.
Optionee acknowledges and agrees that the calculation of damages from a breach of any of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or of any duty to the Company or any of its Affiliates would be difficult to calculate accurately and that the right to offset or other remedy provided for herein is reasonable and not a penalty. Optionee further agrees not to challenge the reasonableness of such provisions even where the Company rescinds, delays, withholds or escrows Shares or proceeds or uses those Shares or proceeds as a setoff.
9. Legends, etc. Shares issued upon exercise shall bear such legends as may be required or provided for under the terms of the Stockholders Agreement.
10. Transfer of Option. This Option may only be transferred by the laws of descent and distribution, to a legal representative in the event of the Optionee’s incapacity, or to a Family Member with the consent of the Compensation Committee of the Board, such consent not to be unreasonably withheld.

11. Withholding. The exercise of the Option will give rise to “wages” subject to withholding. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Optionee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. The Optionee also authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Optionee and the Company may so withhold as provided in Section 4(a) above.
12. Effect on Employment. Neither the grant of this Option, nor the issuance of Shares upon exercise of this Option, shall give the Optionee any right to be retained in the employ of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.
13. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
[SIGNATURE PAGE FOLLOWS]

By acceptance of this Option, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement as a “Manager” as defined therein.
Executed as of the Date of Grant.

SunGard Capital Corp.	SUNGARD CAPITAL CORP.

By:
Optionee
I acknowledge that I have received a copy of this Agreement and certain related information, and that I have read and understood these documents. I accept and agree to all of the provisions of this Agreement.

Optionee

Schedule A
Vesting Schedule
(1) With respect to each of the 2009 and 2010 calendar years, the Option shall be earned to the extent that the Base Case for each such calendar year is achieved during such period as follows, and the portion of the Option that is earned for such calendar year shall vest in accordance with the vesting schedule set forth in paragraph (2) below:
(a) If Actual Internal EBITA for such calendar year is less than or equal to 95% of the Base Case for that year, the Option will not be earned for any Shares at the end of that year;
(b) If Actual Internal EBITA for such calendar year is between 95% and 100% of the Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be determined by interpolation at the linear rate of 1/78.32 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share);
(c) If Actual Internal EBITA for such calendar year is above 100% but not greater than 106.25% of the Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be the sum of (i) the number of Options calculated in accordance with paragraph (b) above and (ii) the number of Options determined by interpolation at the linear rate of 1/249.51 of the Shares per one percentage point of Actual Internal EBITA in excess of 100% (rounded to the nearest .0001 of a Share);
(d) If Actual Internal EBITA for such calendar year is greater than 106.25% of the Base Case for that year, the Option shall not be earned for any further Shares than provided above until Actual Internal EBITA for such calendar year is equal to or greater than 100% of the Original Base Case (as defined below), at which point the Option shall be earned as follows:
(i) if Actual Internal EBITA for such calendar year is between 100% and 106.25% of the Original Base Case for that year, the number of Shares underlying the Option that will be earned for the calendar year will be the sum of (x) the number of Options calculated in accordance with paragraph (c) above and (y) an amount determined by interpolation at the linear rate of 1/56.25 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share) between 100% and 106.25% of the Original Base Case; and
(ii) if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Original Base Case for that year, the Option shall be earned for 1/5 of the Shares (rounded to the nearest .0001 of a Share) at the end of that year;
provided that, only through December 31, 2010, any Shares that do not vest at the end of 2009 may vest at the end of 2010 based on the cumulative Actual Internal EBITA as a percent of the cumulative Original Base Case. For example, if Actual Internal EBITA in 2009 is 100% of the Original Base Case, then approximately 8.89% of the Shares vest on December 31, 2009 (1/56.25 x 5 Actual Internal EBITA percentage points), and if cumulative Actual Internal EBITA for 2009 and 2010 is 105% of the cumulative Original Base Case, then approximately 26.67% of the Shares vest on December 31, 2010 ([1/56.25 x 10 Internal EBITA percentage points x 2 years] — 8.89%).
(2) With respect to each of the 2009 and 2010 calendar years, the Option shall vest and be exercisable with respect to 25% of the total number of Shares earned under paragraph (1) above at the end of the applicable calendar year (“Initial Vesting Date”); and the remaining 75% of the total number of Shares earned for the calendar year shall vest and be exercisable in equal monthly installments over the 36 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date. All vesting shall be conditioned on continued service with the Company through the applicable vesting date.

(3) With respect to each of the 2011, 2012 and 2013 calendar years, the Option shall be exercisable to the extent that the Base Case is achieved during such period as follows:
(a) if Actual Internal EBITA for such calendar year is less than or equal to 95% of the Base Case for that year, the Option will not become exercisable for any Shares at the end of that year;
(b) if Actual Internal EBITA for such calendar year is equal to or greater than 106.25% of the Base Case for that year, the Option shall become exercisable for 1/5 of the Shares (rounded to the nearest .0001 of a Share) at the end of that year; and
(c) if Actual Internal EBITA for such calendar year is between 95% and 106.25% of the Base Case for that year, the number of Shares that vest and become exercisable at the end of that year will be determined by interpolation at the linear rate of 1/56.25 of the Shares per one percentage point of Actual Internal EBITA (rounded to the nearest .0001 of a Share).
For vesting in years after 2010, cumulative vesting will not be available.
For purposes of this Vesting Schedule:
“Performance Period” means the five-year period beginning on January 1, 2009.
“Actual Internal EBITA” means the Company’s actual earnings before interest, taxes and amortization for a year, determined based on the Company’s audited financials. Actual Internal EBITA shall not be reduced by costs of the acquisition of the Company by the Investors or the Company’s proposed spin-off of its availability services business or related items, management and transaction fees payable to the Investors or their affiliates, extraordinary items (as determined by the Compensation Committee in consultation with the CEO) or non-cash equity incentive expenses. Actual Internal EBITA shall be calculated without giving effect to purchase accounting and shall be adjusted in good faith by the Compensation Committee in consultation with the CEO to reflect the consequences of acquisitions and dispositions. Unless otherwise determined by the Board or Compensation Committee and agreed to by the CEO, the adjustment for acquisitions and dispositions shall be based on a cost of funds used for acquisitions and released by dispositions at a rate of 11%, compounded at the rate of 7.5% per annum, provided that transactions with a purchase price in excess of $50 million may merit an alternative adjustment, in which case the rate will be as mutually agreed by the CEO and the Board or Compensation Committee. Actual Internal EBITA targets shall be appropriately adjusted by the Compensation Committee in consultation with the CEO in case of changes in GAAP promulgated by FASB or the SEC or changes in depreciation methodology.
“Base Case” means the Actual Internal EBITA targets for the Company during each calendar year in the Performance Period, as set forth below:

Base Case	2009	2010	2011	2012	2013
Actual Internal EBITA	The Company’s final	The Company’s final
(in millions)	2009 consolidated	2010 consolidated
	budgeted EBITA, as	budgeted EBITA, as
	approved by the	approved by the
	Board or	Board or
	Compensation	Compensation
	Committee and as	Committee and as
	appears in the	appears in the
	Company’s operating	Company’s operating
	budget for 2009	budget for 2010
“Original Base Case” means the Actual Internal EBITA targets for the Company as originally determined in August 2005 by the Board for each of the 2009 and 2010 calendar years as set forth below:

Original Base Case	2009	2010
Actual Internal EBITA (in millions)

Exhibit A
Restrictive Covenants
1. Optionee will not render services for any organization or engage directly or indirectly in any business which, in the judgment and sole determination of the Chief Executive Officer of the Company or another senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. If Optionee’s employment or other service with the Company has terminated, the judgment of the Chief Executive Officer or other designated officer will be based on Optionee’s position and responsibilities while employed by the Company, Optionee’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company’s customers, suppliers, employees and competitors of Optionee’s assuming the post-employment position and such other considerations as are deemed relevant given the applicable facts and circumstances.
2. Optionee will not disclose to anyone outside the Company, or use other than in the Company’s business, any confidential or proprietary information or material relating to the business of the Company, acquired by Optionee either during or after employment with the Company. Optionee understands that the Company’s proprietary and confidential information includes, by way of example: (a) the identity of customers and prospects, their specific requirements, and the names, addresses and telephone numbers of individual contacts; (b) prices, renewal dates and other detailed terms of customer and supplier contracts and proposals; (c) pricing policies, information about costs, profits and sales, methods of delivering software and services, marketing and sales strategies, and software and service development strategies; (d) source code, object code, specifications, user manuals, technical manuals and other documentation for software products; (e) screen designs, report designs and other designs, concepts and visual expressions for software products; (f) employment and payroll records; (g) forecasts, budgets, acquisition models and other non-public financial information; and (h) expansion plans, business or development plans, management policies, information about possible acquisitions or divestitures, potential new products, markets or market extensions, and other business and acquisition strategies and policies.
3. Optionee will promptly communicate to the Company, in writing, all marketing strategies, product ideas, software designs and concepts, software enhancement and improvement ideas, and other ideas and inventions (collectively, “works and ideas”) pertaining to the Company’s business, whether or not patentable or copyrightable, that are made, written, developed, or conceived by Optionee, alone or with others, at any time (during or after business hours) while Optionee is employed by the Company or during the three months after Optionee’s employment terminates. Optionee understands that all of those works and ideas will be the Company’s exclusive property, and by accepting this Option Optionee assigns and agrees to assign all Optionee’s right, title and interest in those works and ideas to the Company. Optionee will sign all documents which the Company deems necessary to confirm its ownership of those works and ideas, and Optionee will cooperate fully with the Company to allow the Company to take full advantage of those works and ideas, including the securing of patent and/or copyright protection and/or other similar rights in the United States and in foreign countries.
4. Optionee will not solicit or contact at any time, directly or through others, for the purpose or with the effect of competing or interfering with or harming any part of the Company’s business: (a) any customer or acquisition target under contract with the Company at any time during the last two years of Optionee’s employment with the Company; (b) any prospective customer or acquisition target that received or requested a proposal, offer or letter of intent from the Company at any time during the last two years of Optionee’s employment with the Company; (c) any affiliate of any such customer or prospect; (d) any of the individual contacts established by the Company or Optionee or others at the Company during the period of Optionee’s employment with the Company; or (e) any individual who is an employee or independent contractor of the Company at the time of the solicitation or contact or who has been an employee or independent contractor within three months before such solicitation or contact.

EXHIBIT 10.6
Form of 2009 Tier I Senior Management Time-Based Restricted Stock Unit Agreement

Name:
Number of Stock Units:
Date of Grant:
SunGard Capital Corp. and SunGard Capital Corp. II
Senior Management Time-Based Restricted Stock Unit Agreement
THIS AWARD AND ANY SECURITIES ISSUED UPON THE PAYMENT OF THIS
RESTRICTED STOCK UNIT AWARD ARE SUBJECT TO RESTRICTIONS ON VOTING
AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET
FORTH IN THE STOCKHOLDERS AGREEMENT AMONG SUNGARD CAPITAL CORP.,
SUNGARD CAPITAL CORP. II, SUNGARD HOLDING CORP., SOLAR CAPITAL CORP.
AND CERTAIN STOCKHOLDERS OF SUNGARD CAPITAL CORP. AND SUNGARD
CAPITAL CORP. II, DATED AS OF AUGUST 10, 2005 (AS IN EFFECT FROM TIME TO
TIME, THE “STOCKHOLDERS AGREEMENT”).
SUNGARD CAPITAL CORP. AND SUNGARD CAPITAL CORP. II STRONGLY
ENCOURAGE YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL
ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES.
This agreement (the “Agreement”) evidences Restricted Stock Units granted by SunGard Capital Corp., a Delaware corporation (the “Company”), and SunGard Capital Corp. II, a Delaware corporation (“Lowerco” and together with the Company, the “Companies”), to the undersigned (the “Grantee”), pursuant to, and subject to the terms of, the SunGard 2005 Management Incentive Plan (as amended from time to time, the “Plan”) which is incorporated herein by reference and of which the Grantee hereby acknowledges receipt and the Executive Employment Agreement, dated August 11, 2005, between the Grantee and SunGard Data Systems Inc. (the “Employment Agreement”). Any exercise of discretionary authority granted under the Plan shall be subject to the express terms of this Agreement, and the last sentence of Section 3 of the Plan shall not apply to determinations of the Administrator with respect to this Agreement or the provisions of the Plan as applied to this Agreement.
1. Grant of Restricted Stock Units. The Company and Lowerco (as applicable) grant to the Grantee, as of the above Date of Grant, Restricted Stock Units for the number of Stock Units stated above (the “Stock Units”), on the terms provided herein and in the Plan. The Stock Units represent a conditional right to receive Units (as defined below) consisting of Class A Common shares, Class L Common shares and Lowerco Preferred shares (the “Shares”). The Stock Units evidenced by this Agreement are granted to the Grantee in an Employment capacity as an Employee.
2. Stock Unit Account. The Company shall establish and maintain a Stock Unit account (the “Account”) as a bookkeeping account on its records for the Grantee and shall record in the Account the number of Stock Units awarded to the Grantee. No Shares shall be issued to the Grantee at the time the Award is made, and the Grantee shall not be, nor have any of the rights or privileges of, a stockholder of the Companies with respect to any Stock Units recorded in the Account or amounts credited to the Account pursuant to Section 8. The Grantee shall not have any interest in any fund or specific assets of the Companies by reason of this Award or the Account established for the Grantee.
3. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as in the Plan. The following terms shall have the same meaning as set forth in the Grantee’s Employment Agreement: “Board,” “Cause,” “Change of Control,” “Consulting Period,” “Date of Termination,” “Disability,” “Employer,” “Good Reason,” “Investors,” “Retained Business,” “Sale of a Business,” and “Sold Business.” The following terms shall have the following meanings:
(a)	“Adjustment Event” means (i) a cash distribution with respect to Shares paid to all or substantially all holders of Shares, other than cash dividends in respect of Shares declared by the Board as part of a regular dividend payment practice or stated cash dividend policy of the Company following an IPO, or (ii) a substantially pro rata redemption or substantially pro rata repurchase (in each case, as applicable, by the Company, Lowerco or any of their subsidiaries) of all or part of any class of Shares;
(b)	“Beneficiary” means, in the event of Grantee’s death, Grantee’s legal representative, executor, administrator or designated beneficiary, as applicable;
(c)	“Call Option” means an option in favor of Company or Lowerco to purchase for cash at a specified price the Shares received by Grantee (or Grantee’s Beneficiary) upon any payment of Stock Units pursuant to this Agreement;
(d) “Closing” means August 11, 2005;
(e)	“Fair Market Value” means, as of any date, as to any Share, the Board’s good faith determination of the fair market value of such Share as of the applicable reference date, taking into account the most recent annual valuation of the Company. The Company agrees to engage at least annually an independent third party appraiser to perform such valuation, and to update each such valuation on a quarterly basis. Upon the exercise of a Call Option pursuant to Section 6(a) or a Put Option, the Board will provide prompt written notice of its determination of the Fair Market Value of the applicable Shares (the “Board Notice”) to Grantee. Grantee shall have the right to contest the Fair Market Value thereof by notice to the Company within fifteen (15) business days of receipt of the Board Notice. If Grantee does so notify the Company of Grantee’s disagreement with the Fair Market Value set forth in the Board Notice within such time period, then the Company shall retain an independent third party appraiser reasonably acceptable to Grantee and to the Company to determine the fair market value of such Shares, and the determination of such independent appraiser shall govern. For this purpose, the appraiser last used by the Company in the ordinary course of business will be considered an independent appraiser. In the event that the Fair Market Value of the Shares as determined by such independent appraiser exceeds by the lesser of $200,000 or 10% the fair market value determined by the Board, then the Company shall bear the full cost of the appraisal. Otherwise, the Grantee (or the Grantee’s Beneficiary, as applicable) shall bear the full cost of the appraisal;
(f)	“Family Member” means, with respect to Grantee, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which one or more of these persons (or Grantee) control the management of assets, or any other entity in which one or more of these persons (or Grantee) own more than fifty percent of the voting interests;
(g)	“IPO” means the initial closing of a bona fide firm commitment underwritten public offering of equity shares of the Company, registered under the Securities Act of 1933, as amended, that results in such shares being traded on a liquid trading market;
(h)	“Put Option” means the obligation of the Company or Lowerco, upon thirty (30) days notice from Grantee, to use commercially reasonable efforts to repurchase for cash the Shares acquired by Grantee (or Grantee’s Beneficiary) upon payment of Stock Units pursuant to this Agreement at the then Fair Market Value of such Shares; provided, however, that any Shares subject to the Put Option shall have been held by Grantee (or Grantee’s Beneficiary) for at least six months. If Company or Lowerco (as the case may be) is not able to repurchase the Shares subject to the Put Option in cash as a result of any contractual or legal restriction, Company or Lowerco (as the case may be) shall provide Grantee (or Grantee’s Beneficiary) with a promissory note that bears interest at the prime rate as published in The Wall Street Journal on the repurchase date plus 1% and will become payable over the three year period from the date of the note;
(i)	“Registration Rights Agreement” means the Participation, Registration Rights and Coordination Agreement, dated as of August 10, 2005, by and among the Company, Lowerco, SunGard Holding Corp., Solar Capital Corp. and certain stockholders of the Company and Lowerco;
(j)	“Restrictive Covenant” means any of the restrictive covenants set forth in Section 5 of Grantee’s Employment Agreement;
(k)	“Retirement” means retirement within the meaning of Section 2.2(b) of Grantee’s Employment Agreement;
(l)	“Unit” means an undivided interest in 1.3 Class A shares, 0.1444 Class L shares and 0.05 Lowerco Preferred shares, determined at the Date of Grant, as it may be adjusted as provided herein;

As used herein with respect to the Stock Units, the term “vest” means that the restrictions on the right to receive payment pursuant to the Stock Units lapse in whole or in specified part.
4. Vesting of Stock Units. The Stock Units shall be subject to forfeiture until the Stock Units vest. The Stock Units shall vest, in accordance with Schedule A, based on the Grantee’s continued Employment; provided, however, that:
(a)	if the Grantee’s Employment terminates as a result of (i) termination of the Grantee by the Employer without Cause, (ii) resignation by the Grantee, or (iii) the Grantee’s Disability or death, then the Stock Units shall immediately stop vesting;
(b)	if the Grantee’s Employment terminates as a result of termination by the Employer for Cause, then the Stock Units will be immediately forfeited by the Grantee and terminate as of the Date of Termination;
(c)	if the Grantee’s Employment terminates as a result of the Grantee’s Retirement, then the Stock Units shall continue to vest for the duration of the Grantee’s Consulting Period;
(d)	upon a Sale of a Business where the Grantee is employed by the Sold Business and is not offered employment with a Retained Business on substantially similar terms and conditions, the Stock Units shall become fully vested; and
(e)	in the event of a Change of Control, the Stock Units shall become fully vested immediately before the Change of Control.
5. Payment of Stock Units. The Grantee’s vested Stock Units shall be paid in Shares upon the first to occur of (i) a Change of Control that meets the requirements of a “change in control event” under Section 409A of the Code, (ii) the Grantee’s separation from service without Cause, or (iii) the date that is five years after the Date of Grant. If a Change of Control occurs before the Stock Units are fully vested, any Stock Units that subsequently vest shall be paid upon the first to occur of (i) the Grantee’s separation from service without Cause or (ii) the date that is five years after the Date of Grant. Notwithstanding the foregoing, a distribution of Shares under this Agreement upon separation from service shall only be made upon the Grantee’s “separation from service” within the meaning of Section 409A of the Code and a distribution shall be made at a time and in a manner consistent with Section 409A. When the vested Stock Units become payable, the Companies will issue to the Grantee Shares representing the Units underlying the vested Stock Units, subject to satisfaction of the Grantee’s tax withholding obligations as described below, within 30 business days after the payment event.
6. Certain Calls and Puts.
(a)	Call on Resignation Without Good Reason. If the Grantee’s Employment terminates as a result of resignation by the Grantee other than for either Good Reason or Retirement, for the period ending one hundred eighty-one (181) days following the later of Grantee’s Date of Termination or the date on which Shares are paid to Grantee pursuant to this Agreement, each of the Company and Lowerco shall have a Call Option at the then Fair Market Value of such Shares, provided, however, that the Companies’ Call Options pursuant to this Section 6(a) shall cease to apply on the earlier of an IPO or the fifth anniversary of the Closing. For purposes of the preceding sentence, the term resignation does not include the departure of Grantee by reason of the Sale of a Business where Grantee is employed by the Sold Business and is not offered employment with a Retained Business on substantially similar terms and conditions.
(b)	Call on Termination For Cause. If the Grantee’s Employment is terminated by the Employer for Cause, for the period ending one hundred eighty-one (181) days following the later of Grantee’s Date of Termination or the date on which Shares are paid to Grantee pursuant to this Agreement, each of the Company and Lowerco shall have a Call Option at the then Fair Market Value of such Shares, provided, however, that the Companies’ Call Options pursuant to this Section 6(b) shall cease to apply on an IPO.
(c)	Put on Disability or Death. If the Grantee’s Employment terminates as a result of the Grantee’s Disability or death (and if and to the extent permitted by the Code (including Section 409A thereof)) the Grantee (or, the Grantee’s Beneficiary) shall have a Put Option at any time after Grantee’s Date of Termination, but prior to an IPO.
(d)	The Company or Lowerco may assign its rights under this Section 6 to any of their subsidiaries or to the Investors.
(e)	The provisions of this Section 6 supersede Section 6 of the Stockholders Agreement with respect to the Stock Units granted hereunder and the related Shares.
7. Share Restrictions, etc. Except as expressly provided herein, the Grantee’s rights hereunder and with respect to Shares received upon payment in accordance with Section 5 herein are subject to the restrictions and other provisions contained in the Stockholders Agreement.
8. Distributions, Redemptions, etc.
(a)	Upon the occurrence of an Adjustment Event, there shall be credited to the Account an amount equal to the product of (i) the per-Share amount paid with respect to Shares underlying the Stock Unit in connection with the Adjustment Event, multiplied by (ii) the number of Shares of the class of stock affected by the Adjustment Event that are included in each Unit immediately prior to the Adjustment Event, multiplied by (iii) the number of Units underlying the Grantee’s Stock Units pursuant to this Award.
(b)	If any other cash dividend or distribution is paid with respect to Shares underlying the Stock Units, there shall be credited to the Account an amount equal to the product of (i) the per-Share amount paid with respect to Shares underlying the Stock Units, multiplied by (ii) the number of Shares of the applicable class of stock that are included in each Unit, multiplied by (iii) the number of Units underlying the Grantee’s Stock Units pursuant to this Award.

(c)	The amount credited to the Account pursuant to this Section 8 with respect to vested Stock Units is referred to as the “Bonus Value.” The amount credited to the Account pursuant to this Section 8 with respect to unvested Stock Units is referred to as the “Deferred Bonus Value.”
(d)	On the fifth business day after the end of each calendar quarter, the Company shall pay to the Grantee in cash an amount equal to the Bonus Value accrued by the Grantee for such quarter, subject to applicable tax withholding. The Company shall pay to the Grantee the Deferred Bonus Value accrued in connection with any unvested Stock Units on the fifth business day after the date on which such unvested Stock Units vest, subject to applicable tax withholding.
(e)	In the case of a redemption or repurchase of Shares, the number of Shares of the class of stock redeemed or repurchased that are subject to outstanding Stock Units will be automatically reduced by an amount proportionate to the percentage reduction in outstanding Shares of the affected class resulting from the redemption or repurchase. The Grantee shall be entitled to receive any information reasonably requested regarding the composition of a Unit, as adjusted in accordance with this Section 8.
9. Forfeiture. Upon delivery of Shares pursuant to the Stock Units, the Grantee shall certify on a form acceptable to the Committee that the Grantee is in compliance with the Restrictive Covenants and all other agreements between the Grantee and the Company or any of its Affiliates. If the Company determines that the Grantee is not in compliance with one or more of the Restrictive Covenants or with the provisions of any agreement between the Grantee and the Company or any of its Affiliates, and such non-compliance has not been authorized in advance in a specific written waiver from the Company or the applicable party, the Committee may cancel any unpaid Stock Units. The Company shall also have the following (and only the following) additional remedies:
(a)	During the six months after any delivery of Shares pursuant to the Stock Units, such delivery may be rescinded at the Company’s option if the Grantee fails to comply in any material respect with the terms of the Restrictive Covenants or of any other agreement with the Company or any of its affiliates or if the Grantee breaches any duty to the Company or any of its Affiliates. The Company shall notify the Grantee in writing of any such rescission within one year after such delivery. Within ten days after receiving such a notice from the Company, the Grantee shall remit or deliver to the Company (i) the amount of any gain realized upon the sale of any Shares, (ii) any consideration received upon the exchange of any Shares (or to the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued at the time of the exchange), and (iii) the number of Shares received in connection with the rescinded delivery.
(b)	The Company shall have the right to offset, against any Shares and any cash amounts due to the Grantee under or by reason of the Grantee’s holding the Stock Units, any amounts to which the Company is entitled as a result of the Grantee’s violation of the terms of the Restrictive Covenants or of any other agreement with the Company or any of its affiliates or the Grantee’s breach of any duty to the Company or any of its Affiliates; provided, however, that no offset shall accelerate or defer the distribution date of amounts payable under this Agreement in violation of Section 409A of the Code, and any offset in violation of Section 409A shall be null and void. Accordingly, the Grantee acknowledges that (i) the Company may withhold delivery of Shares, (ii) the Company may place the proceeds of any sale or other disposition of Shares in an escrow account of the Company’s choosing pending resolution of any dispute with the Company, and (iii) the Company has no liability for any attendant market risk caused by any such withholding, or escrow, subject, however, to compliance with the requirements of Section 409A of the Code.
The Grantee acknowledges and agrees that the calculation of damages from a breach of any of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or of any duty to the Company or any of its Affiliates would be difficult to calculate accurately and that the right to offset or other remedy provided for herein is reasonable and not a penalty. The Grantee further agrees not to challenge the reasonableness of such provisions even where the Company rescinds, delays, withholds or escrows Shares or proceeds or uses those Shares or proceeds as a setoff.
10. Legends, etc. Shares issued upon the lapse of any restrictions on the Stock Units shall bear such legends as may be required or provided for under the terms of the Stockholders Agreement.
11. Transfer of Stock Units. The Stock Units may only be transferred by the laws of descent and distribution, or to a legal representative in the event of the Grantee’s incapacity.
12. Withholding. The payment of the Shares and other amounts in accordance with this Agreement will give rise to “wages” subject to withholding. The Grantee expressly acknowledges and agrees that the Grantee’s rights hereunder, including the right to be issued Shares in accordance with Section 5 herein and paid cash in accordance with Section 8 hereof, are subject to the Grantee promptly paying to the Companies in cash or by Share withholding as described below (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. The Grantee also authorizes the Companies and their subsidiaries to withhold such amount from any amounts otherwise owed to the Grantee. Unless the Grantee elects otherwise in a time and manner specified by the Company, any tax withholding obligation with respect to the payment of Shares shall be satisfied by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state, and local tax liabilities.
13. Grant Subject to Plan Provisions. This Award is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The Award and payment of the Stock Units are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Administrator in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the shares issued under the Plan, (ii) changes in capitalization and (iii) other requirements of applicable law. The

Administrator shall have the authority to interpret and construe the Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
14. Effect on Employment. Neither the grant of the Stock Units, nor the issuance of Shares or other payments in accordance with this Agreement, shall give the Grantee any right to be retained in the employ of the Company, Lowerco or any of their Affiliates, affect the right of the Company, Lowerco or any of their Affiliates to discharge or discipline the Grantee at any time, or affect any right of the Grantee to terminate his or her Employment at any time.
15. Delay in Payments for Specified Employees. Notwithstanding anything in this Agreement to the contrary, if the Grantee is a “specified employee” of a publicly traded corporation under Section 409A of the Code at the time of separation from service and if payment of any amount under this Agreement is required to be delayed for a period of six months after the separation from service pursuant to Section 409A of the Code, payment of such amount shall be delayed as required by Section 409A of the Code, and the accumulated postponed amount shall be paid in a lump sum payment within 10 days after the end of the six-month period. If the Grantee dies during the postponement period prior to the payment of postponed amount, the accumulated postponed amount shall be paid to the personal representative of the Grantee’s estate within 60 days after the date of the Grantee’s death.
16. Section 409A. It is intended that the Stock Units awarded hereunder shall comply with the requirements of Section 409A of the Code (and any regulations and guidelines issued thereunder), and this Agreement shall be interpreted on a basis consistent with such intent. Each payment under this Agreement is considered a separate payment for purposes of Section 409A of the Code. As provided under Section 409A, if calculation of the amount of a payment is not administratively practicable due to events beyond the control of the Grantee, the payment will be treated as made upon the date specified hereunder if the payment is made during the first calendar year in which calculation of the amount of the payment is administratively practicable. This Agreement may be amended without the consent of the Grantee in any respect deemed by the Committee to be necessary in order to preserve compliance with Section 409A of the Code.
17. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
[SIGNATURE PAGE FOLLOWS]

By acceptance of the Stock Units, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement and the Registration Rights Agreement, in each case treating the undersigned as a “Manager” as defined therein.
Executed as of the Date of Grant.

SunGard Capital Corp. and	SUNGARD CAPITAL CORP.
SunGard Capital Corp. II	SUNGARD CAPITAL CORP. II

By:
Grantee
I acknowledge that I have received a copy of this Agreement and certain related information, and that I have read and understood these documents. I accept and agree to all of the provisions of this Agreement.

Grantee

Schedule A
Vesting Schedule
10% of the Stock Units shall vest on the first anniversary of the Date of Grant (“Initial Vesting Date”); and
The remaining 90% of the Stock Units shall vest in equal monthly installments over the 48 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date.

EXHIBIT 10.7
Form of 2009 Tier I Senior Management Time-Based Class A Stock Option Agreement

Name:
Number of Shares:
Price per Share:
Date of Grant:

SunGard Capital Corp.

Senior Management Non-Qualified Time-Based
Class A Option Agreement

THIS AWARD AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS OPTION
ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND
REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE
STOCKHOLDERS AGREEMENT AMONG SUNGARD CAPITAL CORP., SUNGARD
CAPITAL CORP. II, SUNGARD HOLDING CORP., SOLAR CAPITAL CORP. AND
CERTAIN STOCKHOLDERS OF SUNGARD CAPITAL CORP. AND SUNGARD
CAPITAL CORP. II, DATED AS OF AUGUST 10, 2005 (AS IN EFFECT FROM TIME
TO TIME, THE “STOCKHOLDERS AGREEMENT”).

SUNGARD CAPITAL CORP. STRONGLY ENCOURAGES YOU TO SEEK THE
ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO
YOUR AWARD AND ITS TAX CONSEQUENCES.

This agreement (the “Agreement”) evidences a stock option granted by SunGard Capital Corp., a Delaware corporation (the “Company”), to the undersigned (the “Optionee”), pursuant to, and subject to the terms of, the SunGard 2005 Management Incentive Plan (as amended from time to time, the “Plan”) which is incorporated herein by reference and of which the Optionee hereby acknowledges receipt and the Executive Employment Agreement, dated August 11, 2005, between the Optionee and SunGard Data Systems Inc. (the “Employment Agreement”). Any exercise of discretionary authority granted under the Plan shall be subject to the express terms of this Agreement, and the last sentence of Section 3 of the Plan shall not apply to determinations of the Administrator with respect to this Agreement or the provisions of the Plan as applied to this Agreement.

1. Grant of Option. The Company grants to the Optionee, as of the above Date of Grant, an option (the “Option”) to purchase, in whole or in part, on the terms provided herein and in the Plan, that total number of Class A Common shares as set forth in Schedule A (the “Shares”) at the above Price per Share. The Option will vest and become exercisable in accordance with Section 3 below.

The Option evidenced by this Agreement is intended to be a non-qualified option and is granted to the Optionee in an Employment capacity as an employee.

2. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used in this Agreement shall have the same meaning as in the Plan. The following terms shall have the same meaning as set forth in the Optionee’s Employment Agreement: “Board,” “Cause,” “Change of Control,” “Consulting Period,” “Date of Termination,” “Disability,” “Employer,” “Good Reason,” “Investors,” “Retained Business,” “Sale of a Business,” and “Sold Business.” The following terms shall have the following meanings:

(a)	“Adjustment Event” means (i) a cash distribution with respect to Shares paid to all or substantially all holders of Shares, other than cash dividends in respect of Shares declared by the Board as part of a regular dividend payment practice or stated cash dividend policy of the Company following an IPO, or (ii) a substantially pro rata redemption or substantially pro rata repurchase (in each case by the Company or any of its subsidiaries) of the Shares;

(b)	“Beneficiary” means, in the event of Optionee’s death, Optionee’s legal representative, executor, administrator or designated beneficiary, as applicable;

(c)	“Call Option” means an option in favor of Company to purchase for cash at a specified price the Shares received by Optionee (or Optionee’s Beneficiary) upon any exercise of the Option with respect to one or more Shares;

(d)	“Closing” means August 11, 2005;

(e)	“Extended Exercise Period” means the period ending on the later of (i) the 90th day following (as applicable) the Optionee’s Date of Termination or the Sale of a Business where the Optionee is employed by the Sold Business and is not offered employment with a Retained Business on substantially similar terms and conditions (or the one year anniversary of the Optionee’s Date of Termination in the case of a termination resulting from Disability or death) and (ii) the earlier of (A) a Change of Control or (B) the 30th day after an IPO (or, if Optionee is subject to an IPO lock-up, the 30th day after the expiration of the lock-up); provided that in all cases the Extended Exercise Period shall end no later than the Final Exercise Date;

(f)	“Fair Market Value” means, as of any date, as to any Share, the Board’s good faith determination of the fair market value of such Share as of the applicable reference date, taking into account the most recent annual valuation of the Company. The Company agrees to engage, no later than December 31, 2006, and at least annually thereafter, an independent third party appraiser to perform such valuation, and to update each such valuation on a quarterly basis. Upon the exercise of a Call Option pursuant to Section 5(a) or a Put Option, the Board will provide prompt written notice of its determination of the Fair Market Value of the applicable Shares (the “Board Notice”) to Optionee. Optionee shall have the right to contest the Fair Market Value thereof by notice to the Company within fifteen (15) business days of receipt of the Board Notice. If Optionee does so notify the Company of Optionee’s disagreement with the Fair Market Value set forth in the Board Notice within such time period, then the Company shall retain an independent third party appraiser reasonably acceptable to Optionee and to the Company to determine the fair market value of such Shares, and the determination of such independent appraiser shall govern. For this purpose, the appraiser last used by the Company in the ordinary course of business will be considered an independent appraiser. In the event that the Fair Market Value of the Shares as determined by such independent appraiser exceeds by the lesser of $200,000 or 10% the fair market value determined by the Board, then the Company shall bear the full cost of the appraisal. Otherwise, the Optionee (or the Optionee’s Beneficiary, as applicable) shall bear the full cost of the appraisal;

(g)	“Family Member” means, with respect to Optionee, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee’s household (other than a tenant or employee), a trust in which one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which one or more of these persons (or Optionee) control the management of assets, or any other entity in which one or more of these persons (or Optionee) own more than fifty percent of the voting interests;

(h)	“IPO” means the initial closing of a bona fide firm commitment underwritten public offering of equity shares of the Company, registered under the Securities Act of 1933, as amended, that results in such shares being traded on a liquid trading market;

(i)	“Put Option” means the obligation of the Company, upon thirty (30) days notice from Optionee, to use commercially reasonable efforts to repurchase for cash the Shares acquired by Optionee (or Optionee’s Beneficiary) upon exercise of the Option with respect to one or more Shares at the then Fair Market Value of such Shares; provided, however, that any Shares subject to the Put Option shall have been held by Optionee (or Optionee’s Beneficiary) for at least six months. If Company (as the case may be) is not able to repurchase the Shares subject to the Put Option in cash as a result of any contractual or legal restriction, Company shall provide Optionee (or Optionee’s Beneficiary) with a promissory note that bears interest at the prime rate as published in The Wall Street Journal on the repurchase date plus 1% and will become payable over the three year period from the date of the note;

(j)	“Registration Rights Agreement” means the Participation, Registration Rights and Coordination Agreement, dated as of August 10, 2005, by and among the Company, SunGard Capital Corp. II, SunGard Holding Corp., Solar Capital Corp. and certain stockholders of the Company;

(k)	“Restrictive Covenant” means any of the restrictive covenants set forth in Section 5 of Optionee’s Employment Agreement; and

(l)	“Retirement” means retirement within the meaning of Section 2.2(b) of Optionee’s Employment Agreement.

As used herein with respect to the Option, the term “vest” means to become exercisable in whole or in specified part.

3. Vesting of Option. The Option shall vest in accordance with Schedule A; provided, however, that:

(a)	if the Optionee’s Employment terminates as a result of (i) termination of the Optionee by the Employer without Cause, (ii) resignation by the Optionee, or (iii) the Optionee’s Disability or death, then the Option shall immediately stop vesting;

(b)	if the Optionee’s Employment terminates as a result of termination by the Employer for Cause, then the Option will be immediately forfeited by the Optionee and terminate as of the Date of Termination;

(c)	if the Optionee’s Employment terminates as a result of the Optionee’s Retirement, then the Option shall continue to vest for the duration of the Optionee’s Consulting Period;

(d)	upon a Sale of a Business where the Optionee is employed by the Sold Business and is not offered employment with a Retained Business on substantially similar terms and conditions, the Option shall become fully vested; and

(e)	in the event of a Change of Control, the Option shall become fully vested and exercisable immediately before the Change of Control.

4. Exercise of Option.

(a)	In General. The latest date on which this Option may be exercised is ten years from the Date of Grant (the “Final Exercise Date”). Each election to exercise this Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or by his or her executor, administrator, or permitted transferee (subject to any restrictions provided under the Plan and the Stockholders Agreement), made pursuant to and in accordance with the terms and conditions set forth in the Plan and received by the Company at its principal offices, accompanied by payment in full as provided in the Plan. The purchase price may be paid by delivery of cash or check acceptable to the Administrator or, in case of an exercise on the Final Exercise Date or upon a Change of Control that terminates an Extended Exercise Period, after termination of Employment as a result of resignation by the Optionee other than for either Good Reason or Retirement and prior to the fifth anniversary of the Closing or as a result of the Optionee’s Disability or death, if and to the extent permitted by the Code (including Section 409A thereof) and if such exercise would not adversely affect any of the Companies’ results of operations under Generally Accepted Accounting Principles, by means of withholding of Shares subject to the Option with an aggregate Fair Market Value equal to (i) the aggregate exercise price and

(ii) if commercially reasonable for the Company to so permit (taking into account its cash position in light of any contractual or legal restrictions) minimum statutory withholding taxes with respect to such exercise, or by such other method provided under the Plan and explicitly approved by the Administrator. In the event that this Option is exercised by a person other than the Optionee, the Companies will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise this Option.

(b)	Time To Exercise. The Option must be exercised no later than the Final Exercise Date, and if not exercised by such date, will thereupon terminate. The Option must also be exercised by the termination of the Optionee’s Employment, and if not exercised by such date, will thereupon terminate, except as provided below:

(i)	upon termination of the Optionee’s Employment (i) by the Employer without Cause, (ii) by resignation by the Optionee for Good Reason, or (iii) as a result of a Disability or death, or upon the Sale of a Business where the Optionee is employed by the Sold Business and is not offered employment with a Retained Business on substantially similar terms and conditions, the Option will remain exercisable through the Extended Exercise Period, and will thereupon terminate;

(ii)	if the Optionee’s Employment terminates as a result of resignation by the Optionee other than for Good Reason and such Employment terminates (i) prior to the fifth anniversary of the Closing, then the Option will remain exercisable until the earlier of (a) the 90th day after the Date of Termination or (b) the Final Exercise Date, and will thereupon terminate, or (ii) on or after the fifth anniversary of the Closing, then the Option will remain exercisable through the Extended Exercise Period, and will thereupon terminate;

(iii)	if, the Optionee’s Employment terminates as a result of the Optionee’s Retirement, then the Option will remain exercisable through the Extended Exercise Period, and will thereupon terminate;

provided further that the Administrator shall extend the period to exercise the portion of the Option that vests after termination of Employment (but not beyond the Final Exercise Date) to the extent necessary to determine the Actual Internal EBITA (as defined in Schedule A) for the year containing the Date of Termination (or for the preceding year, as applicable).

5. Certain Calls and Puts.

(a)	Call on Resignation Without Good Reason. If the Optionee’s Employment terminates as a result of resignation by the Optionee other than for either Good Reason or Retirement, for the period ending one hundred eighty-one (181) days following the later of Optionee’s Date of Termination or the date on which this Option is exercised, the Company shall have a Call Option at the then Fair Market

Value of such Shares, provided, however, that the Companies’ Call Options pursuant to this Section 5(a) shall cease to apply on the earlier of an IPO or the fifth anniversary of the Closing. For purposes of the preceding sentence, the term resignation does not include the departure of Optionee by reason of the Sale of a Business where Optionee is employed by the Sold Business and is not offered employment with a Retained Business on substantially similar terms and conditions.

(b)	Call on Termination For Cause. If the Optionee’s Employment is terminated by the Employer for Cause, for the period ending one hundred eighty-one (181) days following the later of Optionee’s Date of Termination or the date on which this Option is exercised, the Company shall have a Call Option at the lower of (i) the exercise price paid by Optionee for such Shares (less any distributions received with respect to such Shares under the SunGard Capital Corp. and SunGard Capital Corp. II Dividend Rights Plan or with respect to such Shares after the exercise of this Option), or (ii) the then Fair Market Value of such Shares, provided, however, that the Companies’ Call Options pursuant to this Section 5(b) shall cease to apply on an IPO.

(c)	Put on Disability or Death. If the Optionee’s Employment terminates as a result of the Optionee’s Disability or death (and if and to the extent permitted by the Code (including Section 409A thereof)) the Optionee (or, the Optionee’s Beneficiary) shall have a Put Option at any time after Optionee’s Date of Termination, but prior to an IPO.

(d)	The Company may assign its rights under this Section 5 to any of their subsidiaries or to the Investors.

(e)	The provisions of this Section 5 supersede Section 6 of the Stockholders Agreement with respect to the Options granted hereunder and the related Shares.

6. Share Restrictions, etc. Except as expressly provided herein, the Optionee’s rights hereunder and with respect to Shares received upon exercise are subject to the restrictions and other provisions contained in the Stockholders Agreement.

7. Distributions, Redemptions, etc. On the occurrence of an Adjustment Event, the per-Share exercise price of this Option, whether vested or unvested, shall be reduced by an amount equal to the per-Share amount paid in connection with the Adjustment Event; provided, however, that any such reduction shall be limited to that portion of such amount which would not cause the per-Share exercise price of the Option to be reduced below 25% of the fair market value, as of the date the Option was granted, of the Shares. In the case of a redemption or repurchase of the Shares, the number of Shares that are subject to the Option will be automatically reduced by an amount proportionate to the percentage reduction in outstanding shares of the affected class resulting from the redemption or repurchase. Notwithstanding the foregoing, adjustments under this Section shall be made in accordance with the requirements of Section 409A of the Code, where applicable, so as not to cause the Option to be considered “deferred compensation” under Section 409A.

8. Forfeiture. Upon exercise, payment or delivery pursuant to this Option, Optionee shall certify on a form acceptable to the Committee that Optionee is in compliance with the Restrictive Covenants and all other agreements between Optionee and the Company or any of its Affiliates. If the Company determines that Optionee is not in compliance with one or more of the Restrictive Covenants or with the provisions of any agreement between Optionee and the Company or any of its Affiliates, and such non-compliance has not been authorized in advance in a specific written waiver from the Company, the Committee may cancel any unexercised portion. The Company shall also have the following (and only the following) additional remedies:

(a)	During the six months after any exercise, payment or delivery of Shares pursuant to this Option, such exercise, payment or delivery may be rescinded at the Company’s option if Optionee fails to comply in any material respect with the terms of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or if Optionee breaches any duty to the Company or any of its Affiliates. The Company shall notify Optionee in writing of any such rescission within one year after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, Optionee shall remit or deliver to the Company (i) the amount of any gain realized upon the sale of any Shares acquired upon the exercise of this Option, (ii) any consideration received upon the exchange of any Shares acquired upon the exercise of this Option (or the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued of the time of the exchange) and (iii) the number of Shares received in connection with the rescinded exercise.

(b)	The Company shall have the right to offset, against any Shares and any cash amounts due to Optionee under or by reason of Optionee’s holding this Option, any amounts to which the Company is entitled as a result of Optionee’s violation of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or Optionee’s breach of any duty to the Company or any of its Affiliates. Accordingly, Optionee acknowledges that (i) the Company may delay exercise of this Option or withhold delivery of Shares, (ii) the Company may place the proceeds of any sale or other disposition of Shares in an escrow account of the Company’s choosing pending resolution of any dispute with the Company or any of its Affiliates, and (iii) the Company has no liability for any attendant market risk caused by any such delay, withholding, or escrow.

Optionee acknowledges and agrees that the calculation of damages from a breach of any of the Restrictive Covenants or of any other agreement with the Company or any of its Affiliates or of any duty to the Company or any of its Affiliates would be difficult to calculate accurately and that the right to offset or other remedy provided for herein is reasonable and not a penalty. Optionee further agrees not to challenge the reasonableness of such provisions even where the Company rescinds, delays, withholds or escrows Shares or proceeds or uses those Shares or proceeds as a setoff.

9. Legends, etc. Shares issued upon exercise shall bear such legends as may be required or provided for under the terms of the Stockholders Agreement.

10. Transfer of Option. This Option may only be transferred by the laws of descent and distribution, to a legal representative in the event of the Optionee’s incapacity, or to a Family Member with the consent of the Compensation Committee of the Board, such consent not to be unreasonably withheld.

11. Withholding. The exercise of the Option will give rise to “wages” subject to withholding. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Optionee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. The Optionee also authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Optionee and the Company may so withhold as provided in Section 4(a) above.

12. Effect on Employment. Neither the grant of this Option, nor the issuance of Shares upon exercise of this Option, shall give the Optionee any right to be retained in the employ of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.

13. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

By acceptance of this Option, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Stockholders Agreement and the Registration Rights Agreement, , in each case treating the undersigned as a “Manager” as defined therein.

Executed as of the Date of Grant.

SunGard Capital Corp.

SUNGARD CAPITAL CORP.

By:

Optionee

I acknowledge that I have received a copy of this Agreement and certain related information, and that I have read and understood these documents. I accept and agree to all of the provisions of this Agreement.

Optionee

Schedule A
Vesting Schedule

Option for 25% of the total number of Shares is exercisable on the first anniversary of the Date of Grant (“Initial Vesting Date”); and

Option for the remaining 75% of the total number of Shares is exercisable in equal monthly installments over the 48 months following the Initial Vesting Date starting with the first monthly anniversary of the Initial Vesting Date.

Exhibit 12.1
SunGard Capital Corp.
SunGard Capital Corp. II
SunGard Data Systems Inc.
Computation of Ratio of Earnings to Fixed Charges (Unaudited)
($ in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2009	2008	2009

Fixed charges
Interest expense	$134	$151	$406	$433
Amortization of debt issuance costs and debt discount	9	11	27	31
Portion of rental expense representative of interest	19	20	56	60

Total fixed charges	$162	$182	$489	$524

Earnings
Income (loss) before income taxes	$(26)	$(43)	$(64)	$(93)

Fixed charges per above	162	182	489	524

Total earnings	$136	$139	$425	$431

Ratio of earnings to fixed charges	*	*	*	*

*	Earnings for the three months ended September 30, 2008 and 2009 and for the nine months ended September 30, 2008 and 2009 were inadequate to cover fixed charges by $26 million, $43 million, $64 million and $93 million, respectively.

Exhibit 31.1
Certification of Cristóbal Conde
Required by Rule 13a-14(a) or Rule 15d-14(a) and
Section 302 of the Sarbanes-Oxley Act of 2002
I, Cristóbal Conde, certify that:
1. I have reviewed this quarterly report on Form 10-Q of SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. (collectively, “registrant”);
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) for the registrant and have:
a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 5, 2009

/s/ Cristóbal Conde Cristóbal Conde
President and Chief Executive Officer
SunGard Capital Corp., SunGard Capital Corp. II
& SunGard Data Systems Inc.

Exhibit 31.2
Certification of Michael J. Ruane
Required by Rule 13a-14(a) or Rule 15d-14(a) and
Section 302 of the Sarbanes-Oxley Act of 2002
I, Michael J. Ruane, certify that:
1. I have reviewed this quarterly report on Form 10-Q of SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. (collectively, “registrant”);
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) for the registrant and have:
a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 5, 2009

/s/ Michael J. Ruane Michael J. Ruane
Chief Financial Officer
SunGard Capital Corp., SunGard CapitalCorp. II
& SunGard Data Systems Inc.

Exhibit 32.1
Certification of Cristóbal Conde
Required by Rule 13a-14(b) or Rule 15d-14(b) and
Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.(S) 1350, as adopted), I, Cristóbal Conde, Chief Executive Officer of SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. (collectively, the “Company”), hereby certify that to my knowledge:
1. The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2009 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 5, 2009

/s/ Cristóbal Conde Cristóbal Conde
Chief Executive Officer
A signed original of this written statement required by Section 906 has been provided to SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. and will be retained by SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.2
Certification of Michael J. Ruane
Required by Rule 13a-14(b) or Rule 15d-14(b) and
Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.(S) 1350, as adopted), I, Michael J. Ruane, Chief Financial Officer of SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. (collectively, the “Company”), hereby certify that to my knowledge:
1. The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2009 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 5, 2009

/s/ Michael J. Ruane Michael J. Ruane
Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. and will be retained by SunGard Capital Corp., SunGard Capital Corp. II and SunGard Data Systems Inc. and furnished to the Securities and Exchange Commission or its staff upon request.